UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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CBRE Group, Inc.
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CBRE

2023

Proxy Statement and Notice of Annual Meeting

May 17, 2023

Cover Photo: Henrietta House, CBRE’s new Advisory Services office in London, was opened in late 2021.

Design and Architecture: MoreySmith

Photography: MoreySmith, photography in house

2100 McKinney Avenue, Suite 1250 Dallas, Texas 75201 (214) 979-6100

April 4, 2023

Dear Fellow Stockholder:

2022 was a year of divergent performance for the commercial real estate sector. The year started with bright promise as CBRE logged a record first-half performance, but transaction activity slowed significantly in the second half of the year as long-term interest rates more than doubled and credit availability contracted dramatically.

Nevertheless, several annual performance metrics touched new highs with revenue rising 11% to $30.8 billion and core earnings per share up 7% to $5.69. We benefited from solid growth in the more cyclically resilient and secularly favored parts of our business. We have done much to bolster our position in these areas and they now account for about 45% of our annual business segment operating profit. These include such business lines as facilities management, project management, loan servicing, property management and others.

Since Covid-19 first emerged on the scene three years ago, we’ve confronted a macro environment that has swung sharply between downturn and recovery. Our shareholders’ support has been critical to helping us navigate this volatile market backdrop. Through it all, we’ve focused on balancing near-term financial performance with long-term strategic investments and the return of capital to shareholders. During 2022, we invested approximately $2.1 billion in share repurchases, infill M&A and other strategic investments. Due to CBRE’s strong free cash flow, we were able to make these investments while still ending the year with virtually no net leverage.

Environmental sustainability is an area where we look forward to making further strides. As the world’s largest manager of commercial property, we believe we have an outsized opportunity to help combat climate change while assisting our clients in meeting their decarbonization and other sustainability commitments. We are also working hard to expand opportunities for businesses owned by women, minorities and other disadvantaged groups to furnish goods and services to CBRE and our clients. Our more than $1.5 billion of spending with diverse suppliers in 2022 puts us on course to reach our $3 billion goal by the end of 2025. Beyond CBRE’s walls, we are partnering with several community organizations to improve education and career development opportunities for young people of color and from underrepresented communities. This will help us build a rich pipeline of future talent and increase the ranks of next-generation diverse leaders.

We look forward to engaging with you at our annual Stockholder Meeting on Wednesday, May 17, 2023 at 11:00 a.m. (Central Time). You can attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CBRE2023. Regardless of whether you attend, please take advantage of this opportunity to vote your shares.*

Robert E. Sulentic

President and Chief Executive Officer

*Please see page 1 of this Proxy Statement for the many options available to vote your shares and other details on how you can participate in our Annual Meeting.

Notice of 2023 Annual

Meeting of Stockholders

Date: Wednesday, May 17, 2023 Time: 11:00 a.m. (Central Time) Virtual Meeting Website: www.virtualshareholdermeeting.com/CBRE2023 Record Date: March 20, 2023

Your Vote Matters — How to Vote:

Online Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.

Phone Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.

Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Via Webcast During the Annual Meeting

Visit www.virtualshareholdermeeting.com/CBRE2023. You will need the 16-digit number included in your proxy card, voter instruction form or notice. Online access begins at 10:45 a.m. (Central Time).

Agenda:

1.	Elect the 11 Board-nominated directors named in the Proxy Statement;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.	Conduct an advisory vote on named executive officer compensation for the fiscal year ended December 31, 2022;

4.	Conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation;

5.	If properly presented, consider a stockholder proposal regarding executive stock ownership retention; and

6.	Transact any other business properly introduced at the Annual Meeting.

Your vote is important, and you are encouraged to vote promptly whether or not you plan to virtually attend the 2023 Annual Meeting of Stockholders.

We hope that you can attend the Annual Meeting. Regardless of whether you will attend via our live webcast, please complete and return your proxy so that your shares can be voted at the Annual Meeting in accordance with your instructions.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be held on Wednesday, May 17, 2023: Our Proxy Statement and 2022 Annual Report are available free of charge on our website or www.proxyvote.com.

We believe that this allows us to provide you with the information that you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

April 4, 2023

By Order of the Board of Directors

Laurence H. Midler

Executive Vice President, General Counsel, Chief Risk Officer and Secretary

This Proxy Statement and accompanying proxy card are first being made available on or about April 4, 2023. References in this Proxy Statement to “CBRE,” “the company,” “we,” “us” or “our” refer to CBRE Group, Inc. and include all of its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise. References to “the Board” refer to our Board of Directors. A copy of our Annual Report for the fiscal year ended December 31, 2022, including financial statements, is being sent simultaneously with this Proxy Statement to each stockholder who requested paper copies of these materials and will also be available at www.proxyvote.com.

CBRE 2023 PROXY STATEMENT	PROXY SUMMARY	1

Proxy Summary

To help you review the proposals to be voted upon at our 2023 Annual Meeting, we have summarized important information in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. This summary does not contain all of the information that you should consider, and you should carefully read the entire Proxy Statement and Annual Report on Form 10-K before voting.

Voting Stockholders of record as of March 20, 2023 may cast their votes in any of the following ways:

Online Visit www.proxyvote.com. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Phone Call 1-800-690-6903 or the number on your voter instruction form. You will need the 16-digit number included in your proxy card, voter instruction form or notice.	Mail Send your completed and signed proxy card or voter instruction form to the address on your proxy card or voter instruction form.

Via Webcast During the Annual Meeting

Visit www.virtualshareholdermeeting.com/CBRE2023. You will need the 16-digit number included in your proxy card, voter instruction form or notice. Online access begins at 10:45 a.m. (Central Time).

Voting Matters and Board Recommendation

Proposals	Board recommendation	Page reference

1. Elect Directors	FOR each nominee	23

2. Ratify the Appointment of Independent Registered Public Accounting Firm for 2023	FOR	37

3. Advisory Vote to Approve Named Executive Officer Compensation for 2022	FOR	40

4. Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	1 YEAR	41

5. If Properly Presented, Consider a Stockholder Proposal Regarding Executive Stock Ownership Retention	AGAINST	88

CBRE 2023 PROXY STATEMENT	PROXY SUMMARY	2

Our Corporate Strategy

We aspire to be a world-class company by consistently delivering outcomes for clients and other stakeholders that they cannot get elsewhere. Fundamental to realizing this aspiration is having globally leading lines of business supported by a superior platform. We are focused on enabling our aspiration by:

1.	2.

Creating products that are demonstrably superior to those of our competitors and delivering them to internal and external customers

Focusing on our strategic priorities:

•  Build on lines of business organically and through targeted capital investments

•  Execute focused strategic bets beyond our core activities that provide opportunities for rapid growth and differentiation

•  Establish our platform* as a growth accelerator

•  Improve operational efficiency by developing deeper insights and managing costs prudently

* CBRE platform consists of strategy, data, technology, research, people, sustainability, procurement, marketing, communications, corporate development, corporate responsibility, legal, compliance & risk, finance and other disciplines.

Environmental and Social Responsibility

In 2022, we continued to make strides on our environmental, social and governance (ESG) initiatives. As the world’s largest commercial property manager, we believe we are well-positioned to lead our industry in providing market-based climate change solutions that significantly reduce greenhouse gas (GHG) emissions. We developed our Net Zero Roadmap for Corporate Operations to help us achieve our interim science-based targets to reduce our GHG emissions by 2035 and reach our net zero by 2040 goal. Key initiatives include a goal of working toward purchasing 100% renewable energy for our offices and electrifying our vehicle and equipment fleet.

Driving progress on diversity, equity and inclusion at CBRE and in the broader commercial real estate industry is a company-wide priority. In 2022, we spent more than $1.5 billion with diverse suppliers as we work toward our pledge to spend $3 billion with diverse suppliers by the end of 2025. We also partner with organizations through time, talent and funding to expand commercial real estate career opportunities for individuals underrepresented in our industry.

We are committed to providing transparent, meaningful sustainability information to stakeholders and publish information on Sustainability Accounting Standards Board (SASB, now integrated into International Sustainability Standards Board (ISSB)) and Task Force on Climate-related Financial Disclosures (TCFD) in our Corporate Responsibility Report (CR Report). In addition, our CR Report was prepared in accordance with the Global Reporting Initiative (GRI) Standards and we have participated in the United Nations Global Compact (UNGC) and supported its Ten Principles since 2007.

To learn more about our ESG efforts, please view our Corporate Responsibility Report at www.cbre.com/responsibility. The information contained on or available through this website is not a part of, or incorporated by reference into, this Proxy Statement.

CBRE 2023 PROXY STATEMENT	PROXY SUMMARY	3

Awards & Recognition

In 2022 and early 2023, we were recognized with the following awards and accolades:

MOST ADMIRED REAL ESTATE COMPANY Fortune Magazine, four of past five years, including 2023	MOST RECOGNIZED COMMERCIAL REAL ESTATE BRAND Lipsey Company Survey, 22nd consecutive year, including 2023	WORLD’S MOST ETHICAL COMPANY Ethisphere Institute, 10th consecutive year, including 2023

INCLUDED IN THE DOW JONES SUSTAINABILITY WORLD INDEX Only commercial real estate provider for four consecutive years	LISTED IN THE BLOOMBERG GENDER EQUALITY INDEX For four consecutive years, including 2023	4TH MOST SUSTAINABLE U.S. COMPANY Barron’s, making top 100 list for six consecutive years, including 2023

Corporate Governance Highlights

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability, and helps build public trust in our company. Our governance practices include:

•	Robust director selection process resulting in a diverse Board in terms of gender, race, ethnicity, experience, skills and tenure

•	Independent Board Chair

•	10 out of 11 of our director nominees are independent

•	7 out of 11 of our director nominees are diverse in terms of gender, race or ethnicity

•	Annual election of directors

•	Majority voting standard for uncontested elections

•	Maximum of one Board-nominated management director
•	12-year director term limit

•	Board diversity policy to actively seek out women and underrepresented candidates

•	No “over-boarding” by our directors on other public-company boards

•	Proxy access rights for director nominations

•	Stockholder rights to call a special meeting

•	Annual Board, committee and individual director evaluations and self-assessments

•	Regular executive sessions, where independent directors meet without management present
•	Active Board oversight of strategy, risk management and environmental, social and governance matters

•	Stock ownership requirements for directors and executive officers

•	Policy restricting trading, and prohibiting hedging and short-selling, of CBRE stock

•	Compensation clawback policy for executive officers

•	Ongoing stockholder outreach and engagement

CBRE 2023 PROXY STATEMENT	PROXY SUMMARY	4

Our Board Nominees

Our Board nominees exhibit a mix of skills, experience, diversity and perspectives:

Name	Age	Director Since	Principal Occupation	Independent	Committees	Other Public Company Boards

Brandon B. Boze Board Chair	42	2012	Partner and President of ValueAct Capital	●	– Executive (Chair)	0

Beth F. Cobert	64	2017	Acting President of the Markle Foundation	●	– Compensation (Chair)	0

Reginald H. Gilyard	59	2018	Senior Advisor to The Boston Consulting Group	●	– Compensation – Corporate Governance and Nominating	3

Shira D. Goodman	62	2019	Advisory Director of Charlesbank Capital Partners	●	– Audit (Chair)	1

E.M. Blake Hutcheson	61	2022	President and Chief Executive Officer of OMERS	●	– Audit – Compensation	1

Christopher T. Jenny	67	2016	Chair and Chief Executive Officer of Jennus Innovation	●	– Corporate Governance and Nominating (Chair)	0

Gerardo I. Lopez	63	2015	Former Executive-in-Residence at Softbank Investment Advisers	●	– Compensation – Corporate Governance and Nominating – Executive	2

Susan Meaney	63	2022	Senior Advisor to KSL Capital Partners	●	– Audit – Corporate Governance and Nominating	1

Oscar Munoz	64	2020	Special Advisor to United Airlines Holdings	●	– Audit – Corporate Governance and Nominating	2

Robert E. Sulentic	66	2012	President and Chief Executive Officer of CBRE		– Executive	0

Sanjiv Yajnik	66	2017	President of Capital One Financial Services	●	– Audit – Compensation	0

Female Directors	Racially and Ethnically Diverse Directors	Board Committees Chaired by Women	Independent Directors

27%	36%	50%	91%

CBRE 2023 PROXY STATEMENT	PROXY SUMMARY	5

2022 Business Highlights

Revenue	Net Revenue (1)	GAAP Net Income

$30.8B	$18.8B	$1.4B

+11%	+10%	-23%

Core EBITDA (1)	GAAP EPS	Core EPS (1)

$2.9B	$4.29	$5.69

+2%	-21%	+7%

1-Year Total Stockholder Return (2) (as of 12/31/2022)	3-Year Total Stockholder Return (2) (as of 12/31/2022)	5-Year Total Stockholder Return (2) (as of 12/31/2022)

-29%	26%	78%

vs. -18% for S&P 500 (-11% underperformance)	vs. 25% for S&P 500 (+1% outperformance)	vs. 57% for S&P 500 (+21% outperformance)

(1)

These are non-GAAP financial measures. For definitions and more information, see Annex A of this Proxy Statement. Our Board and management use these non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.

(2)	Inclusive of dividends, assuming reinvestment.

Company Performance and Financial Highlights

2022 was a challenging year for the commercial real estate sector. The year started with strong momentum and we achieved our highest-ever trailing-twelve-month revenue, earnings and free cash flow through the second quarter of 2022. Commercial real estate transaction activity, particularly capital markets activity, slowed significantly in the second half of the year as long-term interest rates more than doubled and credit availability contracted dramatically. Despite these macroeconomic pressures, we were able to achieve core earnings per share growth of 7% for full year 2022. This outcome was driven by several of the more cyclically resilient elements of our business, like outsourcing and property management, and others that are secularly favored such as project management, which continued to grow in the second half of 2022.

Our 2022 financial performance was further supported by disciplined asset allocation. During the year we invested approximately $2.1 billion in share repurchases (repurchasing approximately 22.9 million shares), infill M&A and other strategic investments. Due to our strong free cash flow, we were able to make these investments while still ending the year with virtually no net leverage.

Our share price fell from an all-time high at the outset of 2022, emulating the downward trend in global equity markets amid concerns about rising interest rates and constrained liquidity. Our share price performance, however, did significantly outperform our peer group during 2022, reflecting our financial strength and competitive position within the industry. Despite the decline in 2022, our share price has outperformed the S&P 500 and our peer group over the last 5 years by 34% and 59%, respectively.

CBRE 2023 PROXY STATEMENT	PROXY SUMMARY	6

Comparison of 5-Year Cumulative Total Return(1) among CBRE Group, Inc., the S&P 500 Index(2) and Peer Group(3)

(1)	$100 invested on December 31, 2017 in stock or index-including reinvestment of dividends, fiscal year ending December 31.
(2)	Copyright© 2022 Standard & Poor’s, a division of S&P Global. All rights reserved.
(3)	Peer group contains companies with the following ticker symbols: JLL, CIGI, CWK, ISS, MMI, NMRK, SVS.L (London) and WD.

Executive Compensation Highlights

Our Pay-for-Performance Compensation Philosophy

Our executive compensation program is designed to:

•	Align pay and performance;

•	Reinforce our corporate strategy;

•	Attract and retain accomplished and high-performing executives; and

•	Motivate those executives to consistently achieve short- and long-term goals to further our corporate strategy.

To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to drive growth in our business and in our share price in the short- and long-term, with a relatively modest portion of compensation paid in fixed base salary.

2022 Total Target Direct Compensation Mix

The total 2022 target direct compensation mix (which excludes the 2022 CEO Strategic Equity Award) for our Chief Executive Officer (“CEO”) is shown here:

CEO Target Compensation Mix

CBRE 2023 PROXY STATEMENT	PROXY SUMMARY	7

2022 Performance and NEO Compensation

In 2022, we achieved solid financial performance, despite the more than doubling of long-term interest rates, sharp equity market decline and the credit crunch that constrained investment activity for most of the second half. The tougher operating environment led to reduced cash bonuses for nearly all of our named executive officers. Compared with annual cash bonus targets, 2022 cash bonuses awarded to our named executive officers averaged 98% of target, and ranged from 92.4% to 106.2%. One bonus was paid at more than 100% of target, reflecting the resilience of Global Workplace Solutions business.

2021 Core EPS Awards, which were based on our two-year cumulative Core EPS performance during 2021 and 2022, were earned at 200% of target, due to the company’s strong performance in 2021, when revenue, net revenue, earnings and free cash flow all reached all-time highs.

In February 2022, after taking into consideration the company’s performance over multiple years and Mr. Sulentic’s significant contributions during his tenure as CEO, the Compensation Committee increased Mr. Sulentic’s total target annual compensation for 2022 to $18,500,000, comprised of a $1,250,000 base salary, $2,500,000 target performance award and $14,750,000 in a target equity award. In March 2023, as part of the annual target compensation review, the Committee determined that Mr. Sulentic’s total target annual compensation for 2023 will remain the same as for 2022, with no further increases to his target compensation.

In addition, the Committee awarded Mr. Sulentic a one-time strategic equity award (“2022 CEO Strategic Equity Award”) with target grant value of $7,500,000 and a five-year cliff vesting period. Including the 2022 CEO Strategic Equity Award, 95% of Mr. Sulentic’s 2022 compensation package is tied to financial and strategic performance measures and/or total stockholder return. The Committee previously offered Mr. Sulentic a significant strategic equity award in 2017, which Mr. Sulentic declined. Notwithstanding the fact that Mr. Sulentic did not participate in the 2017 program, at that time, Mr. Sulentic entered into the same Restrictive Covenants Agreement with the company as our other named executive officers. Concurrent with the 2022 CEO Strategic Equity Award, Mr. Sulentic voluntarily extended the term of his Restrictive Covenant Agreement through December 31, 2026.

As part of the annual target compensation review, the total annual compensation targets for each of our other named executive officers (except Ms. Giamartino) were also increased to align their compensation with market levels. Ms. Giamartino’s target compensation was not increased because her compensation had been adjusted in late 2021 upon her promotion to Chief Financial Officer.

2022 NEO Total Annual Compensation

Set forth below is the 2022 annual compensation for our named executive officers. The table below differs from the total compensation reported in the Summary Compensation Table in that it excludes the strategic equity awards granted to Mr. Sulentic.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Annual Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Robert E. Sulentic President and Chief Executive Officer	2022	1,167,500	—	14,749,919	2,477,350	6,000	18,400,769

Emma E. Giamartino Chief Financial Officer	2022	680,000	—	1,819,920	965,940	6,000	3,471,860

Chandra Dhandapani Chief Executive Officer, Global Workplace Solutions	2022	737,500	—	3,116,344	1,168,623	4,308	5,026,775

John E. Durburg Chief Executive Officer, Advisory Services	2022	756,250	—	4,064,936	1,072,389	6,000	5,899,575

Daniel G. Queenan Chief Executive Officer, Real Estate Investments	2022	756,250	—	4,064,936	1,077,155	6,000	5,904,341

Michael J. Lafitte Former Global Group President, CBRE Client Care and CEO, Trammell Crow Company	2022	765,000	—	4,064,936	1,160,000	6,000	5,995,936

(1)	Annual Stock Awards Column Does not include a Strategic Equity Award granted to Mr. Sulentic in the amount of $7,500,000.

CBRE 2023 PROXY STATEMENT	PROXY SUMMARY	8

Forward-Looking Statements

This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s sustainability and social responsibility targets, strategies and goals. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this Proxy Statement. Any forward-looking statements speak only as of the date of this Proxy Statement and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in the company’s Annual Report for the year ended December 31, 2022, particularly those under the captions “Cautionary Note on Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as in the company’s press releases and other periodic filings with the SEC.

This Proxy Statement contains certain voluntary disclosures regarding our sustainability and social responsibility goals and related matters because we believe these matters are of interest to our investors; however, we do not believe these disclosures are “material” as that concept is defined by or construed in accordance with the securities laws or any other laws of the U.S. or any other jurisdiction, or as that concept is used in the context of financial statements and financial reporting. These disclosures speak only as of the date on which they are made, and we undertake no obligation and expressly disclaim any duty to correct or update such disclosures, whether as a result of new information, future events or otherwise, except as required by applicable law.

CBRE 2023 PROXY STATEMENT	TABLE OF CONTENTS	9

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — GOVERNANCE HIGHLIGHTS	10

Corporate Governance

Our Corporate Governance framework is designed to strengthen the Board of Directors’ oversight of management and to serve the long-term interests of our stockholders, employees and other stakeholders. Governance is a continuous focus for us, starting with our Board and committees of the Board that meet several times throughout the year, and extending to management and our employees. We are committed to maintaining the highest standards of business conduct and corporate governance.

Governance Highlights

Corporate Governance

•	Robust director selection process resulting in a diverse Board in terms of gender, race, ethnicity, experience, skills and tenure

•	11 director nominees, 10 of whom are independent

•	Director Term Limits (12 years)

•	Independent Board Chair

•	Board diversity policy to actively seek out women and underrepresented candidates
•	Active Board oversight of strategy, risk management and environmental, social and governance matters

•	Annual Board, committee and individual director evaluations and self-assessments

•	Maximum of one Board-nominated management director

•	Robust Standards of Business Conduct and governance policies

•	No “over-boarding” by our directors on other public-company boards

Compensation

•	Pay-for-performance compensation program, which includes performance-based equity grants

•	Annual “say on pay” votes, with most recent favorable “say on pay” vote of approximately 94%
•	Stock ownership requirements for directors and executive officers

•	Policy restricting trading, and prohibiting hedging and short-selling, of CBRE stock

•	Compensation clawback policy for executive officers

Stockholder Rights

•	Annual election of all directors

•	Majority voting requirement for directors in uncontested elections

•	Stockholder rights to call special meetings
•	No poison pill takeover defense plans

•	Stockholders may act by written consent

•	Proxy access for director nominations

•	Ongoing stockholder outreach and engagement

Corporate Governance Materials The following materials, along with other Governance documents, are available on our website, https://ir.cbre.com/governance/governance-documents/default.aspx.

•  Standards of Business Conduct

•  Corporate Governance Guidelines

•  Policy Regarding Transactions with Interested Parties
and Corporate Opportunities

•  Whistleblower Policy

•  Equity Award Policy

•  Anti-Corruption Policy

•  Charter, By-laws and Board Committee Charters

These materials are also available in print to any person, without charge, by emailing us at investorrelations@cbre.com or by written request to:

Investor Relations Department

CBRE Group, Inc.

2100 McKinney Avenue, Suite 1250

Dallas, Texas 75201

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — GOVERNANCE HIGHLIGHTS	11

Governance Policies & Practices

Standards of Business Conduct. Our Board has adopted a Standards of Business Conduct applicable to all directors, officers and employees that states our corporate values and ethical standards, including our commitment to respect, integrity, service and excellence. We are firmly committed to conducting business with the highest integrity and in compliance with the letter and spirit of the law. If the Board grants any waivers from the Standards of Business Conduct to any of our directors or executive officers, or if we amend such policies, we will, if required, disclose these matters through the Investor Relations section of our website on a timely basis.

Corporate Governance Guidelines. Our Board has adopted Corporate Governance Guidelines, which provide a framework within which our Board, assisted by its committees, directs our affairs.

Board Diversity Policy. As part of the search process for a new director, the Corporate Governance and Nominating Committee of our Board, or Governance Committee, will actively seek out women and underrepresented candidates to include in the pool from which Board nominees are chosen and will instruct any search firm engaged for the search to provide a set of candidates that includes both underrepresented people of color and different genders.

Director Overboarding Policy. Our directors who are public company executive officers may serve on no more than two public company boards (including the company’s Board). Directors that are not public company executive officers may serve on no more than five public company boards (including the company’s Board), or to the extent such director is the chair or lead independent director of a public company board, then no more than four public company boards (including the company’s Board). Consideration is also given to the nature of and time involved in a director’s service on other boards (including public company leadership roles) and other outside commitments.

Policy Regarding Transactions with Interested Parties and Corporate Opportunities. Our Board has adopted a related-party transactions and corporate opportunities policy that directs our Audit Committee to review and approve, among other things, potential conflicts of interest between us and our directors and executive officers.

Whistleblower Policy. We have a Whistleblower Policy that directs our Audit Committee to investigate complaints (received directly or through management) regarding:

•	deficiencies in or noncompliance with our internal accounting controls or accounting policies;

•	circumvention of our internal accounting controls;

•	fraud in the preparation or review of our financial statements or records;

•	misrepresentations regarding our financial statements or reports;

•	violations of legal or regulatory requirements; and

•	retaliation against whistleblowers.

Equity Award Policy. We have an Equity Award Policy that is designed to maintain the integrity of the equity award process and to ensure compliance with all applicable laws. The Equity Award Policy sets forth the procedures that must be followed in connection with employee awards. Our Equity Award Policy is described in greater detail under the heading “Compensation Discussion and Analysis—Section 6. Compensation Policies and Practices.”

Anti-Corruption Policy. Our global Anti-Corruption Policy contains strict prohibitions on any employee or agent of the company offering or providing anything that could be perceived as a bribe to gain or maintain any business advantage.

Compensation Clawback Policy. We have a policy that permits us, subject to the discretion and approval of our Board, to recover cash-based and performance-based-equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. These circumstances are described in greater detail under “Compensation Discussion and Analysis—Section 6. Compensation Policies and Practices.” We intend to amend our policy as necessary to comply with the Securities and Exchange Commission’s (SEC) recently finalized rules on clawbacks once the New York Stock Exchange (NYSE) has adopted its related listing standards.

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — STOCK OWNERSHIP REQUIREMENTS	12

Stock Ownership Requirements

In order to align the interests of our executives and Board members with the interests of our stockholders, the Compensation Committee has adopted executive officer stock ownership requirements that are applicable to all of our Section 16 officers and our Board has adopted stock ownership requirements for non-employee directors.

Executive Officers

Our executive officers have a minimum common stock ownership requirement of two to five times their annual base salary. Our CEO’s minimum ownership requirement is five times his annual base salary and each other NEO’s minimum ownership requirement is three times their annual base salary. If at any time an executive officer’s equity holdings do not satisfy these minimum ownership requirements, depending on his or her position, the executive must retain 100% (for our CEO) or 75% (for our other named executive officers) of the shares remaining after payment of taxes and exercise price upon the exercise of stock options or upon the vesting of restricted stock or the settlement of vested restricted stock units, as applicable.

Shares that count toward compliance with the requirements include:

•	shares owned outright (either directly or indirectly);

•	shares issued upon the settlement of vested restricted stock units; and

•	allocated shares in other company benefit plans.

Shares that do not count toward achievement of the requirements include:

•	unexercised outstanding stock options (whether or not vested); and

•	unvested/unearned restricted stock and restricted stock units.

Non-Employee Directors

Each non-employee director has a minimum common stock ownership requirement of five times the value of the annual stock grants made by us to the non-employee director pursuant to our director compensation plan. If at any time the common stock ownership requirement is not satisfied, the director must retain 100% of the shares remaining after payment of taxes and exercise price upon exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units, as applicable.

Shares that count toward compliance with the requirements include:

•	shares owned outright by the director (either directly or beneficially, e.g., through a family trust); and

•	shares issued upon the settlement of vested restricted stock units.

Shares that do not count toward achievement of the requirements include:

•	shares held by mutual or hedge funds in which the non-employee director is a general partner, limited partner or investor;

•	unexercised outstanding stock options (whether or not vested);

•	unvested/unearned restricted stock units or restricted stock; and

•	shares transferred to a non-employee director’s employer pursuant to such employer’s policies.

Board Structure and Leadership

Our Board currently consists of 11 directors, all of whom have been nominated for re-election.

All of our directors are elected at each annual meeting of stockholders and hold office until the next election. Our Board has authority under our by-laws to fill vacancies and to increase or, upon the occurrence of a vacancy, decrease its size between annual meetings of stockholders.

Since 2001, we have separated the roles of CEO and Chair of the Board in recognition of the differences between the two positions. Our CEO is responsible for setting the strategic direction and overseeing the day-to-day leadership and performance of the company. The Chair of our Board, who is independent of management, provides oversight and guidance to our CEO.

Director Independence

Under our Board’s Corporate Governance Guidelines and the listing standards of the NYSE, our Board must consist of a majority of independent directors. In addition, all members of the Audit Committee, Compensation Committee and Governance Committee must be independent directors as defined by our Corporate Governance Guidelines and NYSE listing standards. Members of the Compensation Committee must also meet applicable NYSE independence requirements for compensation committee members, and members of the Audit Committee must further satisfy a separate SEC independence requirement, which generally provides that they may not (i) accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries, other than their compensation as directors or members of the Audit Committee or any other committees of our Board or (ii) be an affiliated person of ours.

Our Board regularly conducts a review of possible conflicts of interest and related-party transactions through the use of questionnaires, director self-reporting and diligence conducted by management. This review includes consideration of any investments and agreements between directors and their related persons and the company, including those described under “Related-Party Transactions” in this Proxy Statement, and such person’s beneficial ownership of our securities. The Board has determined that 91% of our director nominees (all except for Mr. Sulentic) are independent in accordance with NYSE listing standards and our Board’s Categorical Independence Standards that it has adopted relating to our director independence. These Categorical Independence Standards are posted on the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. The information contained on or available through this website is not a part of, or incorporated by reference into, this Proxy Statement.

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — BOARD MEETINGS AND COMMITTEES	13

Board Meetings and Committees

Our Board held six meetings during fiscal year 2022 to review significant developments, engage in strategic planning and act on matters requiring Board approval. In 2022, each incumbent director attended at least 75% of our Board meetings and meetings of committees on which he or she served (taken in the aggregate) during the period that he or she served thereon.

Our Board currently has four standing committees that met or acted by written consent during fiscal year 2022: the Audit Committee, the Compensation Committee, the Governance Committee and the Executive Committee.

The following table describes the current members of each of the committees of our Board, and the number of meetings held during fiscal year 2022:

Director	Board	Audit	Compensation	Governance	Executive

Brandon B. Boze	CHAIR				CHAIR

Beth F. Cobert	●		CHAIR

Reginald H. Gilyard	●		●	●

Shira D. Goodman	●	CHAIR

E.M. Blake Hutcheson	●	●	●

Christopher T. Jenny	●			CHAIR

Gerardo I. Lopez	●		●	●	●

Susan Meaney	●	●		●

Oscar Munoz	●	●		●

Robert E. Sulentic	●				●

Sanjiv Yajnik	●	●	●

Number of Meetings	6	9	3	4	0(1)

(1)	Our Executive Committee did not hold any formal meetings in 2022, but acted four times by unanimous written consent.

Each committee (other than the Executive Committee) is composed entirely of directors whom our Board has determined to be independent under current NYSE standards. Each committee operates under a charter approved by our Board that sets out the purposes and responsibilities of the committee and that are published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. In accordance with our Board’s Corporate Governance Guidelines, our Board and each of the Audit Committee, Compensation Committee and Governance Committee conducts an annual performance self-assessment with the purpose of increasing the effectiveness of our Board and its committees. The responsibilities of our Board committees are described below.

Board Attendance at Annual Meeting of Stockholders

Although the Board understands that there may be situations that prevent a director from attending an annual meeting of stockholders, it is the Board’s policy that all directors should attend these meetings. All of our then-serving directors attended our 2022 annual meeting of stockholders on May 18, 2022.

Independent Director Meetings

Our non-management directors meet in executive session without management present each time the full Board convenes for a regularly scheduled meeting. If our Board convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. The Chair of our Board is a non-management director that presides over executive sessions of our Board.

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — BOARD MEETINGS AND COMMITTEES	14

Board Committees

In 2022, as part of an evaluation of directors’ time commitments, the Board implemented a new policy limiting committee chairs to service on one committee. Given the elevated responsibilities of its committee chairs, the Board believes that this new policy will increase director effectiveness and provide opportunities for new directors to take on more responsibility, while maintaining an appropriate committee size.

Audit Committee	Chair: Shira D. Goodman	Members: E.M. Blake Hutcheson Susan Meaney Oscar Munoz* Sanjiv Yajnik*

The Audit Committee provides oversight of our accounting and financial reporting and disclosure processes, the adequacy of the systems of disclosure and internal control established by management, our compliance with legal and regulatory requirements and the audit of our financial statements.

THE AUDIT COMMITTEE ALSO:

•	Retains, compensates, oversees and terminates the independent auditor and evaluates its qualifications, independence and performance;

•	Pre-approves all audit and any non-audit services performed by the independent auditor;

•	Reviews the results of the independent audit and internal audits as well as reports from our Chief Financial Officer, our Chief Accounting Officer, our Chief Ethics & Compliance Officer, our Head of Internal Audit, our Head of SOX compliance, our Chief Digital & Technology Officer and our General Counsel and Chief Risk Officer;

•	Reviews the independent auditor’s report describing our internal quality-control procedures and any material issues raised by the most recent internal quality-control review or any inquiry by governmental authorities;
•	In consultation with the independent auditor, management and internal auditors, reviews the integrity of our internal and external financial reporting processes;

•	Reviews financial statements and earnings releases and guidance provided to analysts and rating agencies;

•	Reviews the Chief Ethics & Compliance Officer’s report on the effectiveness of our compliance with applicable ethical, legal, and regulatory requirements;

•	Reviews our cybersecurity readiness and other policies and procedures related to data governance;

•	Establishes procedures to handle complaints regarding accounting, internal controls or auditing matters; and

•	Oversees the company’s major financial, cybersecurity and information technology risk exposures.

All members of the Audit Committee are “financially literate” under NYSE listing standards.

* These two directors meet the SEC’s qualifications for an “audit committee financial expert.”

All members of the Audit Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Board’s Corporate Governance Guidelines, in each case, as such regulations, standards and guidelines apply to audit committee members.

Compensation Committee	Chair: Beth F. Cobert	Members: Reginald H. Gilyard E.M. Blake Hutcheson Gerardo I. Lopez Sanjiv Yajnik

The Compensation Committee oversees the development and administration of our executive compensation policies, plans and programs, including reviewing and approving compensation of our executive officers and any compensation contracts or arrangements with our executive officers.

IN ADDITION, THE COMPENSATION COMMITTEE:

•	Reviews the performance of our executive officers, including our CEO;

•	Retains Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant. FW Cook reports directly to the Committee, attends meetings and provides advice to the Committee; and
•	Considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities.

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — BOARD MEETINGS AND COMMITTEES	15

Each Compensation Committee member qualifies as a “non-employee director” for purposes of the Securities Exchange Act of 1934, as amended, or the Exchange Act . All members are “independent” under NYSE listing standards applicable to compensation committee members. All members of the Compensation Committee are independent within the meaning of SEC regulations, the listing standards of the NYSE and our Board’s Corporate Governance Guidelines, in each case, as such regulations, standards and guidelines apply to compensation committee members.

Corporate Governance and Nominating Committee	Chair: Christopher T. Jenny	Members: Reginald H. Gilyard Gerardo I. Lopez Susan Meaney Oscar Munoz

The Corporate Governance and Nominating Committee oversees our Board’s corporate governance procedures and practices, including:

•	Developing and recommending to our Board a set of corporate governance principles, including nomination criteria and independence standards;

•	Recommendations of individuals for service on our Board;

•	Recommendations to our Board regarding the size, composition, structure, operations, performance and effectiveness of the Board;

•	Conducting an annual review of director compensation;

•	Considering feedback obtained from shareholder outreach; and

•	Overseeing annual Board, committee and individual director evaluations and self-assessments.

All members are “independent” under NYSE listing standards and rules.

Executive Committee	Chair: Brandon B. Boze	Members: Gerardo I. Lopez Robert E. Sulentic

The Executive Committee implements policy decisions of our Board and is authorized to act on our Board’s behalf between meetings of our Board, including by approving certain transactions within dollar thresholds established by our Board.

The Executive Committee also engages in the periodic review of our balance sheet management, borrowings and capital markets activities.

Compensation Committee Interlocks and Insider Participation

None of Ms. Cobert, Messrs. Gilyard, Hutcheson, Lopez and Yajnik (all current members of the Compensation Committee) or Ms. Goodman (who served on the Compensation Committee for a portion of 2022) has ever been an officer or employee of the company or any of its subsidiaries. In addition, during 2022, none of our directors were employed as an executive officer of another entity where any of our executive officers served on that entity’s board of directors or compensation committee (or its equivalent).

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — SELECTED AREAS OF BOARD OVERSIGHT	16

Selected Areas of Board Oversight

Oversight of Risk Management

The Board oversees risk management.

Full Board

Our Board regularly reviews information regarding our most significant strategic, operational, financial and compliance risks and is responsible for ensuring that the company has crisis management and business continuity plans in place to deal with potential crises. Our Board maintains direct oversight over our enterprise risk management process rather than delegating this function to a Board or management committee.

Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee chair reports about such risks. These committee chair reports are presented at every regularly scheduled Board meeting.

Company management is charged with managing risk through rigorous risk mitigation activities and strong internal controls.

Management

Our Executive Risk Committee is chaired by our Chief Risk Officer and consists of senior executives representing a cross-section of our lines of business, operational areas and geographic regions. Our Executive Risk Committee is responsible for identifying and assessing our most significant risks. After this identification and assessment process, we assign each of our top risks to an executive-level (typically C-suite) risk owner, who is then charged with developing mitigation action plans which are then presented to the Executive Risk Committee.

Multiple times during the year, our Chief Risk Officer provides a detailed presentation on identified significant risks to the Board or a committee of the Board. Certain risks that are determined to be best managed directly by the Board versus management or that are in areas specific to a particular Board committee expertise are monitored and overseen at the Board or committee level as appropriate.

Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out our Board’s risk oversight function.

The Audit Committee

oversees management of risks related to our financial reports and record-keeping and potential conflicts of interest. They also oversee our risk assessment and risk management processes more generally including major business, financial, information technology risks (including cybersecurity and data security risks), legal and reputational risk exposures, as well as risks related to crisis management and business continuity.

The Audit Committee receives regular reports from our Chief Financial Officer, our Chief Ethics & Compliance Officer, our Head of Internal Audit, our Head of SOX Compliance, our Chief Digital & Technology Officer as well as updates from our General Counsel and Chief Risk Officer on any developments affecting our overall risk profile and on issues of non-compliance and incident management.

The Compensation Committee

is responsible for overseeing the management of risks relating to our compensation plans and arrangements. For additional information regarding the Compensation Committee’s assessment of our compensation-related risks, please see “Compensation Discussion and Analysis—Section 3. How We Make Compensation Decisions—Compensation Risk Assessment.”

The Governance Committee manages risks associated with corporate governance practices, investor engagement, Board independence and the composition of our Board and its committees.

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — SELECTED AREAS OF BOARD OVERSIGHT	17

Oversight of Strategy

Our Board is responsible for providing governance and oversight over the strategy, operations and management of our company. Each quarter, our Board and management devote a substantial amount of time in strategy-focused meetings discussing strategic issues that are most important to the company. At each regular Board meeting, our Board receives business and strategy updates from leaders across the company and reviews our operating plans and overall financial performance, and provides significant guidance and feedback. Annually, our Board reviews and approves our capital allocation and spending budgets, which are designed to strategically deploy capital intended to facilitate investments required to achieve operational excellence.

Oversight of ESG, Sustainability and Human Capital Management

As part of our Board’s strategic and risk oversight, our Board oversees our ESG strategic planning and risk management policies and procedures. Our Board has made a deliberate decision to retain governance of ESG, sustainability and human capital management matters at the Board level. Our Board chose not to delegate these matters to a specific committee because it believes that these matters are integral to the company’s future success. Throughout the year, our Board receives reports and engages in discussions with management on key ESG and sustainability matters, including progress on sustainability services we provide to clients to meet their commercial real estate sustainability goals, the company’s diversity, equity and inclusion initiatives, and other efforts to be a responsible company in our communities. The Board also receives annual updates on how ESG risk is being addressed, mitigated and managed across the company, including sustainable development considerations that influence market, reputational, operational and political risks.

Oversight of Succession Planning

Our Board reviews management succession and development plans with the CEO on at least an annual basis, and as needed throughout the year. These plans include CEO succession in the event of an emergency or retirement, as well as the succession plans for the CEO’s direct reports and other employees critical to our continued operations and success.

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — INFORMATION TECHNOLOGY/CYBER SECURITY	18

Information Technology/Cyber Security

Information technology and cyber security are critical components of our risk management program. The Audit Committee receives regular, quarterly reports on these matters from our Chief Digital & Technology Officer and our Chief Information Security Officer. These reports include the status of projects to strengthen the company’s security systems and improve cyber readiness, as well as on existing and emerging threat landscapes.

Risk Oversight of IT/Cyber Security

Our information technology and cyber security program is focused on the following areas:

GOVERNANCE We operate under an Information Security Management System (“ISMS”) which is clearly defined through specific policies and standards.

•  Policies are owned by senior management to ensure that they are well embedded in the business and all subsequent standards align to the wider business strategy.

•  At least annually, these policies are reviewed to ensure they remain relevant.

•  Third-party subject matter experts are leveraged across several fields to ensure we maintain an approach that is in line with leading industry recommendations.

•  Through our ISMS, we meet or exceed ISO and local legislative frameworks.

SECURITY AWARENESS / TRAINING All employees are required to adhere to our Standards of Business Conduct, which identifies an employee’s responsibility for information security.

•  We provide annual cyber security training for all employees, as well as additional role-specific information security training.

•  Security awareness articles are disseminated periodically throughout the year.

•  We sponsor a “Cyber Security Month” in October each year and conduct regular phishing exercises.

TECHNICAL SAFEGUARDS We deploy measures to protect our cloud environments, network perimeter and internal Information Technology platforms.	Protection measures include: • internal and external firewalls; • network intrusion detection and prevention; • penetration testing; • vulnerability assessments;	• robust SLA-driven patch management processes; • threat intelligence; • anti-malware and access controls; plus • data loss prevention and monitoring.
SUPPLIER RELATIONSHIPS We conduct vendor security reviews for prospective and current third-party suppliers and service providers.

Vender security reviews evaluate numerous key security controls and the outputs of these reviews are used:

•  as part of business decisions regarding procurement;

•  to assess their overall security posture relative to a defined set of security criteria; and

•  vendor risk assessments are used to assess and influence the security posture of our vendors.

INCIDENT RESPONSE PLANS We maintain and update incident response plans that address the life cycle of a cyber incident and routinely evaluate the effectiveness of such plans.

Incident response plans focus on:

•  technical issues, including detection, response and recovery;

•  cyber threats, with a focus on external communication and legal compliance; and

•  breach simulations and penetration testing through internal and external exercises.

CERTIFICATIONS Our security program is audited on an annual basis by an accredited certification body, leading accounting firms and institutional clients.

•  We have obtained ISO 27001 and ISO 27701 certifications for our Americas, EMEA and APAC and India IT offices.

•  We have also certified our platform to SOC1 Type II and SOC2 Type II standards.

•  We conduct annual SOX testing and compliance of financial systems.

INSURANCE	• We maintain an information security insurance policy to protect our company against computer-related crimes and losses.

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — ENVIRONMENTAL AND SOCIAL RESPONSIBILITY	19

Environmental and Social Responsibility

We are determined to set the pace for our sector on priority environmental and social topics. We recognize the impact we have on our communities, clients, employees and stakeholders—and our focus areas of corporate responsibility are foundational elements that support our aspiration to grow our business responsibly and sustainably.

Our Chief Responsibility Officer, reporting directly to our Chief Executive Officer, oversees and drives progress on key ESG initiatives and reporting, including diversity, equity and inclusion. In February 2023, we hired a Chief Sustainability Officer who oversees our internal and client-facing environmental sustainability initiatives.

In recognition of our progress in ESG, we are the only commercial real estate services provider included in the Dow Jones Sustainability World Index—a feat that we have accomplished for the past four years. In addition, we rose to #4 on Barron’s 100 Most Sustainable Companies in the U.S. list in March 2023, a list we have made for six consecutive years.

Environmental Sustainability

As the world’s largest manager of commercial properties, we believe that we can play an outsized role reimagining the relationship between the built environment and natural world, including through sustainability services in high demand from our clients. We have developed our Net Zero Roadmap for Corporate Operations, outlining four pathways that will help us realize our goal to achieve net zero carbon emissions by 2040: Buildings, Energy, Transport and Procurement. Each pathway includes strategic objectives that will be delivered through near-term actions and program-level strategies. This is supported by our interim science-based targets to reduce our GHG emissions by 68% for our operations, 67% for our investor client portfolio, and 79% for our occupier client portfolio—all by 2035. Key initiatives include purchasing 100% renewable energy for our offices by the end of 2025 and electrifying our vehicle and equipment fleet by the end of 2035.

Our Commitment to Transparency

We are committed to providing transparent, meaningful sustainability information to stakeholders and have published SASB (now integrated into ISSB) and TCFD-aligned disclosures in our CR Report since 2017 and 2019, respectively. In addition, our report was prepared in accordance with GRI Standards and we have participated in the UNGC and supported its Ten Principles since 2007.

Social Responsibility

People are at the center of our strategy to deliver measurably superior outcomes for clients, and therefore we place a high priority on attracting, retaining and developing the best talent. We champion four key values—Respect, Integrity, Service, Excellence—which serve as the foundation upon which our company is built and as a touchstone for how our employees conduct themselves.

Learning and Development

We prioritize and invest in a range of learning and talent development programs designed to enable employees to thrive at CBRE and build their careers. To this end, we leverage a range of different learning approaches including: webinars, live virtual and in-person training, self-paced digital learning, coaching, mentoring and on-the-job projects. To increase diversity, equity and inclusion awareness and adoption, we have curated a learning path focused on essential topics such as bias in all of its forms, cultural competence, communication, allyship, and accountability, as well as how to engage with colleagues and peers. In 2022, we also developed a new training to foster more inclusive behaviors which will be rolled out in 2023.

Workplace Safety and Wellbeing

We drive a culture where safety and wellbeing are integrated into every business decision. We insist on high global standards and leadership accountability, striving to continually improve safety and wellbeing outcomes. Our wellbeing programs focus on five dimensions: occupational, social, environmental, physical and intellectual. In 2022, we hosted our annual Global Safety and Wellbeing Week, themed “Safe and Well Across Every Dimension.” Our “Be Well” campaign supports employee wellbeing through benefits enhancements, information and resources, an internal podcast series and other engagement programs that received external recognition.

Our Continued Covid-19 Response

We continued to develop and implement many initiatives during the Covid-19 pandemic to promote and ensure the safety and wellbeing of our employees, including:

•

Adoption of benefit programs to support our people during the Covid-19 pandemic, including regional-specific benefits such as special Covid-19 paid time off (PTO) in the U.S. and Canada to volunteer for Covid-19 relief efforts, receive and recover from vaccination doses, and in some circumstances, for employees required to miss work due to their own Covid-19 illness or to take care of family members without impacting their accrued PTO;

•

A Covid-19 Risk Assessment Center, responsible for managing and monitoring positive Covid-19 cases among CBRE employees and advising on Covid-19 topics, such as benefits available, isolation periods, travel bans and return to work; and

•	A pandemic crisis management plan leaders used to respond to the pandemic and help build awareness for employees on how to stay safe while working.

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — ENVIRONMENTAL AND SOCIAL RESPONSIBILITY	20

Commitment to Diversity, Equity and Inclusion (“DE&I”)

We believe our company is at its best when people of different backgrounds and life experiences come together to produce great results for our clients, communities and each other. Our strategic priorities include: increasing the diversity of our workforce, strengthening an inclusive culture where everyone is valued and supported in achieving their full potential, and investing in the communities where we live and work. We have many programs and initiatives focused on driving these outcomes. These include building a diverse talent pool and interview process, collaborating with partners to expand career opportunities for talent underrepresented in our industry, and enhancing data analysis and improving technological capabilities to better inform decisions.

We are committed to driving economic impact in the marketplace through our supplier diversity initiatives and spent more than $1.5 billion with diverse suppliers in 2022, with a goal to lift that annual spend to $3.0 billion by the end of 2025. Also, as part of our Community Impact Initiative, we made significant financial contributions to nonprofit organizations that are helping to improve education and career development opportunities for women, racial and ethnic minorities, people with disabilities, individuals who identify as LGBTQ+, and people with military service. These efforts will help to build the pipeline of talent well into the future and enable our workforce to reflect the diversity of our communities. Our employee business resource groups have more than 19,000 members globally and are an essential element of our DE&I activities. They facilitate career and professional development sessions, create networking opportunities, and organize conversations and events on DE&I issues.

We publicly report demographics, including diversity data contained in our EEO-1 Submission, for our U.S. workforce in our CR Report.

Our policies and practices have earned the company a place in the Bloomberg Gender-Equality Index for four consecutive years, the Human Rights Campaign’s Corporate Equality Index for nine consecutive years, the Disability Equality Index, and recognition from the National Minority Supplier Development Council and the Women’s Business Enterprise National Council.

Employee Engagement

Employee engagement is imperative because people are at the center of our strategy. As a services organization, our ability to engage our employees is critical in achieving our goals. Employee engagement is tied to several key organizational outcomes: employee retention; absenteeism and wellness; productivity; safety; client satisfaction and retention; revenue growth and stockholder returns.

In March 2022, we partnered with an external vendor for the fifth time to conduct a worldwide employee engagement survey. CBRE’s “Your Voice” Employee Engagement Survey provided all employees an opportunity to provide confidential feedback about their work experiences. The 2022 survey had a response rate of 83% globally and our results showed an increase in overall employee engagement, up from the previous year. We had top and improved scores in areas of safety and wellbeing; ethics and compliance; diversity, equity and inclusion; supervisor management; client focus; and operating as a socially and environmentally responsible organization. Company leaders are committed to making further gains in these and other key areas through action plans based on employee feedback, and we plan to continue measuring our progress in future surveys.

Communities and Giving

We are committed to supporting and adding value to the communities where our employees live and work around the world, as well as in communities where the need is greatest. In 2022, we launched fundraising programs to support refugees from Ukraine, including affected employees of our Ukraine affiliate, and victims of hurricanes, fires and floods. Our total charitable giving, including employee donations, totaled more than $19 million in 2022, including our Community Impact Initiative, first launched in 2021. We align our philanthropy with the company’s overarching ESG priorities and focus on three main areas: driving climate action solutions, building the workforce of tomorrow by expanding opportunities for underrepresented individuals in our industry and improving our global headquarters city of Dallas. We also encourage our employees to give back by volunteering in our communities.

Public Policy & Political Participation

We prohibit the use of company funds for contributions to political candidates, political parties, or candidate campaigns and we do not have a political action committee. We recognize, however, that some laws might have a significant impact on the quality of services we offer to our clients, our employees in the workplace and the local communities we serve. Our legislative outreach and targeted lobbying activities focus on educating policymakers through data-driven research about the commercial real estate industry with the goal of helping legislators create fact-based, informed policy. We have retained professional lobbyists for local- and state-focused issues such as land use entitlement, business development, community relations, and state-level legislative and administrative rulemaking.

In 2022, we continued to improve our lobbyist tracking and compliance program in the U.S. to maintain a record of company-wide lobbying expenditures to enhance transparency and adhere to the highest ethical standards. Because of these efforts, we were recognized for being in the 90th percentile on the Center for Political Accountability Zicklin Index of Corporate Political Disclosure and Accountability.

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — STOCKHOLDER ENGAGEMENT	21

Awards and Recognition In 2022 and in early 2023, our ESG efforts were recognized with the following awards and accolades:

•  We were named to the Dow Jones Sustainability World Index in December 2022 for the fourth year in a row and included in the Dow Jones Sustainability Index – North America for the ninth year in a row. Inclusion in these indexes are based on an assessment of a company’s financially material ESG factors.

•  In 2023, for the 10th consecutive year, we were named as one of the World’s Most Ethical Companies by Ethisphere, a global leader in defining and advancing the standards of ethical business practices.

•  In 2023, we were listed #4 on Barron’s list of the 100 Most Sustainable Companies in the U.S., we have made the top 100 list for six consecutive years. The 1,000 largest U.S. publicly held companies were considered for this recognition based on various environmental, social and governance performance indicators.

•  We were included in the 3BL Media 100 Best Corporate Citizens list in 2022 for the fourth year in a row, which recognizes outstanding environmental, social and governance transparency and performance.

•  We earned a place in the 2023 Bloomberg Gender-Equality Index (“GEI”) for the fourth straight year. The public companies in the Bloomberg GEI support gender equality through policy development, representation and transparency.

•  We were named a Best Place to Work for LGBTQ+ Equality according to the Human Rights Campaign. CBRE received a perfect score on the 2022 Corporate Equality Index, a national benchmarking survey and report on corporate policies and practices related to LGBTQ+ workplace equality, for the ninth consecutive year.

•  We received a 2023 EPA ENERGY STAR® Partner of the Year – Sustained Excellence Award, marking the 16th consecutive year of ENERGY STAR recognition.

To learn more about our ESG efforts, please view our Corporate Responsibility Report at www.cbre.com/responsibility. The information contained on or available through this website is not a part of, or incorporated by reference into, this Proxy Statement.

Stockholder Engagement

We believe that engagement with our stockholders provide us with a valuable understanding of our stockholders’ perspectives and meaningful opportunities to share our views with them.

Throughout the year, management and members of our Board engage with a significant portion of our stockholders through a variety of forums. Our interactions cover a broad range of governance, financial and business topics. Stockholder feedback is regularly provided to the Board and the company’s management.

A brief description of our stockholder engagement efforts are outlined below.

How We Engage • Quarterly earning calls • Investor conferences • Annual Shareholder Meeting • Stockholder Outreach Program

2022 Engagements

•  As part of stockholder outreach program, we extended invitations to engage to institutional shareholders holding in the aggregate over 60% of our shares to discuss governance matters

•  We met with shareholders representing more than 45% of shares outstanding

How We Communicate • Annual Report • Proxy Statement • SEC filings • Press releases • Company website • Corporate Responsibility Report	2022 Engagement Topics • Strategy and execution • Board refreshment • Compensation practices • Risk oversight, stockholder rights • Sustainability, human capital • Material weakness remediation

CBRE 2023 PROXY STATEMENT	CORPORATE GOVERNANCE — STOCKHOLDER ENGAGEMENT	22

Communications with our Board

Stockholders and other interested parties may write to the Board Chair (who acts as the lead independent director), the entire Board or any of its members by:

Mail: CBRE Group, Inc. c/o Laurence H. Midler, Executive Vice President, General Counsel, Chief Risk Officer and Secretary 2100 McKinney Avenue, Suite 1250 Dallas, Texas 75201	Email: to larry.midler@cbre.com.

The Board considers stockholder questions and comments to be important and endeavors to respond promptly and appropriately, even though the Board may not be able to respond to all stockholder inquiries directly.

The Board has developed a process to assist with managing inquiries and communications. The General Counsel will review any stockholder communications and will forward to the Chair of our Board, our Board or any of its members a summary and/or copies of any such correspondence that deals with the functions of our Board or committees thereof or that the General Counsel otherwise determines requires their attention. Certain circumstances may require that our Board depart from the procedures described above, such as the receipt of threatening letters or emails or voluminous inquiries with respect to the same subject matter.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION CRITERIA	23

Proposal 1:

Elect Directors

Our Board has nominated 11 directors for election at this Annual Meeting to hold office until the next annual meeting and the election of their successors. All of the nominees were selected to serve on our Board based the following criteria:

•	outstanding achievement in their professional careers;

•	broad experience;

•	personal and professional integrity;

•	their ability to make independent, analytical inquiries;

•	financial literacy;
•	mature judgment;

•	high-performance standards;

•	familiarity with our business and industry; and

•	an ability to work collegially.

We believe that all of our director nominees have a reputation for honesty and adherence to high ethical standards. Each agreed to be named in this Proxy Statement and to serve if elected.

Director Nomination Criteria

Our Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. In nominating candidates, our Board considers a diversified membership in the broadest sense, including multiple directors who are women and directors who identify in one or more of the following categories: racial, ethnic or national origin minorities, people with disabilities, LGBTQ+, and military/veterans. Our Board does not discriminate on the basis of race, color, national origin, gender, religion, disability or sexual orientation or any other category protected by law. When evaluating candidates, our Board considers whether potential nominees possess integrity, accountability, informed judgment, financial literacy, mature confidence and high-performance standards.

Our Board is especially interested in adding candidates over time who are operating executives (particularly current chief executives or other operating executives of other large public companies) or who have a strong technology background and in both cases a passion for building a transformative business on a global basis. Other factors include having directors with international experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform.

Director Independence

A majority of our Board must be independent under our Corporate Governance Guidelines and New York Stock Exchange (NYSE) listing standards. Also, at least one member of our Audit Committee should have the qualifications and skills necessary to be considered an “Audit Committee Financial Expert” under Section 407 of the Sarbanes-Oxley Act, as defined by the rules of the Securities and Exchange Commission, or SEC.

Director Term Limits

Under our by-laws, our Board may not nominate any non-management director for re-election to the Board if that director has completed 12 years of service as an independent member of the Board on or prior to the date of election to which such nomination relates. No exemptions are permitted. Our Board believes that these restrictions contribute to Board stability, vitality and diversity and help ensure that our Board continuously benefits from a balanced mix of perspectives and experiences.

Our focus on Board refreshment has resulted in the addition of eight new directors since the adoption of the director term limits in December 2015.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION CRITERIA	24

Director Service on Other Public Company Boards

Our Board recognizes that service on other public company boards provides directors valuable experience that benefits the company. Our Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the company’s Board. Directors are expected to advise the chair of the Corporate Governance and Nominating Committee of our Board, or the Governance Committee, in advance of accepting an invitation to serve on another board of directors. This allows the Governance Committee to evaluate the impact of the director joining another board based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations, potential conflicts of interest and the time commitment required by the new position.

Our Corporate Governance Guidelines provide that:

•	Directors who are public company executive officers may sit on no more than two public company boards (including the company’s Board); and

•

Directors that are not public company executive officers may sit on no more than five public company boards (including the company’s Board), or to the extent such director is the chair or lead independent director of a public company board, then no more than four public company boards (including the company’s Board).

The Governance Committee also takes into consideration the nature of and time involved in a director’s service on other boards (including public company leadership roles) and other outside commitments when evaluating the suitability of individual directors. The Governance Committee conducts an annual review of director commitment levels, and affirms that all of our director nominees are compliant with company’s overboarding policy.

Director Resignation Policy Upon Change of Employment

Our Board’s Corporate Governance Guidelines require that directors tender their resignation upon a change of their employment. The Governance Committee will then consider whether the change in employment has any bearing on the director’s ability to serve on our Board, our Board’s goals regarding Board composition or any other factors considered appropriate and relevant. Our Board will then determine whether to accept or reject the tendered resignation.

Majority Voting to Elect Directors

In uncontested elections, directors are elected by a “majority vote” requirement. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast in his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election. The company maintains a plurality vote standard in contested director elections, where the number of nominees exceeds the number of directors to be elected.

If an incumbent director in an uncontested election does not receive a majority of votes cast for such incumbent’s election, the director is required to submit a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee is required to promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to the tendered resignation. The Board will act on the Governance Committee’s recommendation within 90 days of the date of the certification of election results.

Required Vote

This is an uncontested Board election. In order to be elected, each nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). Votes to “ABSTAIN” with respect to a nominee and broker non-votes are not considered votes cast, and so will not affect the outcome of the nominee’s election.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION PROCESS	25

Director Nomination Process

The Governance Committee is responsible for identifying and evaluating potential candidates and recommending candidates to our Board for nomination. They also perform assessments of the skills and experiences needed to properly oversee our interests.

The Governance Committee regularly reviews the composition of our Board and determines whether the addition of directors with particular experience, skills or characteristics would make our Board more effective. When a need arises to fill a vacancy, or it is determined that a director possessing particular experiences, skills or characteristics would make our Board more effective, the Governance Committee conducts targeted efforts to identify and recruit individuals who have the identified qualifications.

As a part of the search process, the Governance Committee:

•  Will actively seek out women and underrepresented candidates;

•  May consult with other directors and members of our senior management; and

•  May also hire a search firm to assist in identifying and evaluating potential candidates.

All potential candidates are interviewed by our CEO, our Board Chair, our Governance Committee Chair and, to the extent practicable, the other members of the Governance Committee, and may be interviewed by other directors and members of senior management as desired and as schedules permit.

The General Counsel: • Reviews a director questionnaire submitted by the candidate; and • Conducts a background and reference check as appropriate.

The Governance Committee narrows down the list of final candidates.

The final candidates are interviewed by all remaining directors as schedules permit.

The Governance Committee meets to consider the final candidates and makes its recommendation to the Board to nominate or appoint the new director.

The selection process for candidates is intended to be flexible, and the Governance Committee, in the exercise of its discretion, may deviate from the selection process when particular circumstances so warrant. The Governance Committee will also consider candidates recommended to our Board by our stockholders. See “Stockholder Recommendations of Director Candidates” in this Proxy Statement for more information.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION PROCESS	26

Director Nominee Skills and Experience Matrix

Our director nominees bring a well-rounded variety of experiences, qualifications, attributes and skills, and represent a mix of deep knowledge of the company and fresh perspectives. The director nominee skills and experience matrix below summarizes some of the key attributes that our Board has identified as particularly valuable to the effective oversight of our company and the execution of our corporate strategy. This director nominee skills and experience matrix is not intended to be an exhaustive list of each of our director nominees’ skills or contributions to the Board. Further information on each director nominee, including some of their specific experience, qualifications, attributes and skills is included in the biographies on pages 29 to 34 of this Proxy Statement.

Skill	Boze	Cobert	Gilyard	Goodman	Hutcheson	Jenny	Lopez	Meaney	Munoz	Sulentic	Yajnik

Cyber Security		●								●	●

Finance and Accounting	●	●		●	●	●	●	●	●	●	●

Global Business Operations	●	●	●	●	●	●	●	●	●	●	●

Human Capital Management	●	●	●	●	●	●	●		●	●	●

M&A	●	●	●	●	●	●	●		●	●	●

Other Public Company Board Service	●		●	●	●	●	●	●	●	●

Real Estate Industry Experience	●	●	●		●	●	●	●		●	●

Risk Management	●	●	●	●	●	●	●	●	●	●	●

Senior Leadership/CEO	●	●		●	●	●	●	●	●	●	●

Sustainability	●			●	●		●		●	●	●

Technology and Innovation	●	●	●				●		●	●	●

Demographic Background

Board Tenure (Years)	10	6	4	4	<1	7	7	1	2	10	5

Age	42	64	59	62	61	67	63	63	64	66	66

Gender	M	F	M	F	M	M	M	F	M	M	M

Race/Ethnicity

Asian											●

Black/African American			●

Hispanic/Latino							●		●

White/Caucasian	●	●		●	●	●		●		●

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR NOMINATION PROCESS	27

Skills and Experience Definitions

Cyber Security

Experience in the development of technology and processes that protect the storage of information and maintain confidentiality.

Finance and Accounting

High-level expertise in finance and accounting, gained through (i) experience as an operating executive with responsibility for all or a portion of a company’s financial reporting, (ii) experience in the financial sector or private equity or as an audit committee member for publicly traded companies, or (iii) an educational background or training in accounting or finance.

Global Business Operations

International experience, including knowledge of emerging markets or management of business operations and resources that are dispersed across a global platform.

Human Capital Management

Experience and expertise related to human resource issues such as attracting and retaining talent, succession planning, engagement of employees, and the development and evolution of culture, including the alignment of culture and long-term strategy.

M&A

Experience overseeing investment capital decisions, strategic investments and mergers and acquisitions.

Other Public Company Board Service

Experience serving on the boards of other public companies.

Real Estate Industry Experience

Deep commercial real estate operating and investment experience.

Risk Management

Experience assessing risk and reviewing measures to address and mitigate material risks.

Senior Leadership/CEO

Experience serving in senior leadership roles at a large organization.

Sustainability

Experience in sustainability initiatives and practices.

Technology and Innovation

Experience in technology-related business, technological functions or experience implementing innovative technological business strategies, as well as an understanding of emerging technology trends.

Board Diversity

We have made great strides in cultivating a diverse Board. Our focus on Board refreshment has resulted in the addition of eight new directors to our Board since the adoption of director term limits in December 2015. Six out of eight (75%) of those new directors are diverse in terms of gender or ethnicity. Our current Board is 64% diverse, with four ethnically diverse directors and three female directors, a 46% percent improvement over 2015, when our Board was 18% diverse, with one ethnically diverse director and one female director. Furthermore, 50% of our Board committees are chaired by women.

Our Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. In nominating candidates, our Board considers a diversified membership in the broadest sense, including multiple directors who are women and directors who identify in one or more of the following categories: racial, ethnic or national origin minorities, people with disabilities, LGBTQ+, military/veterans.

In 2022, our Board successfully on-boarded Susan Meaney and E.M. Blake Hutcheson—two highly qualified individuals with extensive commercial real estate experience. We believe that the addition of Ms. Meaney and Mr. Hutcheson enhances the overall diversity of skills and experiences of our Board and fills the gap in real estate experience that was created when both Mr. Wirta and Mr. Feeny retired from the Board in 2021.

In addition to Ms. Meaney’s many years of experience in the commercial real estate industry, Ms. Meaney brings a real estate investor-operator mindset to our Board. We believe this perspective will be particularly valuable as we accelerate the company’s growth across our Real Estate Investments segment. Likewise, Mr. Hutcheson brings to the Board a depth of knowledge about the real estate investment management business as the former CEO of Oxford Properties Group and experience in our business operations as the former Chairman and President of the Canadian, Latin American and Mexican operations for CBRE.

We remain committed to enhancing board diversity. Although the addition of Mr. Hutcheson reduced the percentage of women on our Board to below 30%, we expect that percentage to increase in the future through our board refreshment process. Pursuant to our Corporate Governance Guidelines, as part of the search process for a new director, the Governance Committee will actively seek out women and underrepresented candidates to include in the pool from which Board nominees are chosen and will instruct any search firm engaged for the search to provide a set of candidates that includes both underrepresented people of color and different genders.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2023 DIRECTOR NOMINEES	28

Our 2023 director nominees reflect our Board’s deliberate efforts over the past seven years to diversify the membership of our Board. Of our 11 director nominees:

Our 2023 Director Nominees

For our upcoming annual meeting, the Board recommends the election of each nominee as a director. Each nominee has informed the Board that he or she is willing to serve as a director.

A brief biography summarizing the background and qualifications of each director nominee is provided on the following pages.

The Board of Directors recommends a vote “FOR” the election of each of the following 2023 Director Nominees for a one-year term.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2023 DIRECTOR NOMINEES	29

Brandon B. Boze
Age: 42 Director Since: December 2012 Independent	Board Committee: • Executive (Chair)

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Boze is the President, a Partner and a member of the Management Committee of ValueAct Capital, a privately owned investment firm that he joined in August 2005.

Prior to joining ValueAct Capital, Mr. Boze was an investment banker at Lehman Brothers, focused on power utilities and technology mergers and acquisitions.

Mr. Boze brings to our Board experience in finance, strategy, mergers and acquisitions and investment business.

He previously served on the board of directors of Trinity Industries, Inc. and Valeant Pharmaceuticals International.

Mr. Boze holds a B.E. from Vanderbilt University and is a CFA charterholder.

Other Public Company Boards

•  None.

Beth F. Cobert
Age: 64 Director Since: May 2017 Independent	Board Committee: • Compensation (Chair)

Skills & Experience

•  Cyber Security

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Technology and Innovation

Qualifications

Ms. Cobert has served as the Acting President of the Markle Foundation since September 2022 where she leads Markle’s Rework America Alliance, a partnership of civil rights organizations, non-profits, private sector employers, labor unions, educators, and others working to open opportunities for millions of people from low-pay roles to move into good jobs with opportunities for career advancement. She previously served as the Chief Operating Officer of the Markle Foundation from July 2020 to September 2022 and also led Markle’s Skillful initiative as Chief Executive Officer from June 2017 to July 2021.

She previously served as the Acting Director of the U.S. Office of Personnel Management from July 2015 to January 2017, and as the Deputy Director for Management of the U.S. Office of Management and Budget from October 2013 to July 2015. From 2001 to October 2013, Ms. Cobert served as a Senior Partner at McKinsey & Company, a global business strategy consulting firm. From 1990 to 2001, Ms. Cobert was a Partner at McKinsey & Company. She joined the firm in 1984 as an Associate and served in various leadership roles at McKinsey & Company.

Ms. Cobert brings to our Board over 30 years of experience as a consultant in business strategy, where she worked with corporate, non-profit and government entities on key strategic, operational and organizational issues across a range of sectors, including financial services, health care, legal services, real estate and telecommunications. Our Board also benefits from Ms. Cobert’s government service.

Ms. Cobert serves on the Board of Trustees of Princeton University. She previously served as a member of the board of directors and chair of the United Way of the Bay Area and as a member of the Stanford University Graduate School of Business Advisory Council.

Ms. Cobert holds a B.A. from Princeton University and an M.B.A. from Stanford University.

Other Public Company Boards

•  None.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2023 DIRECTOR NOMINEES	30

Reginald H. Gilyard
	Age: 59 Director Since: November 2018 Independent	Board Committees: • Compensation • Governance

Skills & Experience • Global Business Operations • Human Capital Management • M&A • Other Public Company Board Service • Real Estate Industry Experience • Risk Management • Technology and Innovation

Qualifications

Mr. Gilyard has served as a Senior Advisor to The Boston Consulting Group, Inc. (BCG), a global management consulting firm, since August 2017. Prior to this role, Mr. Gilyard served as the Dean of the Argyros School of Business and Economics at Chapman University from August 2012 to July 2017. Prior to joining Chapman University, Mr. Gilyard served as Partner and Managing Director at BCG, where he led strategy, M&A and business transformation initiatives for large corporations, from 1996 to 2012. Prior to BCG, he served nine years in the U.S. Air Force and three years in the U.S. Air Force Reserves, rising to Major in the Reserves.

Mr. Gilyard brings to our Board more than 20 years of experience developing and implementing successful strategies for Fortune 500 companies, educational institutions and large national foundations.

He serves on the board of directors of First American Financial Corporation, Orion Office REIT Inc. and Realty Income Corporation. He also serves as a member of the board of directors of Pacific Charter School Development, a real estate development company serving low income families in urban centers across the country.

Mr. Gilyard holds a B.S. from the United States Air Force Academy, an M.S. from the United States Air Force Institute of Technology and an M.B.A. from Harvard Business School.

Other Public Company Boards

•  First American Financial Corporation

•  Orion Office REIT Inc.

•  Realty Income Corporation

Shira D. Goodman
	Age: 62 Director Since: May 2019 Independent	Board Committee: • Audit (Chair)

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

Qualifications

Ms. Goodman has served as an Advisory Director to Charlesbank Capital Partners, a private equity firm, since January 2019. She previously served as the Chief Executive Officer of Staples, Inc. from September 2016 to January 2018. Ms. Goodman served in roles with increasing responsibility at Staples since joining Staples in 1992, including President and Interim Chief Executive Officer from June 2016 to September 2016, President, North American Operations from January 2016 to June 2016, and President, North American Commercial from February 2014 to June 2016.

Prior to that, she served as Executive Vice President of Global Growth from February 2012 to February 2014, Executive Vice President of Human Resources from March 2009 to February 2012, Executive Vice President of Marketing from May 2001 to March 2009, and in various other management positions. Prior to Staples, Ms. Goodman worked at Bain & Company from 1986 to 1992, in project design, client relationships and case team management.

Ms. Goodman brings to our Board more than 25 years of experience in business operations, marketing, sales force management, human resources, business growth and distribution logistics.

She serves on the board of directors of CarMax, Inc. and previously served on the board of directors of Henry Schein, Inc., Staples, Inc. and The Stride Rite Corporation.

Ms. Goodman holds a B.A. from Princeton University, an M.S. in Management from the Massachusetts Institute of Technology and a J.D. from Harvard University.

Other Public Company Boards

•  CarMax, Inc.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2023 DIRECTOR NOMINEES	31

E.M. Blake Hutcheson
Age: 61 Director Since: September 2022 Independent	Board Committees: • Audit • Compensation

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

Qualifications

Mr. Hutcheson has served as the President and CEO of OMERS, one of Canada’s largest defined-benefit pension plans, since June 2020. He earlier served as President and Chief Pension Officer of OMERS from April 2018 to May 2020 and President and CEO of Oxford Properties Group, a wholly owned subsidiary of OMERS focused on global real estate investments and developments, from January 2010 to June 2018. He also served as Chief Investment Officer, Real Estate and Strategic Investments for OMERS during that period.

Prior to OMERS, Mr. Hutcheson was the Head of Global Real Estate with Mount Kellett Capital Management, a global private equity firm. Before that, Mr. Hutcheson spent 14 years with CBRE Canada, serving in roles of increasing responsibility, including as Senior Vice President and Executive Vice President, Chief Operating Officer, and Chair and President. He also served as Chair and President of CBRE’s Latin America operations.

Mr. Hutcheson brings to our Board over 30 years of significant commercial real estate operating and investment experience. Mr. Hutcheson serves as a member of the board of directors of Algoma Central Corporation, a TSX-listed owner/operator of transport vehicles.

He holds a B.A. from the University of Western Ontario, a M.S in Real Estate Development from Columbia University (Distinguished Alumnae Award) and a Graduate Diploma (with distinction) in International and Comparative Politics from the London School of Economics.

Other Public Company Boards

•  Algoma Central Corporation

Christopher T. Jenny
Age: 67 Director Since: January 2016 Independent	Board Committee: • Governance (Chair)

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

Qualifications

Mr. Jenny has served as the Chief Executive Officer of Jennus Innovation, a business development incubator/accelerator, since February 2021 and as its Chair since January 2018. He previously served as a Senior Advisor to EY-Parthenon, a global strategy consulting organization, from January 2016 to December 2018 and as a Senior Managing Director from August 2014 to December 2015. He previously served as President and Senior Partner with The Parthenon Group LLC, a Boston-based private management consulting firm, from 1995 to 2014 prior to its merger with Ernst & Young in August 2014. Prior to joining The Parthenon Group LLC in 1995, Mr. Jenny was a Partner at Bain & Company, Inc., a global business strategy consulting firm.

Mr. Jenny brings to our Board more than 30 years of experience as a consultant in business strategy, and has worked on issues related to business-unit strategy, profit improvement and mergers and acquisitions. He has experience as a senior operating executive and has managed portfolio companies for two of the nation’s leading private-equity firms.

He is a member of the board of directors of Jennus Innovation, The Guardian Life Insurance Company of America, Mobile Virtual Player and PLT4M. He previously served on the board of directors of Mac-Gray Corporation.

Mr. Jenny holds a B.A. from Dartmouth College and an M.B.A. from Harvard Business School.

Other Public Company Boards

•  None.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2023 DIRECTOR NOMINEES	32

Gerardo I. Lopez
Age: 63 Director Since: October 2015 Independent	Board Committees: • Compensation • Executive • Governance

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Lopez served as an Executive-in-Residence at Softbank Investment Advisers, Inc. from October 2021 to October 2022 and previously served as an Operating Partner and Head of its Operating Group from December 2018 to October 2021. Prior to Softbank, he served as an Operating Partner at High Bluff Capital from June 2018 to December 2018. From January 2018 to March 2018, Mr. Lopez served as a Senior Advisor to Extended Stay America, Inc. and its paired-share REIT, ESH Hospitality, Inc. and was its President and Chief Executive Officer from August 2015 to December 2017. Mr. Lopez previously served as President and Chief Executive Officer of AMC Entertainment Holdings, Inc. and its subsidiary, AMC Entertainment Inc., from March 2009 through August 2015. Prior to that, he was Executive Vice President of Starbucks Coffee Company and President of its Global Consumer Products, Seattle’s Best Coffee and Foodservice divisions from September 2004 to March 2009, and President of the Handleman Entertainment Resources division of Handleman Company from November 2001 to September 2004. Mr. Lopez has also held a variety of executive management positions with International Home Foods, Frito Lay, Pepsi-Cola and the Procter & Gamble Company.

Mr. Lopez brings to our Board his skills, knowledge and business leadership as a senior executive at hospitality, entertainment and consumer products companies. He has over 35 years of experience in marketing, sales and operations and management in public and private companies and has public company experience across diverse consumer-focused industries.

He serves on the board of directors of Newell Brands and Realty Income Corporation, and previously served on the board of directors of Brinker International, Inc., Extended Stay America, Inc., AMC Entertainment Holdings, Inc., Digital Cinema Implementation Partners, National Cinemedia, LLC, Open Road Films, Safeco Insurance, TXU, Inc. and Recreational Equipment, Inc.

Mr. Lopez holds a B.A. from George Washington University and an M.B.A. from Harvard Business School.

Other Public Company Boards

•  Newell Brands

•  Realty Income Corporation

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2023 DIRECTOR NOMINEES	33

Susan Meaney
	Age: 63 Director Since: March 2022 Independent	Board Committees: • Audit • Governance

Skills & Experience • Finance and Accounting • Global Business Operations • Other Public Company Board Service • Real Estate Industry Experience • Risk Management • Senior Leadership/CEO

Qualifications

Ms. Meaney has served as a Senior Advisor to KSL Capital Partners, an investor and operator of travel and leisure businesses, since May 2020. She previously served as a Managing Director of Makena Capital Management, an investment management firm, from 2006 to December 2019. She was a member of the firm’s Management Committee, and one of the firm’s founding partners. Ms. Meaney was responsible for managing the firm’s real estate investments as well as overseeing the real assets portfolio. Prior to joining Makena Capital, Ms. Meaney was the Director of Real Estate and Real Assets Investments for the William & Flora Hewlett Foundation from 2002 to 2006. She served as a Managing Director at the Stanford Management Company from 1993 to 2001, where she co-managed the real estate group. Prior to that, she was responsible for the development and management of the Stanford Research Park.

Ms. Meaney brings to our Board a real estate investor-operator mindset. She is an accomplished investor with a deep and varied background in real estate and real assets.

She is a member of the board of directors of KKR Real Estate Select Trust and serves on the Stanford Bing Overseas Study Program Advisory Council. She is also a member of the board of directors of the Hewlett Foundation and Chair of the Investment Committee, a Trustee of the Urban Land Institute and has recently served on the Dartmouth Investment Committee. She previously served on the Board of Advisors of the Tuck School at Dartmouth.

Ms. Meaney holds an A.B. in Economics, with Honors from Stanford University and an M.B.A. from The Tuck School at Dartmouth.

Other Public Company Boards

•  KKR Real Estate Select Trust

Oscar Munoz
	Age: 64 Director Since: November 2020 Independent	Board Committees: • Audit • Governance

Skills & Experience

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Munoz has served as a Special Advisor to United Airlines Holdings, Inc. since May 2021. He previously served as its Executive Chair from May 2020 to May 2021, its Chief Executive Officer from September 2015 to May 2020 and President from September 2015 to August 2016. Prior to United, Mr. Munoz served as the President and Chief Operating Officer of CSX Corporation, a railroad and intermodal transportation services company, from February 2015 to September 2015, as Executive Vice President and Chief Operating Officer of CSX from 2012 to 2015, and as Executive Vice President and Chief Financial Officer of CSX from 2003 to 2012.

Mr. Munoz brings to our Board his skills, knowledge and business leadership as a senior executive in various financial and strategic capacities at some of the world’s most recognized consumer brands. He has over 30 years of experience in management, finance, accounting and auditing, and has held key executive positions within the telecommunications, beverage and transportation industries.

He is a member of the board of directors of Archer Aviation, Inc., Salesforce, Inc. and Univision Holdings, Inc. Mr. Munoz also serves on the board of trustees of Fidelity Investments, the University of Southern California and The Brookings Institution. He previously served on the board of directors of Continental Airlines, Inc., CSX Corporation and United Airlines Holdings, Inc.

Mr. Munoz holds a B.S. in business administration from the University of Southern California and an M.B.A. from Pepperdine University.

Other Public Company Boards

•  Archer Aviation, Inc.

•  Salesforce, Inc.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — OUR 2023 DIRECTOR NOMINEES	34

Robert E. Sulentic
Age: 66 Director Since: December 2012	Board Committee: • Executive

Skills & Experience

•  Cyber Security

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Other Public Company Board Service

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Sulentic has been our President and CEO since December 2012. Previously, he served in several senior leadership roles, including Group President with responsibility for Asia Pacific, EMEA and the Development Services business; Chief Financial Officer; and President with responsibility for all business segments. At Trammell Crow Company, which CBRE acquired in December 2006, Mr. Sulentic served as Chief Financial Officer, Chief Executive Officer and Board Chair.

This deep and varied background enables Mr. Sulentic to bring significant strategic, financial and operating skills to our Board.

Mr. Sulentic previously served on the following public company boards: CBRE Acquisition Holdings, Inc. (Board Chair), which merged with Altus Power, Inc. (NYSE:AMPS); Staples, Inc. (Independent Board Chair) and Trammell Crow Company (Board Chair).

Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

Other Public Company Boards

•  None.

Sanjiv Yajnik
Age: 66 Director Since: November 2017 Independent	Board Committees: • Audit • Compensation

Skills & Experience

•  Cyber Security

•  Finance and Accounting

•  Global Business Operations

•  Human Capital Management

•  M&A

•  Real Estate Industry Experience

•  Risk Management

•  Senior Leadership/CEO

•  Sustainability

•  Technology and Innovation

Qualifications

Mr. Yajnik has been the President of Capital One Financial Services, a division of Capital One, since June 2009. He also serves on Capital One’s Executive Committee. In addition, Mr. Yajnik oversees Capital One’s community relations throughout Texas, Oklahoma and Louisiana as President of the company’s South-Central Region. Since joining Capital One in 1998, he has held a number of senior leadership positions in Europe, Canada and the United States.

Prior to Capital One, he held leadership positions at PepsiCo and Circuit City and was a Chief Engineer for Mobil Oil Corporation’s shipping business.

He serves as the Chair of the Collin County Business Alliance, Co-Chair of the Indian American CEO (IACEO) Council and is a member of the executive board of the Dallas Symphony Association. Mr. Yajnik previously served as Chair of the Dallas Symphony Association and Texas Economic Development Corporation.

Mr. Yajnik brings to our board his broad business background and his experience in leading the transformation of a large, service-oriented global organization through technology enablement.

Mr. Yajnik received an M.B.A. with honors from the University of Western Ontario, Canada, and completed the Executive Management Program at Stanford University. He is a medalist Chartered Engineer (I), and graduated with distinction from the Marine Engineering Research Institute, India.

Other Public Company Boards

•  None.

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR COMPENSATION	35

Director Compensation

2022 Director Compensation Policy

Our 2022 director compensation policy provides for the following annual compensation for each of our non-employee directors:

BOARD RETAINER	$110,000 in cash, payable upon commencement of director’s annual term.

RESTRICTED STOCK UNIT GRANT	$220,000, granted on the date of the Annual Meeting and vesting on the earlier of the one-year anniversary of grant or the next annual meeting.

ADDITIONAL COMPENSATION FOR COMMITTEE CHAIRS	Payable in cash upon commencement of director’s annual term

Audit Committee Chair Retainer	$30,000

Compensation Committee Chair Retainer	$25,000

Governance Committee Chair Retainer	$20,000

Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). Non-employee directors who are appointed or elected off-cycle (i.e., outside an annual meeting) receive a pro rata portion of their cash retainer and restricted stock unit grant based on the length of their service until the next annual meeting.

Our non-employee directors are eligible to defer their compensation through our Deferred Compensation Plan, as described under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan.” We also reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in the performance of their duties as directors.

Employee directors do not receive any fees for attendance at meetings or for their service on our Board.

2022 Director Compensation

The following table provides information regarding compensation earned during the fiscal year ended December 31, 2022 by each non-employee director for his or her Board and committee service. For stock awards in the table below, the dollar amounts indicated reflect the aggregate grant date fair value for awards granted during the fiscal year ended December 31, 2022.

Robert E. Sulentic, who is our President and CEO, is not compensated for his role as a director.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total ($)

Brandon B. Boze	110,000	219,964	—	329,964

Beth F. Cobert	135,000	219,964	—	354,964

Reginald H. Gilyard	110,000	219,964	—	329,964

Shira D. Goodman	140,000	219,964	—	359,964

E.M. Blake Hutcheson(4)	78,356	156,685	—	235,041

Christopher T. Jenny	130,000	219,964	—	349,964

Gerardo I. Lopez	110,000	219,964	—	329,964

Susan Meaney(5)	130,822	261,589	—	392,411

Oscar Munoz	110,000	219,964	—	329,964

Laura D. Tyson(6)	—	—	—	—

Sanjiv Yajnik	110,000	219,964	—	329,964

CBRE 2023 PROXY STATEMENT	PROPOSAL 1: ELECT DIRECTORS — DIRECTOR COMPENSATION	36

(1)

Fees Earned or Paid in Cash Column This includes fees associated with the annual Board service retainer and chairing a Board committee. Our non-employee directors may elect to receive shares of our common stock in lieu of cash payments (in like amounts). We reflect these “stock in lieu of cash” payments under the column titled “Fees Earned or Paid in Cash,” and not under the “Stock Awards” column.

(2)

Stock Awards Column Represents the grant date fair value under Financial Accounting Standards Board, Accounting Standards Codification (“ASC”), Topic 718, Stock Compensation, of all restricted stock units granted to the directors during 2022. See also Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the valuation of our stock awards. Shares vest in full on the earlier of the one-year anniversary of grant or the next annual meeting of stockholders.

(3)

Stock Awards Column Each of Mses. Cobert, Goodman and Meaney and Messrs. Boze, Gilyard, Jenny, Lopez, Munoz and Yajnik was awarded 2,784 restricted stock units pursuant to our director compensation policy. These restricted stock units were valued at the fair market value of our common stock of $79.01 per share on the award date of May 18, 2022.

(4)

Mr. Hutcheson was appointed to our Board on September 1, 2022 and as such received pro-rated director compensation for 2022. The pro-rated portion of his annual cash retainer under our director compensation policy was $78,356 and the pro-rated portion of his equity grant was 2,022 restricted stock units, valued at the fair market value of our common stock of $77.49 per share on the award date of September 1, 2022.

(5)

Ms. Meaney was appointed to our Board on March 4, 2022 and as such received pro-rated director compensation for service on the Board from March 4, 2022 to May 18, 2022 in addition to her annual Board service retainer for the May 2022 to May 2023 board term. The pro-rated portion of her annual cash retainer under our director compensation policy was $20,822 and the pro-rated portion of her equity grant was 464 restricted stock units, valued at the fair market value of our common stock of $89.71 per share on the award date of March 4, 2022. These restricted stock units vested on May 18, 2022.

(6)

Dr. Tyson did not stand for re-election due to our term limit restrictions and retired from the Board effective as of our May 2022 annual meeting. Accordingly, she did not receive any compensation for her service as a director in 2022.

Outstanding Stock Awards (RSUs)

The table below shows the aggregate number of stock awards (i.e., restricted stock units) outstanding for each non-employee director as of December 31, 2022 (no option awards were outstanding on that date):

Name	Aggregate Number of Stock Awards Outstanding	Aggregate Number of Shares Underlying Options Outstanding

Brandon B. Boze	2,784	—

Beth F. Cobert	2,784	—

Reginald H. Gilyard	2,784	—

Shira D. Goodman	2,784	—

E.M. Blake Hutcheson	2,022	—

Christopher T. Jenny	2,784	—

Gerardo I. Lopez	2,784	—

Susan Meaney	2,784	—

Oscar Munoz	2,784	—

Laura D. Tyson(1)	—	—

Sanjiv Yajnik	2,784	—

(1)

Dr. Tyson did not stand for re-election due to our term limit restrictions and retired from the Board effective as of our May 2022 annual meeting. Accordingly, she did not receive any compensation for her service as a director in 2022.

CBRE 2023 PROXY STATEMENT	PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2023. During 2022, KPMG LLP served as our independent accountant and reported on our consolidated financial statements for that year. KPMG LLP has been our independent auditor at all times since 2008.

The Audit Committee periodically considers whether to rotate our independent auditor in order to assure continuing auditor independence. The Board and the members of the Audit Committee believe that the continued retention of KPMG LLP as the company’s independent auditor in fiscal year 2023 is in the best interests of the company and its stockholders.

We expect that representatives of KPMG LLP will attend the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although stockholder ratification is not required, the appointment of KPMG LLP is being submitted for ratification at the Annual Meeting with a view towards soliciting stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If KPMG LLP’s selection is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate KPMG LLP’s engagement as our independent accountant without the approval of our stockholders whenever the Audit Committee deems termination appropriate.

Required Vote

Approval of this Proposal 2 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote at our Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. In the absence of instructions, your broker may vote your shares on this proposal. For more information, see “Annual Meeting Information—Voting Instructions and Information—If you do not vote/effect of broker non-votes” beginning on page 97.

RECOMMENDATION

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

CBRE 2023 PROXY STATEMENT	PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	38

Audit and Other Fees

The following table shows the fees for audit and other services provided by KPMG LLP for the fiscal years ended December 31, 2022 and 2021 (in millions):

Fees	Fiscal 2022	Fiscal 2021

Audit Fees	$19.8	17.9

Audit-Related Fees	3.4	3.1

Tax Fees	2.2	0.9

Total Fees	$25.4	21.9

Audit Fees—Includes fees associated with the audit of our annual financial statements, review of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits, and consents and assistance with and review of registration statements filed with the SEC. In addition, audit fees include those fees related to KPMG LLP’s audit of the effectiveness of our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit-Related Fees—Includes fees associated with the audit of our employee benefit plans, accounting consultations related to GAAP, the application of GAAP to proposed transactions, and work related to specific projects in support of GAAP accounting. In addition, audit-related fees include those fees related to KPMG LLP’s examination of the effectiveness of our internal controls over client accounting.

Tax Fees—Includes fees associated with tax compliance at international locations, domestic and international tax advice and planning and assistance with tax audits and appeals.

Audit Committee Pre-Approval Process

The Audit Committee is responsible for overseeing and approving our independent auditor’s fees, and pre-approves all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval process and the fees for the services performed to date. In certain one-off cases, the Audit Committee Chair (on behalf of the Audit Committee) may also pre-approve particular services, with that pre-approval subject to subsequent Audit Committee ratification.

Audit Committee Report

The Audit Committee consists of five directors, each of whom is independent under NYSE rules and applicable securities laws. The Board has determined that each member of the Audit Committee is financially literate as required under NYSE rules. Our Board has also determined that each of Messrs. Munoz and Yajnik meet the qualifications of an audit committee financial expert. The Audit Committee operates under a written charter adopted by the Board, a copy of which is published in the Corporate Governance section of the Investor Relations page of our website at www.cbre.com.

The Audit Committee assists the Board in fulfilling its responsibilities to our stockholders with respect to our independent auditors, our corporate accounting and reporting practices, risk oversight and the quality and integrity of our financial statements and reports. The Audit Committee is directly responsible for overseeing the appointment, compensation, retention and oversight of the work of our independent auditor, and the Audit Committee and its chair oversee the selection of our independent auditor’s lead engagement partner. In addition, the Audit Committee reviews and considers all potential related-party and corporate opportunity transactions involving us and our directors and executive officers.

The Audit Committee discussed with our independent auditors the scope, extent and procedures for the fiscal year 2022 audit. Following completion of the audit, the Audit Committee met with our independent auditors, with and without management present, to discuss the results of their examinations, the cooperation received by the auditors during the audit examination, their evaluation of our internal controls over financial reporting and the overall quality of our financial reporting.

Management is primarily responsible for our financial statements, reporting process and systems of internal controls. In ensuring that our management fulfilled that responsibility, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Discussion topics included the quality and acceptability of the accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and an assessment of the work of the independent auditors.

The independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements with GAAP. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed by the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee

CBRE 2023 PROXY STATEMENT	PROPOSAL 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	39

received from the independent auditors written disclosures and a letter regarding their independence as required by applicable rules of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, discussed with the independent auditors their independence from us and our management and considered the compatibility of non-audit services with the auditors’ independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board (and the Board subsequently approved) the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

In addition, the Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board concurred with the selection of KPMG LLP. The Board has recommended to our stockholders that they ratify and approve the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission of complaints by our employees received through established procedures of concerns regarding questionable accounting or auditing matters. The Audit Committee approved the establishment of an ethics and compliance program in 2004 and receives periodic reports from our Chief Ethics & Compliance Officer regarding that program.

Audit Committee

Shira D. Goodman, Chair

E.M. Blake Hutcheson

Susan Meaney

Oscar Munoz

Sanjiv Yajnik

Notwithstanding any statement in any of our filings with the SEC that might be deemed to incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Audit Committee is not incorporated into any such filings.

CBRE 2023 PROXY STATEMENT	PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION	40

Proposal 3: Advisory Vote on Executive Compensation

Our Board is committed to providing competitive pay opportunities for our executives consistent with the markets in which we compete for talent, and aligning executive compensation with stockholder interests. As a part of that commitment, and in accordance with SEC rules, we are asking you to approve, on an advisory basis, a resolution on the compensation of our named executive officers as reported in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our 2022 executive compensation program and policies for our named executive officers. The Board has adopted a policy providing for annual “say on pay” advisory votes. Accordingly, in accordance with our current policy, the next “say on pay” vote is expected to occur at our annual meeting of stockholders in 2024.

In deciding how to vote on this proposal, our Board encourages you to review the “Compensation Discussion and Analysis” discussion in this Proxy Statement for a detailed description of our executive compensation philosophy and programs.

This vote is not intended to address any specific item of compensation, but rather the overall compensation that was paid in 2022 to our named executive officers resulting from our compensation objectives, policies and practices as described in this Proxy Statement. Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

We received strong support for our executive compensation program from our stockholders at our 2022 annual meeting of stockholders, at which approximately 94% of the votes cast on the “say on pay” proposal were in favor of the 2021 compensation that we paid to our named executive officers. In addition, stockholders that we engaged with as part of our outreach program generally reported that executive compensation was viewed as well-aligned with performance.

Our executive compensation program is designed to align pay and performance, reinforce our corporate strategy and to attract and retain accomplished and high-performing executives and to motivate those executives to consistently achieve short- and long-term goals consistent with and in furtherance of our corporate strategy. To achieve this goal, we have designed an executive compensation program based on the following principles:

•	Paying for performance—A significant portion of each executive’s potential compensation is “at risk,” with incentive programs tied to financial metrics and strategic performance objectives.

•

Alignment with the interests of stockholders—Equity awards (including those tied to our financial performance) and promoting stock ownership align our executives’ financial interests with those of our stockholders.

•	Attracting and retaining top talent—The compensation of our executives must be competitive so that we may attract and retain talented and experienced executives.

•	Transparency and corporate governance—It is critical to us that we are transparent and reflect best practices in corporate governance when establishing our executive compensation.

The text of the resolution in respect of Proposal 3 is as follows:

RESOLVED, that the compensation paid to our named executive officers for 2022 set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in this Proxy Statement, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved on an advisory basis.

Required Vote

Approval of this Proposal 3 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote at our Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of this proposal and so will have the same effect as a vote “AGAINST” this proposal. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this proposal.

RECOMMENDATION

The Board of Directors recommends a vote “FOR” the advisory approval of the compensation of our named executive officers for the fiscal year ended December 31, 2022.

CBRE 2023 PROXY STATEMENT	PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION	41

Proposal 4: Advisory Vote on Frequency of the Vote on Executive Compensation

In accordance with SEC rules, we are seeking an advisory, non-binding determination from you as to the frequency with which our stockholders have an opportunity to provide an advisory approval of the compensation of our named executive officers. You may vote for a frequency of one, two or three years, or abstain.

The Board recommends that our stockholders select a frequency of 1 year, or an annual vote. The Board has determined that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our Proxy Statement, leading to a more meaningful and coherent communication between the company and our stockholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices on a frequent basis.

Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will review the voting results in connection with their ongoing evaluation of our executive compensation program.

Required Vote

The number of votes for “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN” will be counted, and the frequency with the highest number of votes will be the frequency that our stockholders approve. A vote to “ABSTAIN” will have no effect on the voting results of this proposal. A broker non-vote will also have no effect in determining the outcome with respect to this proposal.

RECOMMENDATION

The Board of Directors recommends a vote of “1 YEAR” with respect to future advisory votes on executive compensation.

CBRE 2023 PROXY STATEMENT	EXECUTIVE MANAGEMENT	42

Executive Management

Here are summary biographies of our named executive officers who are described below in the Compensation Discussion and Analysis section of this Proxy Statement, as well as our other executive officers as of March 20, 2023.

Chandra Dhandapani Age: 55 Chief Executive Officer, Global Workplace Solutions

Ms. Dhandapani has been our Chief Executive Officer, Global Workplace Solutions since May 2022. She previously served as our Chief Transformation Officer and Chief Operating Officer, Global Workplace Solutions from June 2021 to May 2022, Chief Administrative Officer from June 2020 to June 2021, Chief Digital & Technology Officer from July 2016 to July 2020 and as our Global Group President from May 2019 to June 2020. Prior to joining CBRE, Ms. Dhandapani served in senior technology roles at Capital One Financial for 17 years, including serving as Digital Transformation Leader and Chief Information Officer, Financial Services division of Capital One from January 2013 to July 2016, Managing Vice President and Chief Information Officer, Financial Services division from March 2010 to December 2012 and Vice President and Chief Information Officer, Capital One Auto Finance from August 2009 to March 2010. She previously served on the board of directors of On Deck Capital, Inc. Ms. Dhandapani holds a B.S. from Stella Maris College, University of Madras, India, an M.B.A. from IRMA India and an M.B.A. from the University of Texas at Arlington.

John E. Durburg Age: 57 Chief Executive Officer, Advisory Services

Mr. Durburg has been our Chief Executive Officer, Advisory Services since May 2022. He previously served as our Chief Executive Officer, Global Workplace Solutions from January 2020 to May 2022, our Global Chief Operating Officer from August 2018 to December 2019, Group President from January 2018 to August 2018, Chief Executive Officer—Americas from June 2016 to August 2018, Global President, Advisory and Transaction Services from July 2012 to June 2016 and President of the Central division from August 2011 to July 2012. Mr. Durburg joined CBRE in May 2001 and has since served in various leadership roles, each with increasing responsibility. Prior to joining CBRE, Mr. Durburg was a Vice President and Regional Leasing Director with Jones Lang LaSalle, Chicago. Mr. Durburg holds a B.A. from the Kelley School of Business from Indiana University, Bloomington and an M.B.A. from the Charles H. Jellstadt Graduate School of Business at DePaul University.

Emma E. Giamartino Age: 40 Chief Financial Officer

Ms. Giamartino has been our Chief Financial Officer since July 2021. She previously served as our Chief Investment Officer from January 2021 to July 2021. Prior to that, she served as our Executive Vice President of Corporate Development and Global Head of Mergers & Acquisitions from June 2020 to January 2021 and as Head of Mergers & Acquisitions in the Americas from February 2018 to June 2020. Prior to joining CBRE, Ms. Giamartino served as Director of Corporate Development at Verizon Communications from March 2016 to February 2018. She also worked in Nomura’s technology, media and telecommunication investment banking group from June 2010 to March 2016. She began her career at Assured Guaranty (formerly Financial Security Assurance), in the residential mortgage-backed securities group. She previously served as a member of the board of directors of CBRE Acquisition Holdings, Inc., which merged with Altus Power, Inc. (NYSE:AMPS). Ms. Giamartino holds a B.S. in Electrical Engineering from Duke University and an M.B.A. from Columbia Business School.

Vikram Kohli Age: 43 Chief Executive Officer, CBRE Platform

Mr. Kohli has been our Chief Executive Officer, CBRE Platform since January 2023. He previously served as our Global Group President, Business Intelligence from July 2021 to December 2022, Vice President, Corporate Finance from July 2020 to July 2021, Chief Operating Officer, South East Asia from April 2019 to July 2020, our Regional Managing Director, South East Asia from April 2018 to April 2019, Executive Director, Sales Manager, Asia Pacific from April 2014 to April 2018 and Senior Director, Global Transactions from August 2012 to April 2014. Mr. Kohli joined CBRE in June 2001 in India as part of the Transactions team focused on occupier advisory and office leasing and has since served in various finance leadership roles, each with increasing responsibility. Mr. Kohli holds a B.B.A. from Delhi University, College of Business Studies and an M.B.A. from Northwestern University, Kellogg School of Management.

CBRE 2023 PROXY STATEMENT	EXECUTIVE MANAGEMENT	43

Laurence H. Midler Age: 58 Executive Vice President, General Counsel, Chief Risk Officer and Secretary

Mr. Midler has been our Executive Vice President and General Counsel since April 2004 and Chief Risk Officer since August 2018. He also serves as our Secretary. Mr. Midler previously served as our Chief Compliance Officer from April 2004 to January 2014. He served as Executive Vice President, General Counsel and Secretary to Micro Warehouse, Inc., from July 2001 until April 2004. Mr. Midler began his legal career as an associate at Latham & Watkins, a global law firm, in 1990. He serves on the board of directors of Goodwill Southern California and Minority Corporate Counsel Association. Mr. Midler holds a B.A. from the University of Virginia and a J.D. from The New York University School of Law.

Daniel G. Queenan Age: 51 Chief Executive Officer, Real Estate Investments

Mr. Queenan has been our Chief Executive Officer, Real Estate Investments since May 2022. He previously served as our Chief Executive Officer, Advisory Services from January 2020 to May 2022, Chief Executive Officer, Real Estate Investments from August 2018 to December 2019, Group President, Real Estate Investments from January 2018 to December 2019, President, CBRE Global Investors from April 2017 to December 2019, Chief Operating Officer, CBRE Global Investors from October 2015 to April 2017, Chief Executive Officer, Trammell Crow Company from April 2011 to March 2016, Chief Executive Officer, Asia Pacific from March 2014 to October 2015, Chief Operating Officer, Asia Pacific from August 2013 to March 2014 and President, Central division of Trammell Crow Company from March 2010 to November 2011. From May 2005 to March 2010, Mr. Queenan was the President and Chief Executive Officer of Opus North Corporation, a large U.S. real estate development company. Mr. Queenan holds a B.A. from Marquette University and a J.D. from Mitchell Hamline School of Law.

Robert E. Sulentic Age: 66 President and Chief Executive Officer

Mr. Sulentic has been our President and CEO since December 2012. Previously, he served in several senior leadership roles, including Group President with responsibility for Asia Pacific, EMEA and the Development Services business; Chief Financial Officer; and President with responsibility for all business segments. At Trammell Crow Company, which CBRE acquired in December 2006, Mr. Sulentic served as Chief Financial Officer, Chief Executive Officer and Board Chair. Mr. Sulentic holds a B.A. from Iowa State University and an M.B.A. from Harvard Business School.

CBRE 2023 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS	44

Compensation Discussion

and Analysis

CBRE 2023 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 1: INTRODUCTION	45

Section 1.

Introduction

Company Performance and Financial Highlights

Our pay-for-performance approach aligns management and stockholder interests. 2022 was a challenging year for the commercial real estate sector. The year started with strong momentum and we achieved our highest-ever trailing-twelve-month revenue, earnings and free cash flow through the second quarter of 2022. Commercial real estate transaction activity, particularly capital markets activity, slowed significantly in the second half of the year as long-term interest rates more than doubled and credit availability contracted dramatically. Despite these macroeconomic pressures, we were able to achieve core earnings per share growth of 7% for full year 2022. This outcome was driven by several of the more cyclically resilient elements of our business, like outsourcing and property management, and others that are secularly favored such as project management, which continued to grow in the second half of 2022. Our 2022 financial performance was further supported by disciplined asset allocation. During the year we invested approximately $2.1 billion in share repurchases (repurchasing approximately 22.9 million shares), infill M&A and other strategic investments. Due to our strong free cash flow, we were able to make these investments while still ending the year with virtually no net leverage.

Revenue	Net Revenue (1)	GAAP Net Income

$30.8B	$18.8B	$1.4B

+11%	+10%	-23%

Core EBITDA (1)	GAAP EPS	Core EPS (1)

$2.9B	$4.29	$5.69

+2%	-21%	+7%

1-Year Total Stockholder Return (2) (as of 12/31/2022)	3-Year Total Stockholder Return (2) (as of 12/31/2022)	5-Year Total Stockholder Return (2) (as of 12/31/2022)

-29%	26%	78%

vs. -18% for S&P 500 (-11% underperformance)	vs. 25% for S&P 500 (+1% outperformance)	vs. 57% for S&P 500 (+21% outperformance)

(1)

These are non-GAAP financial measures. For definitions and more information, see Annex A of this Proxy Statement. Our Board and management use these non-GAAP financial measures to evaluate our performance and manage our operations. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP. The term “GAAP,” as used in this Proxy Statement, means generally accepted accounting principles in the United States.

(2)	Inclusive of dividends, assuming reinvestment.

CBRE 2023 PROXY STATEMENT	COMPENSATION DISCUSSION AND ANALYSIS — SECTION 1: INTRODUCTION	46

Our performance in 2022 resulted in strong stockholder value creation. This extended a long-term record of consistently increased stockholder value.

Comparison of 5-Year Cumulative Total Return(1) among CBRE Group, Inc., the S&P 500 Index(2) and Peer Group(3)

(1)	$100 invested on December 31, 2017 in stock or index-including reinvestment of dividends, fiscal year ending December 31.
(2)	Copyright© 2022 Standard & Poor’s, a division of S&P Global, All rights reserved.
(3)	Peer group contains companies with the following ticker symbols: JLL, CIGI, CWK, ISS, MMI, NMRK, SVS.L (London) and WD.

Awards & Recognition

In 2022 and early 2023, we were recognized with the following awards and accolades:

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2022 Compensation Updates

CEO Target Compensation Adjustment. In February 2022, after taking into consideration the company’s performance over multiple years and Mr. Sulentic’s significant contributions during his tenure as CEO, the Compensation Committee increased Mr. Sulentic’s total target annual compensation for 2022 to $18,500,000, comprised of a $1,250,000 base salary, $2,500,000 target performance award and $14,750,000 in a target equity award. In March 2023, as part of the annual target compensation review, the Committee determined that Mr. Sulentic’s total target annual compensation for 2023 will remain the same as for 2022, with no further increases to his target compensation.

2022 CEO Strategic Equity Award and Second Amended and Restated Restrictive Covenants Agreement. In addition, the Committee awarded Mr. Sulentic a one-time strategic equity award (“2022 CEO Strategic Equity Award”) with target grant value of $7,500,000 and a five-year cliff vesting period. Including the 2022 CEO Strategic Equity Award, 95% of Mr. Sulentic’s 2022 compensation package is tied to financial and strategic performance measures and/or total stockholder return. The Committee previously offered Mr. Sulentic a significant strategic equity award in 2017, which Mr. Sulentic declined. Notwithstanding the fact that Mr. Sulentic did not participate in the 2017 program, at that time, Mr. Sulentic entered into the same Restrictive Covenants Agreement with the company as our other named executive officers. Concurrent with the 2022 CEO Strategic Equity Award, Mr. Sulentic voluntarily extended the term of his Restrictive Covenant Agreement through December 31, 2026.

Other NEOs Target Compensation Adjustments. As part of the annual target compensation review, the total annual compensation targets for each of our other named executive officers (except Ms. Giamartino) were also increased to align their compensation with market levels. Ms. Giamartino’s target compensation was not increased because her compensation had been adjusted in late 2021 upon her promotion to Chief Financial Officer.

Additional details about these updates and decisions can be found in “Section 4. Elements of the Compensation Program” in this CD&A.

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Section 2.

Our Executive Compensation Philosophy

Our Pay-for-Performance Philosophy

Our executive compensation program is designed to align pay and performance, reinforce our corporate strategy, attract and retain accomplished and high-performing executives and motivate those executives to consistently achieve short- and long-term goals consistent with our corporate strategy. Our pay philosophy emphasizes pay-for-performance through significant variable compensation tied to accomplishment of financial and strategic objectives.

To do this, we focus a significant percentage of our executive officers’ compensation on both annual and long-term incentive awards intended to drive growth in our business and in our share price in the short- and long-term, with a relatively modest portion of compensation paid in fixed base salary.

Executive Compensation Program Goals

The Committee establishes and administers our executive compensation program. Our short- and long-term compensation incentives are designed to:

LINK PAY TO PERFORMANCE

We place a significant portion of each executive officer’s potential compensation “at risk,” with incentive programs tied to financial metrics and strategic performance objectives.

•  In our annual incentive program, the financial metrics may be at the global level (i.e., based on the consolidated results of the enterprise) or based on a combination of global and segment performance, depending on the executive’s position. Payouts may be above, at or below target levels, based on achievement of these financial and strategic objectives.

•  All of our long-term incentives have a performance component in that the ultimate value of those incentives depends upon our stock price over a multi-year period. We seek to further link our long-term incentives to our financial results and stockholder returns by awarding a combination of Core EPS Equity Awards and Time Vesting Equity Awards.

ALIGN THE INTERESTS OF OUR EXECUTIVES WITH THOSE OF OUR STOCKHOLDERS

•  Our goal is to instill a sense of ownership in the company through equity-based awards and stock ownership requirements applicable to our directors and executives.

•  Equity awards align an executive’s financial interests with those of our stockholders by creating incentives to preserve and increase stockholder value as well as achieve solid financial results for our stockholders over a multi-year period.

ATTRACT AND RETAIN TOP LEADERSHIP TALENT

•  To successfully execute our business strategy, we must attract and retain top talent in our industry. To accomplish this goal, we provide our executives with compensation opportunities at levels commensurate with other organizations competing for their talents.

BE TRANSPARENT AND REFLECT BEST PRACTICES IN CORPORATE GOVERNANCE

•  In addition to creating compensation programs that are easily understood and tracked, we have adopted governance policies and practices designed to further align executive compensation with long-term stockholder interests.

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2022 Target Compensation Mix

The total 2022 target direct compensation* mix for our Chief Executive Officer (“CEO”) and all named Executive Officers (“NEOs”) including our CEO is shown here.

CEO Target Compensation Mix	CEO + NEOs Target Compensation Mix

*	Excludes 2022 CEO Strategic Equity Award.

Overview of Compensation Components

	Compensation Component	Description and Purpose
FIXED	Base Salary

– Provides a level of fixed compensation necessary to attract and retain senior executives.

– Set at a level that recognizes the skills, experience, leadership and individual contribution of each executive as well as the scope and complexity of the executive’s role, giving due consideration to appropriate comparator group benchmarking.

VARIABLE	Annual Performance Awards

– Variable cash incentive opportunity tied to financial metrics and achievement of individual strategic objectives.

– In 2022, the Committee used core EBITDA and segment operating profit to establish financial performance objectives in order to effectively tie annual cash performance compensation to our operating results. We believe that core EBITDA and segment operating profit are appropriate measures to evaluate our operating performance because they focus on profitability but exclude certain items that management does not consider directly indicative of the company’s ongoing performance.

– Each executive had a target cash performance award opportunity, one-half of which depends on the company’s financial performance (the “financial payout factor”) and the other half of which depends on the executive’s personal performance (the “strategic payout factor”).

Annual Long-Term Incentives

– Annual grants of time-based and performance-based restricted stock units (RSUs) that are intended to align the interests of our executives with those of stockholders over a multi-year period, and to support executive retention objectives.

– In 2022, our CEO was granted one-third of his target annual long-term incentive award value in the form of a Time Vesting Equity Award, and two-thirds in the form of a Core EPS Equity Award. Our other named executive officers were granted one-half of their target annual long-term incentive award value in the form of a Time Vesting Equity Award, and the other one-half in the form of a Core EPS Equity Award. We describe these two types of awards in greater detail in “Section 4. Elements of Our Compensation Program” in this CD&A.

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Compensation Governance Practices

Our compensation program is designed to promote exceptional performance and align the interests of our executives with the interests of our stockholders while discouraging executives from excessive risk taking.

What We Do	What We Don’t Do

INDEPENDENCE

100% of our Committee members are independent. The Committee engages its own compensation consultant and confirms each year that the consultant has no conflicts of interest and is independent.

STOCK OWNERSHIP REQUIREMENTS

We have stock ownership requirements for our directors and executive officers that require retention of at least 75% (100% for the CEO) of the net-after-tax shares acquired upon the exercise of stock options, the vesting of restricted stock or the settlement of vested restricted stock units until required ownership levels are met.

•  CEO: 5x Base Salary

•  CFO and Other NEOs: 3x Base Salary

•  Non-employee directors: 5x Annual Stock Grant

COMPENSATION CLAWBACK POLICY

We have a “compensation clawback policy” that permits the company, subject to the discretion and approval of our Board, to recover cash-based and performance-based- equity incentive compensation paid to any current or former “Section 16 officer” if there is a restatement of our financial results in certain circumstances. We intend to amend our policy as necessary to comply with the Securities and Exchange Commission’s (SEC) recently finalized rules on clawbacks once the New York Stock Exchange (NYSE) has adopted its related listing standards.

EQUITY AWARD POLICY

Our Equity Award Policy is designed to maintain the integrity of the equity award process and ensure compliance with all applicable laws. The Equity Award Policy sets the procedures that must be followed in connection with employee awards.

STOCKHOLDER ENGAGEMENT

We regularly engage with our stockholders about our executive compensation program.

NO HEDGING

We have a policy that prohibits all directors, executive officers and other designated insiders from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in hedging or other derivative transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

NO “SINGLE TRIGGER” CHANGE OF CONTROL PAYMENTS

We do not have employment contracts, plans or other agreements that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

NO SPECIAL PERQUISITES

Our named executive officers receive no special perquisites or other personal benefits, unless such benefits serve a reasonable business purpose, such as benefits specifically relating to healthcare and insurance.

NO TAX GROSS-UPS

As a policy matter, we do not provide tax gross-ups to our named executive officers, other than in connection with tax liabilities incurred with relocations and, if applicable, expatriate tax equalization.

Say on Pay Results

The Committee considers the results of annual stockholder advisory votes on the compensation of our named executive officers, otherwise known as a “say on pay” vote, in connection with the discharge of its responsibilities. We received strong support for our executive compensation from our stockholders at our 2022 annual meeting of stockholders, at which approximately 94% of the votes cast on the say on pay proposal were in favor of the 2021 compensation for our named executive officers. At this Annual Meeting, we will again hold a say on pay vote. We will also conduct an advisory vote on the frequency of future advisory votes on named executive officer compensation, otherwise known as a “say on pay frequency” vote. The Committee will consider the results of the say on pay and say on pay frequency votes in evaluating our executive compensation policies and programs.

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Section 3.

How We Make Compensation Decisions

Compensation Committee Role

At the beginning of each performance year, the Committee determines the appropriate target levels of each component of compensation and establishes annual financial and strategic performance objectives for each executive officer based on factors the Committee deems relevant in its business judgment. Following year-end, performance relative to these objectives is measured, and individual annual performance awards are then determined.

When establishing target compensation levels and annual performance objectives, the Committee may consider any factors it deems relevant, including:

•	Industry and market conditions;

•	The company’s financial performance (i.e., based on the consolidated results of the enterprise and/or segment results);

•	The company’s global and segment performance relative to competitors;

•	Our Board-approved annual operating plan and related strategy and objectives;

•	Individual factors, including performance and expectations, responsibilities, experience, retention risk, succession planning, prior compensation and positioning among other senior executives;

•	Overall effectiveness of the compensation program in achieving, measuring and rewarding desired performance levels;

•	The results of our annual “say on pay” vote;

•	Advice from the Committee’s independent compensation consultant;

•	Market compensation data among comparable companies; and

•	Current and evolving practices and trends among comparable companies.

These factors may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

Chief Executive Officer Role

Our CEO meets with the Committee and its independent compensation consultant to provide perspective about us and our industry that may be helpful in conducting an accurate survey of relevant market data. In addition, our CEO makes recommendations on non-CEO executive compensation and reviews and provides the Committee with commentary on the competitive pay information regarding non-CEO executive compensation contained in the report of its independent compensation consultant to the Committee. At the invitation of the Committee, our CEO also attends meetings when the performance of other executive officers is discussed. During these meetings, our CEO provides an assessment of those executives’ performance and recommends a payout percentage with respect to the strategic objectives portion of the annual performance bonus for each of those executive officers. The Committee makes all ultimate compensation decisions with respect to our executive officers (including for our CEO), incorporating both the feedback from its independent compensation consultant and our CEO. Our CEO does not attend Committee discussions where the Committee evaluates his performance or sets his compensation.

Independent Compensation Consultant Role

The Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its independent compensation consultant. FW Cook reports directly to the Committee, attends meetings and provides advice to the Committee. FW Cook prepares analyses for the Committee based on its review of market data that it believes to be relevant, including compensation levels at, and the financial performance of, a comparator group of companies identified for the relevant period.

FW Cook meets with the Committee and with management to solicit input on job scope, performance, retention issues and other relevant factors. FW Cook then prepares reports for the Committee with respect to management recommendations as to compensation opportunities of the applicable executive officers and the reasonableness of such recommendations. FW Cook works independently with the Committee chair to develop recommendations for CEO compensation. FW Cook provided a competitive analysis of target pay opportunities for CEOs in the comparator group, as well as research on one-time, special long-term incentive awards provided to CEOs of other large-cap companies, to inform the Committee’s decisions with respect to the CEO’s 2022 target total direct compensation opportunity and the design and structure of the 2022 CEO Strategic Equity Award. FW Cook also advises the Committee on compensation-related developments and best practices. FW Cook also advises the Governance Committee on non-employee director compensation.

FW Cook has not provided the company any services other than the services that it provides to the Committee and the Governance Committee. After considering, among other things, the other factors described elsewhere in this Proxy Statement with respect to FW Cook’s work for the Committee and (i) the absence of any business or personal relationship between FW Cook and any member of the Committee or any of our executive officers, (ii) a

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certification from FW Cook that it does not trade in our securities, (iii) FW Cook’s Independence Policy that is reviewed annually by its board of directors, and (iv) FW Cook’s policy of proactively notifying the Committee chair of any potential or perceived conflicts of interest, the Committee has concluded that FW Cook is independent and that its work does not raise any conflict of interest.

Peer Group Benchmarking—Comparative Market Data

We seek to offer total compensation opportunities competitive with the market in which we compete for executive talent. For some positions, this market is broader than the commercial real estate services and investment industry in which we operate. Accordingly, the Committee periodically reviews comparator company compensation data, general industry compensation survey data and recommendations from FW Cook to understand whether our executive compensation is reasonable and competitive. For certain executives, the Committee examines target compensation levels against business services sector comparators and a broad group of non-manufacturing companies, including those that the Committee considers to be our most comparable public company competitors. This group changes from time to time, and for 2022 executive-compensation-planning purposes it consisted of the following companies:

Benchmarking Compensation Peer Group

Accenture plc	DXC Technology Company	Jones Lang LaSalle Incorporated

AECOM	Fidelity National Information Services, Inc.	ManpowerGroup Inc.

Aon plc	Fiserv, Inc.	Marsh & McLennan Companies, Inc.

Automatic Data Processing, Inc.	Fluor Corporation	The Bank of New York Mellon Corporation

Cognizant Technology Solutions Corporation	Hewlett Packard Enterprise Company	Willis Towers Watson Public Limited Company

Cushman & Wakefield plc	Jacobs Engineering Group Inc.

The group of companies listed above includes business services companies outside our industry, with stature, size and complexity that are generally similar to our own, in recognition of the fact that all of our direct competitors are smaller than us and/or are non-public organizations, and competition for certain senior management talent is not limited to our industry. We believe the executive compensation practices of the comparator group, taken as a whole, serves as one appropriate reference for our executive compensation, and we do not target any particular compensation percentile within the comparator group when setting executive compensation.

The Committee considers market compensation data that it believes to be reliable and relevant when establishing executive compensation targets. As one factor in setting compensation targets for our CEO, the Committee examines data for comparable positions in the comparator group described above, which indicates, for example, that our CEO’s base salary and annual incentive targets should be significantly more than those of the next highest paid company executive. This is partly a function of competitive market data, which indicates that chief executive officers are paid significantly higher than other executives, but it also reflects the Committee’s view that our CEO bears ultimate responsibility for our global results and our overall success, such that his compensation opportunity should be set higher. Because reliable comparative data for other positions that might be specific to our business, such as a business-line chief executive officer, is not broadly available from the comparator group, the Committee also reviews compensation data from the comparator group for the most comparable level positions (e.g., 2nd or 3rd highest paid). The Committee also reviews data from outside the identified comparator group that it considers to be a reliable indicator of market compensation levels for those positions. As noted above, market compensation data is only one of many factors considered by the Committee when setting the compensation mix and levels for any particular executive. The actual factors considered by the Committee may vary from year to year based upon the Committee’s subjective business judgment reflecting its members’ collective experience.

Consideration of Stockholder Feedback on Executive Compensation

In 2022, we continued our stockholder outreach program and sought feedback from stockholders on a variety of topics, including strategy and execution, board refreshment, compensation practices, risk oversight, stockholder rights, sustainability and culture/human capital. With respect to executive compensation, stockholders generally reported that executive compensation was viewed as well-aligned with performance. The Committee endeavors to incorporate feedback from our stockholders into our annual compensation decisions. For additional information regarding our stockholder engagement program, see “Corporate Governance—Stockholder Engagement” in this Proxy Statement.

Say on Pay Results

The Committee also considers the results of annual stockholder advisory votes on the compensation of our named executive officers in connection with the discharge of its responsibilities. We received strong support for our executive compensation program from our stockholders at our 2022 annual meeting of stockholders, at which approximately 94% of the votes cast on the “say on pay” proposal were in favor of the 2021 compensation for our named executive officers. The Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

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Compensation Risk Assessment

The Committee annually reviews the risks that may arise from our compensation programs, and in 2022, we undertook a comprehensive assessment of risk relating to those programs. Our management prepared a detailed inventory of all of our compensation programs, and with the assistance of FW Cook, on behalf of the Committee, analyzed each program’s design to determine whether the program creates or encourages excessive or inappropriate risk taking. Based on this review and analysis, we and the Committee have concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on us.

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Section 4.

Elements of Our Compensation Program

Compensation Elements for NEOs

The compensation program for our named executive officers consists primarily of three elements: base salary, annual performance awards (paid in cash), and long-term equity-based incentives (granted with time-based and performance-based vesting conditions). We endeavor to attract, motivate and retain exceptional individuals with demonstrated leadership and other capabilities required to implement innovative business initiatives, while concurrently encouraging those leaders to work towards ambitious long-term business objectives. We further seek to customize our pay practices based on individual performance, leadership and potential, as well as global and segment results. We assess our executives in the context of a methodical performance management process. We believe that our pay practices support all of these efforts.

A significant percentage of our executive officers’ annual compensation package is variable, consisting of annual cash performance awards and long-term equity-based incentives. As shown in the charts below, for 2022, the target annual cash performance awards and long-term equity incentives (excluding the 2022 CEO Strategic Equity Award) comprised approximately (i) 93% of total target direct compensation for our CEO and (ii) on average 89% of total target direct compensation for our CEO together with our other named executive officers.

2022 CEO “At Risk” Performance-Based Compensation

2022 NEO “At Risk” Performance-Based Compensation

Base Salary

We provide competitive base salaries that allow us to attract and retain a high-performing leadership team at a reasonable level of fixed costs. Base pay levels generally reflect a variety of factors, such as the executive’s skill and experience, the seniority of the position, the difficulty of finding a replacement, affordability and the positioning of the base pay against market salary levels and against base salaries of other senior executives at the company. Base salaries are generally reviewed annually during the first quarter of the year but may also be reviewed at other times if an executive officer’s responsibilities have materially changed or other special circumstances so warrant.

“Section 4. Elements of Our Compensation Program—2022 Compensation Decisions” in this CD&A describes each named executive officer’s base salary increase for 2022.

Annual Performance Awards—Executive Bonus Plan

In 2022, the Committee granted annual performance awards to our executive officers under our Executive Bonus Plan, or EBP. Consistent with prior years, the EBP is based on two key components, financial performance and strategic performance. Within the framework of the EBP, the Committee establishes

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target and maximum award opportunities and corresponding performance goals and determines actual payouts for our executives. The EBP is designed to motivate and reward executives by aligning pay with annual performance, and the amount of an award is measured by the executive’s success against a combination of challenging financial and strategic performance objectives established by the Committee. We may determine in any year to pay an award under the EBP in cash, or in the form of company stock or other non-cash forms of compensation.

2022 Financial Metrics Under the EBP

In 2022, 50% of each executive’s annual performance award was based on achievement of financial performance targets. The Committee used core EBITDA for our global business (measured against plan) when establishing 2022 financial performance targets under the EBP for our CEO and other corporate executives with enterprise-wide roles to effectively tie compensation to our operating results. We believe that core EBITDA is an appropriate measure to evaluate our operating performance because it focuses on profitability but excludes certain items that management does not consider directly indicative of the company’s ongoing performance.

For our executives who run our business segments, their 2022 financial performance targets were based on a combination of core EBITDA for the global business and segment operating profit. We believe segment operating profit is an appropriate measure to evaluate segment operating performance because it focuses on profitability but excludes certain items that management does not consider directly indicative of the relevant segment’s ongoing performance. We believe it is appropriate that the financial metrics driving compensation outcomes match the metrics by which the business is managed. We believe that this combined measurement encourages our executives to collaborate across and contribute to the success of our entire enterprise, while also holding executives accountable for the results of the segment they lead.

Following year-end, our actual financial performance is then compared to the targeted financial performance. For our executives to be eligible to receive any award under the financial component of the EBP for 2022, our actual financial performance had to exceed 70% of the applicable target for core EBITDA/segment operating profit. Performance at the target level for core EBITDA/segment operating profit would have resulted in a payout of 100% of target for the financial component, and performance at 130% or greater of the target level for core EBITDA/segment operating profit would have resulted in a payout of 200% of target for the financial component. For performance between 70% and 130% of the target goal, payout for the financial component is linearly interpolated.

The 2022 core EBITDA/segment operating targets for our named executive officers (other than Mr. Lafitte, who received a 2022 bonus payment equal to his target bonus under his separation agreement), as compared to actual core EBITDA/actual segment operating profit in 2022, were as follows:

	Target for 2022 core EBITDA/segment operating profit (in millions)		Actual 2022 core EBITDA/segment operating profit (in millions)		Actual Achievement Against Target		Payout Factor		Relevant Business Objective Weighting(1)
Robert E. Sulentic Emma E. Giamartino		$3,344		$2,924	87.5%		58.2%		Global (100%)
Chandra Dhandapani	$ $	3,344 897	$ $	2,924 899	87.5 100.3	% %	58.2 100.9	% %	Global (55%) GWS (45%)
John E. Durburg	$ $ $	3,344 897 2,355	$ $ $	2,924 899 1,910	87.5 100.3 81.1	% % %	58.2 100.9 37.1	% % %	Global (50%) GWS (19%) Advisory (31%)
Daniel G. Queenan	$ $ $	3,344 2,355 500	$ $ $	2,924 1,910 518	87.5 81.1 103.6	% % %	58.2 37.1 112.1	% % %	Global (50%) Advisory (19%) REI (31%)

(1)

In May 2022, Ms. Dhandapani and Messrs. Durburg and Queenan assumed new roles as CEO, GWS; CEO, Advisory Services; and CEO, REI, respectively. The relevant business objective weightings are pro-rated to reflect the portion of the year each officer served in their prior role and their current role.

“Section 5. 2022 NEO Compensation and Performance Summaries” in this CD&A includes a discussion of each named executive officer’s 2022 financial objectives.

2023 Financial Metrics under the EBP

For 2023, the Committee continued to use core EBITDA for our global business (measured against plan) to establish 2023 financial performance targets under the EBP for our CEO and other corporate executives with enterprise-wide roles. We also continued to use a combination of core EBITDA and segment operating profit to set 2023 financial performance targets for executives who run our business segments. We do not disclose the specific financial targets for 2023 due to competitive reasons.

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2022 Strategic Objectives under the EBP

Although company financial performance is critical to our success, the Committee also believes that a substantial portion of the EBP award (50% for 2022) should take into account the executive’s overall performance, including important strategic objectives. The strategic objective component of annual performance awards under the EBP is both qualitative and quantitative in measurement. These pre-set objectives—which the Committee approves for each executive at the beginning of each performance year—enable the Committee to influence management’s performance against strategies beyond near-term financial objectives to include certain strategic objectives related to ESG initiatives, the quality of our earnings, the positioning of our business for the future and the mitigation of risk. We believe this approach is also responsive to our stockholders that have requested linking earned incentive compensation to annual progress against longer-term strategic goals, including important ESG initiatives. See “Section 5. 2022 NEO Compensation and Performance Summaries” in this CD&A for a discussion of the specific 2022 strategic objectives approved for each named executive officer (other than Mr. Lafitte).

Pursuant to the EBP, following the end of the performance year, the CEO (or in the case of the CEO, the Committee) reviews each executive’s overall performance, taking into account the various strategic objectives that were established at the beginning of the year and any special factors that could have affected performance during the year, such as other objectives and measures that may have become important to us or the executive during the year that are not reflected in the formal strategic objectives approved at the beginning of the performance year.

Under our EBP, the CEO (or the Committee, as applicable) then determines the payout factor, as a percentage of target, for the strategic performance component using the ratings framework below:

Strategic Performance Measurement Scorecard

Rating	Performance Assessment	Strategic Payout Factor (% of Target)

1	Far Below Expectations	0%

2	Partially Met Expectations	75%

3	Met Expectations	100%

4	Somewhat Exceeded Expectations	125%

5	Far Exceeded Expectations	150%

“Section 5. 2022 NEO Compensation and Performance Summaries” of this CD&A includes a discussion of each named executive officer’s 2022 strategic performance objectives.

2022 EBP Award Payout Determination

The payouts for the financial component and the strategic component of the EBP award, each as described above, are then added together to arrive at a total 2022 EBP award. Payout on the financial component (weighted 50%) may range from 0 to 200% of target, while payout on the strategic component (weighted 50%) may range from 0 to 150% of target. As a result, the maximum payout for 2022 EBP awards is 175% of target. The Committee may also determine to issue to our CEO a supplemental and discretionary award under our EBP in exceptional and exceedingly deserving circumstances, and our CEO (subject to ratification by the Board or the Committee) may determine to issue to our other executive officers a supplemental and discretionary bonus under the EBP in such circumstances not to exceed 200% of the target award. No supplemental EBP awards were awarded in 2022.

“Section 5. 2022 NEO Compensation and Performance Summaries” in this CD&A describes how each named executive officer’s EBP payout for 2022 was calculated.

Long-Term Incentive Awards

We use equity compensation as a long-term incentive to create alignment with stockholders, to reward achievement of multi-year financial objectives, and as a retention tool for top executives that have the most direct impact on corporate results. The link to performance in our long-term incentive grants is prospective in nature. For example, equity grants encourage executives not only to contribute to the creation of additional stockholder value but also to help maintain and preserve existing stockholder value—because the executives share in that value through their equity. Our equity grants are subject to multi-year vesting schedules, which help us to retain key talent.

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Annual Long-Term Incentive Program

In 2022, the Committee granted annual equity awards in two forms—a Time Vesting Equity Award and a Core EPS Equity Award.

2022 Annual Equity Award Grant Metrics

TIME VESTING EQUITY AWARD RSUs	Vest 25% per year in 2023, 2024, 2025 and 2026, subject to the executive’s continued service.

CORE EPS EQUITY AWARD Performance-based RSUs

May be earned from 0 to 200% of the target number of performance-based RSUs, based on the extent to which our cumulative 2022 to 2023 core EPS performance meets, exceeds or falls short of established targets. We do not disclose these targets prior to the end of the performance period for competitive reasons.

If actual core EPS is less than the minimum threshold, then none of the units will be earned. Achievement of the threshold, target, and maximum core EPS goals would result in payout of 50%, 100%, and 200% of the target units, respectively. The payout is linearly interpolated for performance between the core EPS threshold and target and for performance between and the core EPS target and maximum.

Any earned performance-based RSUs vest in full in February 2025.

AWARD DETERMINATIONS

For our CEO, the Committee determines the amount of his equity award. For our other executive officers, our CEO recommends to the Committee the recipients of equity awards as well as the amount of each award. In evaluating these recommendations and making its final award determinations for all executive officers, the Committee considers:

•  the executive’s position within our organization;

•  ongoing performance and expected contributions by the executive to our future success; and

•  input from FW Cook, taking into consideration relevant market data (when applicable), pay equity among the relevant employee group and other factors.

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Other Compensation Elements

DEFERRED COMPENSATION PLAN (DCP)

The plan provides select management employees whose incomes exceed a certain threshold (including our executive officers) and non-employee directors a tax-efficient method to defer compensation to future years, thus increasing the value of our overall compensation program in support of our recruitment and retention objectives.

•  None of our non-employee directors or named executive officers, except Ms. Dhandapani, deferred compensation under the DCP in 2022.

The DCP is described in more detail under “Executive Compensation—Summary of Plans, Programs and Agreements—Deferred Compensation Plan.”

SEVERANCE PLAN

We have a Change in Control and Severance Plan for Senior Management, or Severance Plan, in which all of our named executive officers for 2022 participate. The Committee believes that the Severance Plan is reflective of current compensation practices and trends and is essential to recruiting, retaining and developing high-quality executive talent in the competitive market because it provides protection to the executive if the company does not retain him or her in certain circumstances.

Participants under the Severance Plan are eligible to receive:

•  severance benefits upon a qualifying termination of employment, including enhanced benefits for a qualifying termination that occurs within a window period surrounding a change in control of the company, and

•  continued vesting, in whole or in part, in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company (or accelerated vesting if such equity awards are not assumed by the successor company).

TREATMENT OF ANNUAL EQUITY AWARDS ON TERMINATION DUE TO DEATH, DISABILITY AND RETIREMENT	The award agreements under which we granted our 2019, 2020, 2021 and 2022 equity awards provide for continued or accelerated vesting, in whole or in part, of the unvested portion of those awards in the event of termination of employment due to death, disability or retirement.

TREATMENT OF STRATEGIC EQUITY AWARDS ON QUALIFYING TERMINATION OR RETIREMENT	The award agreements under which we granted the Strategic Equity Awards provide for continued or accelerated vesting, in whole or in part, of the unvested portion of those awards in the event of termination of employment due to death or disability, by the company without cause or the grantee for good reason, or due to retirement.

BENEFITS

We believe the following other elements of compensation are important to attract, motivate and retain the top executive talent for which we compete.

•  Our named executive officers are eligible to participate in the same health, welfare and insurance benefit plans in which our employees are generally able to participate.

•  In addition, we offer our named executive officers out of country medical coverage and reimbursement for an annual physical.

•  Some or all of our executive officers may also participate in broad-based plans and policies (such as our 401(k) plan).

2022 Compensation Decisions

CEO Target Compensation Adjustment, Strategic Equity Award and Restrictive Covenants Agreement Extension

2022 Base Salary	2022 EBP Target Awards	Total 2022 Annual Equity Awards

$1,250,000 (increase of $100,000)	$2,500,000 (increase of $200,000)	$14,750,000 (increase of $1,950,000)

The Committee believes that Mr. Sulentic’s target total direct compensation should be structured in a manner that recognizes the critical role Mr. Sulentic plays in leading the company to achieve superior performance and rewards his continued leadership . When setting Mr. Sulentic’s target compensation for 2022, the Committee considered Mr. Sulentic’s significant contributions during his over 10-year tenure as CEO, including the fact that under Mr. Sulentic’s leadership, the company successfully navigated the global pandemic, enhanced its management team and continued diversifying and strengthening its business across asset

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types, business lines, clients and geographies. Further, during Mr. Sulentic’s tenure, the company has made significant environmental, social and governance progress, as evidenced by its inclusion in the Dow Jones Sustainability World Index and the Bloomberg Gender-Equality Index, among others.

In February 2022, after taking into consideration the company’s performance over multiple years and Mr. Sulentic’s significant contributions, the Committee increased Mr. Sulentic’s total target annual compensation to $18,500,000. In addition, the Committee awarded Mr. Sulentic a one-time strategic equity award (“2022 CEO Strategic Equity Award”) with target grant value of $7,500,000 and a five-year cliff vesting period. Including the 2022 CEO Strategic Equity Award, 95% of Mr. Sulentic’s 2022 compensation package is tied to financial and strategic performance measures and/or total stockholder return. The Committee previously offered Mr. Sulentic a significant strategic equity award in 2017, which Mr. Sulentic declined. Notwithstanding the fact that Mr. Sulentic did not participate in the 2017 program, at that time, Mr. Sulentic entered into the same Restrictive Covenants Agreement with the company as our other named executive officers. Concurrent with the 2022 CEO Strategic Equity Award, Mr. Sulentic voluntarily extended the term of his Restrictive Covenant Agreement through December 31, 2026. The 2022 CEO Strategic Equity Award and restrictive covenants agreement are described in greater detail below under “—2022 CEO Strategic Equity Award and Second Amended and Restated Restrictive Covenants Agreement.”

The Committee believes that the structure of Mr. Sulentic’s compensation package, with its emphasis on performance-based and equity elements, is warranted, aligned with continued long-term shareholder value creation and rewards Mr. Sulentic for his continued leadership of the company over the next five years. The company has had an outstanding track record since Mr. Sulentic became CEO in December 2012, as reflected in strong revenue and earnings growth and total stockholder return.

Comparison of 10-Year Cumulative Total Return(1) among CBRE Group, Inc. and the S&P 500 Index(2)(3)

(1)	$100 invested on December 31, 2012 in stock or index-including reinvestment of dividends, fiscal year ending December 31.
(2)	Copyright© 2022 Standard & Poor’s, a division of S&P Global. All rights reserved.
(3)

Information regarding the performance of certain members of the company’s peer group is not available for the full 10-year period. For a comparison of the 5-year cumulative total return among the company, the S&P 500 and the company’s peer group, please see “Section 1. Introduction” in this CD&A.

Other NEOs Target Compensation Adjustments

In 2022, as part of the review of target annual compensation opportunities, the Committee approved increases to the salary and annual long term-term equity targets for Ms. Dhandapani and Messrs. Queenan and Lafitte. Ms. Dhandapani’s equity award target for 2022 was subsequently increased by $750,000 in connection with her promotion to CEO, GWS. The Committee also approved increases to the EBP targets for Ms. Dhandapani and Mr. Queenan. These increases (from 2021) reflect their strong performance, and positions their compensation more appropriately in relation to market compensation levels and our stated compensation philosophy. For more information, see “Section 5. 2022 NEO Compensation and Performance Summaries” in this CD&A.

	2022 Base Salary	2022 EBP Target Awards	Total 2022 Annual Equity Awards

Emma E. Giamartino	$680,000	$1,000,000	$1,820,000

Chandra Dhandapani	$750,000 (Increase of $50,000)	$1,100,000 (Increase of $250,000)	$3,400,000 (Increase of $1,600,000)

John E. Durburg(1)	$775,000	$1,160,000	$4,065,000

Daniel G. Queenan	$775,000 (Increase of $75,000)	$1,160,000 (Increase of $60,000)	$4,065,000 (Increase of $1,365,000)

Michael J. Lafitte	$775,000 (Increase of $40,000)	$1,160,000	$4,065,000 (Increase of $1,215,000)

(1)	Mr. Durburg was not a named executive officer for 2021, and so we do not present compensation information for him for that year.

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2022 Restrictive Covenants Agreements with Certain Named Executive Officers

In connection with 2022 compensation increases, Ms. Dhandapani and Messrs. Durburg, Queenan and Lafitte entered in a new restrictive covenants agreement with the company which provides for certain post-termination non-competition, non-solicitation of clients and non-solicitation of employees covenants.

Certified Achievement for Core EPS Equity Awards Granted in 2021

In 2021, we granted to our named executive officers Core EPS Equity Awards. These 2021 Core EPS Equity Awards were granted with a target number of RSUs, of which zero to 200% could be earned based on the extent to which the company achieved core EPS targets over a minimum threshold as measured on a cumulative basis for the 2021 and 2022 fiscal years. The cumulative core EPS “threshold,” “target” and “max” for the 2021 Core EPS Equity Awards was set at $6.72, $7.90 and $9.08, respectively. The target goal of $7.90 was developed by applying an approximately 15% target growth rate in Core EPS from the 2020 base year core EPS of $3.27 and an approximately 10.7% target growth rate in Core EPS from 2021 to 2022 (i.e., sum of $3.75 (approximately 15% growth over $3.27) and $4.15 (approximately 10.7% growth over $3.75)). Threshold and maximum goals were similarly established by using two-year cumulative compound annual growth rates of approximately 15% below and above the target, respectively.

On February 10, 2023, the Committee certified the company’s cumulative core EPS performance for the performance period at $11.02. As a result, payout was 200% of target for the 2021 Core EPS Equity Awards. The 2021 Core EPS Equity Awards are subject to forfeiture in certain circumstances as set forth in the applicable award agreement.

Strategic Equity Awards

The Committee views strategic equity awards as crucial to our compensation program and our philosophy of aligning pay and performance. As seen below, the Committee has used these awards to create immediate alignment within the executive ranks by allowing key individuals to participate in the same program or effectively the same program with the same goals and performance periods in cases of new hires or promotions since the original 2017 Strategic Equity Awards were granted.

2017 Strategic Equity Award

The 2017 Strategic Equity Award is a six-year cliff vesting award with challenging performance hurdles, that required executives to enter into restrictive covenants as described below. This award was structured to:

•	encourage focus on longer-term business outcomes (performance periods are six years); and

•	provide our executives with a significant and incremental financial incentive to achieve superior outcomes for our stockholders.

NEO Eligibility: In 2017, in exchange for the execution of certain restrictive covenants described below, a group of our most senior executives around the globe, including Ms. Dhandapani and Messrs. Durburg, Queenan and Lafitte, received Strategic Equity Awards with a six-year cliff vesting period (2018-2023).

In 2017, the Committee also offered Mr. Sulentic a significant Strategic Equity Award, which Mr. Sulentic declined. Notwithstanding the fact that Mr. Sulentic did not participate in the 2018-2023 program, Mr. Sulentic entered into the same Restrictive Covenants Agreement with the company as our other named executive officers.

The 2017 Strategic Equity Award granted to Ms. Dhandapani and Messrs. Durburg, Queenan and Lafitte is strongly performance-based, with vesting of two-thirds of the award to each executive driven by the extent to which the company achieves rigorous cumulative Adjusted EPS and total stockholder return performance hurdles relative to the S&P 500 over a six-year performance period.

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The 2017 Strategic Equity Award is split into three types of RSU awards:

TIME VESTING STRATEGIC EQUITY AWARD (one-third of target grant value)	VESTING: Cliff vests on December 1, 2023.

RELATIVE TSR (“rTSR”) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which may be earned based on the cumulative total stockholder return (“TSR”) of the company compared to the cumulative TSR of each of the other companies comprising the S&P 500 on December 1, 2017 (the “S&P 500 Comparison Group”).

PERFORMANCE PERIOD: Six-year measurement period commencing on December 1, 2017 and ending on December 1, 2023.

VESTING: Vesting will occur on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 60 days).

RELATIVE EPS (“rEPS”) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which may be earned based on the cumulative adjusted EPS growth of the company compared to the cumulative EPS growth, as reported under GAAP, of each of the other companies in the S&P 500 Comparison Group.

PERFORMANCE PERIOD: Six-year measurement period commencing on January 1, 2018 and ending on December 31, 2023.

VESTING: Vesting will occur on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 90 days).

Performance and Payout Schedule for 2017 rTSR and rEPS Awards

The performance and payout schedule for the rTSR and rEPS Strategic Equity Awards is intended to be challenging, as evidenced by the fact that these performance awards will not vest unless the company’s performance on the relevant metric exceeds 50th percentile performance. The payout schedule for the rTSR and rEPS Strategic Equity Awards is as follows:

CBRE’s rTSR Performance (Percentile Rank)	% of Target rTSR Share Units that Vest	CBRE’s rEPS Performance (Percentile Rank)	% of Target rEPS Share Units that Vest

<= 50th Percentile	0%	<= 50th Percentile	0%

>= 75th Percentile	175%	>= 75th Percentile	175%

The payout percentage is linearly interpolated if the company’s performance percentile ranking falls between the 50th percentile and 75th percentile.

Restrictive Covenants Agreement Executed in Connection with 2017 Strategic Equity Award

As a condition to receiving the 2017 Strategic Equity Award, the group of global senior executives participating in the program, including Ms. Dhandapani and Messrs. Durburg, Queenan and Lafitte entered into a restrictive covenants agreement with the company which provides for certain post-termination non-competition, non-solicitation of clients and non-solicitation of employees covenants. Although Mr. Sulentic declined his Strategic Equity Award as stated above, he nonetheless entered into the same restrictive covenants agreement with the company as our other named executive officers.

2021 Strategic Equity Award and Restrictive Covenants Agreement

In 2021, the Committee granted a strategic equity award (the “2021 Strategic Equity Awards”) to each of Ms. Giamartino and Ms. Dhandapani in connection with their promotions to Chief Financial Officer and Chief Transformation Officer, respectively. This was done in order to better reflect Mses. Giamartino’s and Dhandapani’s contributions to the company and their ability to drive outperformance on key metrics against peers. The Strategic Equity Awards continue to be an effective way to retain, incentivize, and align executives with stockholders when executives join the company or are promoted into roles where they have more significant influence on company performance.

The 2021 Strategic Equity Awards have the same general terms and payout curves as the 2017 Strategic Equity Awards discussed above, except that the entire award is performance-based in nature, with no time-vesting component.

The 2021 Strategic Equity Awards are split into two types of RSU awards:

•

rTSR Strategic Equity Award (one-half of target grant value)—granted with a target number of RSUs, zero to 175% of which may be earned based on the cumulative TSR of the company compared to the cumulative TSR of each of the companies in the S&P 500 Comparison Group over a six-year measurement period commencing on December 1, 2017 and ending on December 1, 2023.

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•

rEPS Strategic Equity Award (one-half of target grant value)—granted with a target number of RSUs, zero to 175% of which may be earned based on the cumulative adjusted EPS growth of the company compared to the cumulative EPS growth, as reported under GAAP, of each of the other companies in the S&P 500 Comparison Group over a six-year measurement period commencing on January 1, 2018 and ending on December 31, 2023.

As a new recipient of a strategic equity award, Ms. Giamartino executed a Restrictive Covenants Agreement with the same terms as our other named executive officers.

2022 CEO Strategic Equity Award and Second Amended and Restated Restrictive Covenants Agreement

In 2022, the Committee granted Mr. Sulentic a strategic equity award with a grant date value of $7,500,000. The 2022 CEO Strategic Equity Award is split into three types of RSU awards:

TIME VESTING STRATEGIC EQUITY AWARD (one-third of target grant value)	VESTING: Cliff vests on February 25, 2027.

RELATIVE TSR (“rTSR”) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which may be earned based on the cumulative total stockholder return (“TSR”) of the company compared to the cumulative TSR of each of the other companies comprising the 2022 Comparison Group.

PERFORMANCE PERIOD: Five-year measurement period commencing on January 1, 2022 and ending on December 31, 2026.

VESTING: Vesting will occur on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 90 days).

RELATIVE EPS (“rEPS”) STRATEGIC EQUITY AWARD (one-third of target grant value)

Granted with a target number of RSUs, zero to 175% of which may be earned based on the cumulative adjusted EPS growth of the company compared to the cumulative EPS growth, as reported under GAAP, of each of the other companies in the 2022 Comparison Group.

PERFORMANCE PERIOD: Five-year measurement period commencing on January 1, 2022 and ending on December 31, 2026.

VESTING: Vesting will occur on the date on which the Committee certifies the performance percentile ranking achieved (which certification will occur as soon as practicable following the end of the performance period, but in no event more than 90 days).

Performance and Payout Schedule for 2022 CEO rTSR and rEPS Awards

The performance and payout schedule for the rTSR and rEPS Strategic Equity Awards is intended to be challenging, as evidenced by the fact that these performance awards will not vest unless the company’s performance on the relevant metric exceeds 50th percentile performance. The payout schedule for the rTSR and rEPS Strategic Equity Awards is as follows:

CBRE’s rTSR Performance (Percentile Rank)	% of Target rTSR Share Units that Vest	CBRE’s rEPS Performance (Percentile Rank)	% of Target rEPS Share Units that Vest

<= 50th Percentile	0%	<= 50th Percentile	0%

>= 75th Percentile	175%	>= 75th Percentile	175%

The payout percentage is linearly interpolated if the company’s performance percentile ranking falls between the 50th percentile and 75th percentile.

The 2022 CEO Strategic Equity Award is intended to recognize the critical role Mr. Sulentic plays in leading the company to achieve superior performance and reward his continued leadership. The Committee previously offered Mr. Sulentic a significant strategic equity award in 2017, which Mr. Sulentic declined. Notwithstanding the fact that Mr. Sulentic did not participate in the 2017 program, at that time, Mr. Sulentic entered into the same Restrictive Covenants Agreement with the company as our other named executive officers. Concurrent with the 2022 CEO Strategic Equity Award, Mr. Sulentic voluntarily extended the term of his Restrictive Covenant Agreement through December 31, 2026. Mr. Sulentic’s restrictive covenants agreement provides for certain one-year post termination non-competition and non-solicitation covenants in the event of a resignation without good reason or a termination for cause prior to its expiration date.

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Section 5.

2022 NEO Compensation and Performance Summaries

Linking Pay and Performance

Summaries of the compensation decisions made by the Compensation Committee in recognition of our named executive officers’ performance during 2022 are described below.

Robert E. Sulentic President and Chief Executive Officer

Base Salary	$1,250,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$9,833,333
	(at Target)
	Time Vesting	$4,916,667
	Total	$14,750,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%)

Core EBITDA - 100%

Actual Achievement Against Target: 87.5%

Financial Component Payout: 58.2%

Strategic Component Payout: 140%

Strategic Objectives (weighted 50%)

Mr. Sulentic was expected to achieve specific objectives set for him in support of the company’s corporate strategy:

– Evolve leadership team to achieve company aspirations;

– Achieve efficient free cash flow conversion;

– Generate superior returns for investor clients and shareholders;

– Meaningfully elevate employee engagement across the enterprise; and

– Make direct positive impacts on diversity.

Based on the Committee’s review of Mr. Sulentic’s strategic objectives, the Committee approved an above target payout of 140%.

				2022 Target $2,500,000	2022 Payout $2,477,350

In 2022, Mr. Sulentic also received a one-time strategic equity award (“2022 CEO Strategic Equity Award”) with target grant value of $7,500,000 and a five-year cliff vesting period. The 2022 CEO Strategic Equity Award is described in greater detail in “Section 4. Elements of Our Compensation Program—Strategic Equity Awards—2022 CEO Strategic Equity Award and Second Amended and Restated Restrictive Covenants Agreement” in this CD&A.

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Emma E. Giamartino Chief Financial Officer

Base Salary	$680,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$910,000
	(at Target)
	Time Vesting	$910,000
	Total	$1,820,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%)

Core EBITDA - 100%

Actual Achievement Against Target: 87.5%

Financial Component Payout: 58.2%

Strategic Component Payout: 135%

Strategic Objectives (weighted 50%)

Ms. Giamartino was expected to achieve specific objectives set for her in support of the company’s corporate strategy:

– Elevate the company’s M&A program and evolve the corporate development team;

– Elevate the company’s REI investment program;

– Transform the Finance organization;

– Achieve efficient free cash flow conversion and improve related processes; and

– Make direct positive impacts on diversity.

Based on Mr. Sulentic’s review of Ms. Giamartino’s performance, the Committee approved an above target payout of 135%.

				2022 Target $1,000,000	2022 Payout $965,940

Chandra Dhandapani Chief Executive Officer, Global Workplace Solutions

Base Salary	$750,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$1,700,000
	(at Target)
	Time Vesting	$1,700,000
	Total	$3,400,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%)

Core EBITDA - 55%

GWS segment operating profit - 45%

Actual Achievement Against Target:

87.5% (Global)

100.3% (GWS)

Global Financial Component Payout: 58.2%

GWS Financial Component Payout: 100.9%

Strategic Component Payout: 135%

Strategic Objectives (weighted 50%)

Ms. Dhandapani was expected to achieve specific objectives set for her in support of the company’s corporate strategy:

– Differentiate GWS enterprise and data center services business;

– Achieve meaningful progress toward Local Facilities Management growth;

– Achieve efficient free cash flow conversion for GWS;

– Transform the People Function;

– Assure next level succession planning; and

– Make direct positive impacts on diversity.

Based on Mr. Sulentic’s review of Ms. Dhandapani’s performance, the Committee approved an above target payout of 135%.

				2022 Target $1,100,000	2022 Payout $1,168,623

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John E. Durburg Chief Executive Officer, Advisory Services

Base Salary	$775,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$2,032,500
	(at Target)
	Time Vesting	$2,032,500
	Total	$4,065,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 100%)

Core EBITDA - 50%

GWS segment operating profit - 19%

Advisory segment operating profit - 31%

Actual Achievement Against Target:

87.5% (Global)

100.3% (GWS)

81.1% (Advisory)

Global Financial Component Payout: 58.2%

GWS Financial Component Payout: 100.9%

Advisory Financial Component Payout: 37.1%

Strategic Component Payout: 125%

Strategic Objectives (weighted 50%)

Mr. Durburg was expected to achieve specific objectives set for him in support of the company’s corporate strategy:

– Differentiate project management and data center services business;

– Elevate project management business through Turner & Townsend integration;

– Achieve meaningful progress toward Local Facilities Management growth;

– Achieve efficient free cash flow conversion for GWS;

– Enhance Americas Advisory leadership team;

– Advance the broker operating platform;

– Advance next generation producers in Advisory; and

– Make direct positive impacts on diversity.

Based on Mr. Sulentic’s review of Mr. Durburg’s performance, the Committee approved an above target payout of 125%.

				2022 Target $1,160,000	2022 Payout $1,072,389

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Daniel G. Queenan Chief Executive Officer, Real Estate Investments

Base Salary	$775,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$2,032,500
	(at Target)
	Time Vesting	$2,032,500
	Total	$4,065,000

Annual Performance Awards – Executive Bonus Plan	Financial Objectives (weighted 50%)

Core EBITDA - 50%

Advisory segment operating profit - 19%

REI segment operating profit - 31%

Actual Achievement Against Target:

87.5% (Global)

81.1 (Advisory)

103.6% (REI)

Global Financial Component Payout: 58.2%

Advisory Financial Component Payout: 37.1%

REI Financial Component Payout: 112.1%

Strategic Component Payout: 115%

Strategic Objectives (weighted 50%)

Mr. Queenan was expected to achieve specific objectives set for him in support of the company’s corporate strategy:

– Enhance Americas Advisory leadership team;

– Advance the broker operating platform;

– Advance next generation producers in Advisory;

– Develop and execute REI business strategy;

– Elevate REI to world class investor/operator/developer;

– Develop and execute aspirational growth plan for Trammell Crow Company;

– Elevate CBRE Investment into REI Select Opportunities; and

– Make direct positive impacts on diversity.

Based on Mr. Sulentic’s review of Mr. Queenan’s performance, the Committee approved an above target payout of 115%.

				2022 Target $1,160,000	2022 Payout $1,077,155

Michael J. Lafitte Former Global Group President, CBRE Client Care and Chief Executive Officer, Trammell Crow Company

Base Salary	$775,000		Target Compensation Mix

Total Long-Term Annual Equity Awards – Core EPS – Time Vesting	Core EPS	$2,032,500
	(at Target)
	Time Vesting	$2,032,500
	Total	$4,065,000

Annual Performance Awards – Executive Bonus Plan	Mr. Lafitte departed from the company on February 17, 2023 and his 2022 bonus was paid at target. Information regarding the terms of Mr. Lafitte’s Separation Agreement can be found under “Summary of Plans, Programs and Agreements—Lafitte Separation Agreement; Severance Plan; Treatment of Death, Disability and Retirement Under 2019, 2020, 2021 and 2022 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements.”			2022 Target $1,160,000	2022 Payout $1,160,000

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Section 6.

Compensation Policies and Practices

Equity Ownership Policy

Our objective to link compensation to our long-term success is reinforced by an equity ownership policy applicable to our executives. To further align our executives’ interests with our stockholders over the long term, this policy restricts selling of company stock by each executive officer until the executive acquires and maintains significant levels of company stock.

For our named executive officers, the minimum ownership requirements are indicated in the table below. Our executives are permitted to satisfy their ownership requirements over time through existing and new equity awards. As of December 31, 2022, all of our named executive officers that remain employed on the date of this Proxy Statement (except for Ms. Giamartino, who became an executive officer on July 28, 2021) have satisfied their minimum ownership requirements.

Stock Ownership Requirement

Name	Minimum Requirement

Robert E. Sulentic	5x Base Salary

Emma E. Giamartino	3x Base Salary

Chandra Dhandapani	3x Base Salary

John E. Durburg	3x Base Salary

Daniel G. Queenan	3x Base Salary

A further description of this policy can be found under “Corporate Governance—Stock Ownership Requirements” in this Proxy Statement.

Policies Restricting Stock Trading and Prohibiting Hedging and Short-Selling

We have a pre-clearance policy and process for trades in company securities that all directors, executive officers and other designated insiders must follow. Under this policy, our directors, executive officers and other designated insiders are prohibited from trading in company securities outside of our quarterly trading windows, and trades inside the windows are subject to pre-clearance through our General Counsel, in each case except under pre-approved SEC Rule 10b5-1 trading plans.

We prohibit all directors, executive officers and other designated insiders from:

•	engaging in short-term investment activities such as arbitrage trading or day trading;

•	taking short positions in the company’s securities;

•	purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds); or

•	engaging in hedging or other derivative transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

This is intended to prohibit our directors, executive officers and designated insiders from insulating themselves from the effects of poor stock price performance.

No “Single Trigger” Change of Control Payments

•

We do not have agreements or plans that provide for “single trigger” change of control payments or benefits (including automatic accelerated vesting of equity awards upon a change of control only) to any of our named executive officers.

No Tax Gross-Ups

•

As a policy matter, we do not provide tax gross-ups to our named executive officers, other than in connection with tax liabilities incurred with relocations and, if applicable, expatriate tax equalization.

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Compensation Clawback Policy

Our compensation clawback policy permits us, subject to the discretion and approval of the Board, to recover cash-based and performance-based-equity incentive compensation (e.g., our Core EPS Equity Awards) paid to any current or former “Section 16 officer” (as so designated by the Board and our Audit Committee under Rule 16a-1(f) of the Exchange Act) in the event of a restatement of our financial results in certain circumstances described below.

Specifically, the policy provides that (i) if we are required to restate our financial statements due to material non-compliance by us with any financial reporting requirement under securities laws (other than due to changes in accounting policy, generally accepted accounting principles or applicable law), (ii) fraud or willful misconduct contributed to the restatement, and (iii) any executive officer received a recoverable incentive-based compensation award in excess of the amount that he or she would have received had the restated financial statements been in effect for the period in which the incentive-based compensation amount was awarded, then we are entitled to recover the overpayment. The policy permits clawback from any executive who received an award overpayment, irrespective of whether the executive contributed to the fraud or willful misconduct. Awards are subject to clawback under the policy for up to three years after the award (or any portion thereof) vests (for awards subject to vesting conditions) or is granted (for all other recoverable incentive-based compensation). We intend to amend our policy as necessary to comply with the SEC’s recently finalized rules on clawbacks once the NYSE has adopted its related listing standards.

Equity Award Policy and Procedures for Equity Grants

We have an Equity Award Policy that is designed to maintain the integrity of the equity award process. This policy has the following characteristics:

•	Requires Board approval for delegation by the Committee to any other committee or individual of its authority under our equity incentive plans;

•

Provides that the effective date of a grant is the date the Committee approves the award, unless a later date is required (for instance in connection with a grant to a new hire who starts work on a date after the Committee has approved the award, or the opening of a trading window);

•	Provides that the exercise price of stock options and value of restricted stock and RSU awards is determined using the closing price of our common stock on the NYSE on the grant date; and

•

Permits our CEO to make special recruitment and retention awards in the periods between Committee meetings, but never to executive officers or an award consisting of stock options, and there are limitations on the terms and amounts of those grants as well as a requirement to provide reports of such grants to the Committee.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com.

CBRE 2023 PROXY STATEMENT	COMPENSATION COMMITTEE REPORT	69

Compensation Committee Report

The Compensation Committee reviewed and discussed with management of the company the foregoing Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee

Beth F. Cobert, Chair

Reginald H. Gilyard

E.M. Blake Hutcheson

Gerardo I. Lopez

Sanjiv Yajnik

Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any filings with the SEC by reference, including this Proxy Statement, the foregoing Compensation Committee Report is not incorporated into any such filings.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY COMPENSATION TABLE	70

Executive Compensation

Summary Compensation Table

The following table includes compensation information for the fiscal years ended December 31, 2022, 2021 and 2020 for our CEO, Chief Financial Officer and the four other most highly compensated executive officers in 2022.

				Stock Awards ($)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Annual Stock Award(1)(2) ($)	Strategic Equity Award(3) ($)	Total Stock Awards ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)

Robert E. Sulentic(6)	2022	1,167,500	—	14,749,919	7,511,331	22,261,250	2,477,350	6,000	25,912,100
President and Chief Executive Officer	2021	939,726	—	9,789,859	—	9,789,859	3,174,000	4,500	13,908,085
	2020	249,315	—	10,649,973	—	10,649,973	1,089,677	4,500	11,993,465

Emma E. Giamartino(7)	2022	680,000	—	1,819,920	—	1,819,920	965,940	6,000	3,471,860
Chief Financial Officer	2021	520,438	1,000,000	1,214,886	1,789,763	3,004,649	1,307,692	4,500	5,837,279

Chandra Dhandapani(7)	2022	737,500	—	3,116,344	—	3,116,344	1,168,623	4,308	5,026,775
CEO, Global Workplace Solutions	2021	700,000	—	1,799,712	1,789,763	3,589,475	1,477,599	4,500	5,771,574

John E. Durburg(7)	2022	756,250	—	4,064,936	—	4,064,936	1,072,389	6,000	5,899,575
CEO, Advisory Services	2020	621,178	—	2,299,964	—	2,299,964	937,783	4,500	3,863,425

Daniel G. Queenan	2022	756,250	—	4,064,936	—	4,064,936	1,077,155	6,000	5,904,341
CEO, Real Estate Investments	2021	700,000	—	2,699,894	—	2,699,894	1,815,000	4,500	5,219,394
	2020	621,178	—	2,299,964	—	2,299,964	373,349	4,500	3,298,991

Michael J. Lafitte(6)	2022	765,000	—	4,064,936	—	4,064,936	1,160,000	6,000	5,995,936
Former Global Group President,	2021	735,000	—	2,849,948	—	2,849,948	1,885,000	4,500	5,474,448
CBRE Client Care and	2020	652,237		2,659,968	—	2,659,968	753,839	4,500	4,070,544
CEO, Trammell Crow Company

Annual Stock Award Column (1), (2)

(1)

See Note 2 “Significant Accounting Policies” and Note 14 “Employee Benefit Plans” to our consolidated financial statements as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the valuation of our stock awards.

(2)	Our 2022 annual equity awards were made under and governed by the 2019 Equity Incentive Plan, as described below under “Summary of Plans, Programs and Agreements” and include:

Time Vesting Equity Awards

The	following awards are scheduled to vest 25% per year over four years (on each of February 25, 2023, 2024, 2025 and 2026):

•

February 25, 2022 grants to Mr. Sulentic (49,849 RSUs), Ms. Giamartino (9,226 RSUs), Ms. Dhandapani (13,434 RSUs), Mr. Durburg (20,607 RSUs), and Mr. Queenan (20,607 RSUs). Mr. Lafitte was granted 20,607 RSUs, but forfeited 7,837 RSUs at separation, reducing his outstanding unvested balance to 12,001 RSUs. These units vested as of his separation date and will be distributed on each of February 25, 2023, 2024, and 2025.

The following award is scheduled to vest 25% per year over four years (on each of May 19, 2023, 2024, 2025 and 2026):

•	A May 19, 2022 grant to Ms. Dhandapani in the amount of 2,918 RSUs, in connection with her promotion to CEO, GWS.

Core EPS Equity Awards

These awards are eligible to be earned based on the extent to which the company achieves Core EPS targets (over a minimum threshold) measured on a cumulative basis for the 2022 and 2023 fiscal years, with full vesting of any earned amount on February 25, 2025:

•

February 25, 2022 grants with the following target unit amounts: Mr. Sulentic (99,699 RSUs), Ms. Giamartino (9,226 RSUs), Ms. Dhandapani (13,434 RSUs), Mr. Durburg (20,607 RSUs), and Mr. Queenan (20,607 RSUs). Mr. Lafitte was granted 20,607 RSUs, but forfeited 3,588 RSUs at separation, reducing his outstanding unvested balance to 17,019 RSUs. These units will vest immediately after certification of results in 2024, and will be distributed on February 25, 2025.

This award is eligible to be earned based on the extent to which the company achieves Core EPS targets (over a minimum threshold) measured on a cumulative basis for the 2022 and 2023 fiscal years, with full vesting of any earned amount on May 19, 2025:

•	A May 19, 2022 grant to Ms. Dhandapani with a target unit amount of 2,918 RSUs, in connection with her promotion to CEO, GWS.

For our Core EPS Equity Awards, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date. For the Core EPS Equity Awards granted in 2022, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 200% of the target unit amount), is $19,666,625 for Mr. Sulentic, $1,819,921 for Ms. Giamartino, $3,116,346 for Ms. Dhandapani, $4,064,937 for Mr. Durburg, $4,064,937 for Mr. Queenan and $4,064,937 for Mr. Lafitte.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — EMPLOYMENT AGREEMENTS	71

Strategic Equity Award Column (3)

(3)

The amounts in this column represent a Strategic Equity Award granted to Mr. Sulentic under terms that are materially consistent with the Strategic Equity Awards made to our other senior executives in 2017, except as set forth below. This Strategic Equity Award was made under and governed by the 2019 Equity Incentive Plan.

Time Vesting Strategic Equity Award 100% of the 25,347 RSUs will vest on February 25, 2027, subject to Mr. Sulentic’s continued employment with the company on such date.

Relative TSR (“rTSR”) Strategic Equity Award with a target unit amount equal to 25,347 RSUs to Mr. Sulentic, are eligible to be earned based on measuring the cumulative total stockholder return (“TSR”) of the company against the cumulative TSR of each of the other companies comprising the S&P 500 on January 1, 2022 and ending on December 31, 2026 (the “Comparison Group”) with a minimum threshold over a five-year measurement period. For rTSR Strategic Equity Awards granted to Mr. Sulentic in 2022, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 175% of the target unit amount), is $4,394,892.

For these awards, full vesting of any earned amount is no later than 90 days after December 31, 2026. We have assumed based on a Monte Carlo simulation that achievement at 100.46% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date.

Relative EPS (“rEPS”) Strategic Equity Awards with a target unit amount equal to 25,347 RSUs to Mr. Sulentic, are eligible to be earned based on measuring the cumulative Adjusted EPS growth of the company against the cumulative EPS growth, as reported under GAAP (“GAAP EPS”), of each of the other members of the Comparison Group with a minimum threshold over a five-year measurement period commencing on January 1, 2022 and ending on December 31, 2026. For rEPS Strategic Equity Awards granted to Mr. Sulentic in 2022, the aggregate grant date fair value for these awards, assuming the achievement of the highest level of performance (which is 175% of the target unit amount), is $4,374,931.

For these awards, full vesting of any earned amount is no later than 90 days after December 31, 2026. We have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date.

Non-Equity Incentive Plan Compensation Column (4)

(4)

The amounts in this column relate to compensation pursuant to our annual performance award plan referred to in this Proxy Statement as the EBP, which is described below under “Summary of Plans, Programs and Agreements.” Amounts reflected in this table are based on the achievement of financial and strategic performance objectives that are established at the beginning of each fiscal year. However, pursuant to Mr. Lafitte’s Separation Agreement (see “Summary of Plans, Programs and Agreements—Lafitte Separation Agreement” below), Mr. Lafitte’s 2022 EBP payout was at target.

All Other Compensation Column (5)

(5)

The amounts in this column for each of our NEOs reflect our matching contributions to their 401(k) accounts pursuant to our employee 401(k) match policy based on their respective contributions to such accounts.

Mr. Sulentic and Mr. Lafitte (6)

(6)

With respect to their outstanding equity awards, Mr. Sulentic became retirement eligible in September 2018 and Mr. Lafitte became retirement eligible in December 2022. For additional information regarding the treatment of such awards upon retirement, please refer to the discussion under “Summary of Plans, Programs and Agreements—Lafitte Separation Agreement; Severance Plan; Treatment of Death, Disability and Retirement Under 2019, 2020, 2021 and 2022 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements.”

Year Column (7)

(7)	Under applicable SEC rules, we have excluded compensation for Ms. Giamartino for 2020, Ms. Dhandapani for 2020 and Mr. Durburg for 2021, as they were not named executive officers during those years.

Employment Agreements

Except for Mses. Giamartino and Dhandapani, none of our named executive officers for 2022 are party to an employment agreement.

Giamartino Agreement

The company and Ms. Giamartino entered into a letter agreement on July 28, 2021 (the “Giamartino Offer Letter”) in connection with her promotion to Global Group President, Chief Financial Officer and Chief Investment Officer. Pursuant to the Giamartino Offer Letter, Ms. Giamartino (i) receives a base salary of $680,000 per annum, (ii) is eligible for a discretionary annual bonus award under the terms of the EBP, with a target bonus of $1,000,000, (iii) beginning in 2022, will be recommended to the Compensation Committee for an annual RSU award with an approximate grant date value of $1,820,000, expected to be granted 50% in the form of a time-vesting equity award and 50% in the form of a performance-vesting equity award, and (iv) was paid a one-time promotional cash award of $1,000,000, which is subject to repayment in case of certain terminations without good reason, or for cause, within three years of July 28, 2021. Ms. Giamartino is a participant in the Severance Plan and is eligible for severance benefits thereunder. In connection with her promotion, Ms. Giamartino executed a restrictive covenants agreement in substantially similar form to that which was executed by our other senior executives.

Dhandapani Agreement

The company and Ms. Dhandapani entered into a letter agreement on February 23, 2022 (the “Dhandapani Offer Letter”) to memorialize the terms of her employment upon her promotion to Chief Transformation Officer and Global Chief Operating Officer, Global Workplace Solutions. Pursuant to the Dhandapani Offer Letter, Ms. Dhandapani (i) receives a base salary of $750,000, effective April 1, 2022, (ii) is eligible for a discretionary annual bonus award under the terms of the EBP, with a target bonus of $1,100,000, and (iii) beginning in 2022, will be recommended to the Compensation Committee for an annual RSU award with an approximate grant date value of $2,650,000. Ms. Dhandapani continues to be subject to the restrictions set forth in the Amended and Restated Restrictive Covenants Agreement entered into as of May 17, 2019 and is also a participant in the Severance Plan.

Since entering into the employment agreements referenced above, the Compensation Committee has established new compensation targets for Mses. Giamartino and Dhandapani. See “Compensation Discussion & Analysis—Section 4. Elements of Our Compensation Program—2022 Compensation Decisions” for additional details.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — GRANTS OF PLAN-BASED AWARDS	72

Grants of Plan-Based Awards

The following table includes information concerning stock and cash awards for the fiscal year ended December 31, 2022 to the persons named in the table under the heading “Summary Compensation Table,” which awards were granted pursuant to our 2019 Equity Incentive Plan or EBP described below under “Summary of Plans, Programs and Agreements.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)(3) ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Robert E. Sulentic			—	2,500,000	4,375,000	—	—	—	—	—
	02/25/22	(4)	—	—	—	—	—	—	49,849	4,916,607
	02/25/22	(5)	—	—	—	49,849	99,699	199,398	—	9,833,312
	02/25/22	(6)	—	—	—	—	—	—	25,347	2,499,975
	02/25/22	(7)	—	—	—	—	25,347	44,357	—	2,511,381
	02/25/22	(8)	—	—	—	—	25,347	44,357	—	2,499,975

Emma E. Giamartino			—	1,000,000	1,750,000	—	—	—	—	—
	02/25/22	(4)	—	—	—	—	—	—	9,226	909,960
	02/25/22	(5)	—	—	—	4,613	9,226	18,452	—	909,960

Chandra Dhandapani			—	1,100,000	1,925,000	—	—	—	—	—
	02/25/22	(4)	—	—	—	—	—	—	13,434	1,324,995
	02/25/22	(5)	—	—	—	6,717	13,434	26,868	—	1,324,995
	05/19/22	(4)	—	—	—	—	—	—	2,918	233,177
	05/19/22	(5)	—	—	—	1,459	2,918	5,836	—	233,177

John E. Durburg			—	1,160,000	2,030,000	—	—	—	—	—
	02/25/22	(4)	—	—	—	—	—	—	20,607	2,032,468
	02/25/22	(5)	—	—	—	10,303	20,607	41,214	—	2,032,468

Daniel G. Queenan			—	1,160,000	2,030,000	—	—	—	—	—
	02/25/22	(4)	—	—	—	—	—	—	20,607	2,032,468
	02/25/22	(5)	—	—	—	10,303	20,607	41,214	—	2,032,468

Michael J. Lafitte			—	1,160,000	2,030,000	—	—	—	—	—
	02/25/22	(4)	—	—	—	—	—	—	20,607	2,032,468
	02/25/22	(5)	—	—	—	10,303	20,607	41,214	—	2,032,468

Estimated Future Payouts Under Non-Equity Incentive Plan Awards Column (1)

(1)

For our executives to receive an EBP award based on our financial performance in 2022, as measured by core EBITDA/segment operating profit, our performance had to exceed 70% of the applicable core EBITDA/segment operating profit goal. Upon achievement just over the 70% threshold (e.g., 70.0000001%), the amount of the EBP award payable would be negligible, and therefore no amount is shown in the “Threshold” column.

Grant Date Fair Value of Stock and Option Awards Column (2), (3)

(2)

For our Core EPS Equity Awards granted in 2022, in this table we have assumed that achievement at 100% of target is the probable outcome of the related performance conditions, which was our assumption on the grant date.

(3)	The closing price of our common stock on February 25, 2022 was $98.63 per share and on May 19, 2022 was $79.91 per share.

Grant Date Column (4), (5), (6), (7), (8)

(4)

Represents Time Vesting Equity Awards of RSUs that were granted to each of our named executive officers on February 25, 2022, each of which are scheduled to vest 25% per year over four years (on each of February 25, 2023, 2024, 2025 and 2026), and an additional 2,918 Time Vesting Equity Awards of RSUs that were granted to Ms. Dhandapani on May 19, 2022, which are scheduled to vest 25% per year over four years (on each of May 19 2023, 2024, 2025 and 2026). 7,837 of Mr. Lafitte’s Time Vesting RSUs were forfeited at separation, reducing his outstanding unvested balance to 12,001 RSUs.

(5)

Represents Core EPS Equity Awards of RSUs that were granted to each of our named executive officers on February 25, 2022, each of which are eligible to be earned based on our achievement against certain Core EPS targets (over a minimum threshold) as measured on a cumulative basis for the 2022 and 2023 fiscal years, with full vesting of any earned amount on February 25, 2025, and an additional 2,918 Core EPS Equity Award of RSUs that were granted to Ms. Dhandapani on May 19, 2022, which are eligible to be earned based on our achievement against certain Core EPS targets (over a minimum threshold) as measured on a cumulative basis for the 2022 and 2023 fiscal years, with full vesting of any earned amount on May 19, 2025. 3,588 of Mr. Lafitte’s Core EPS RSUs were forfeited at separation, reducing his outstanding unvested balance to 17,019 RSUs.

“Threshold” column amounts represent the number of shares (50% of the target unit amount) that would be issued upon achievement of Core EPS performance threshold goal.
“Target” column amounts represent the number of shares (100% of the target unit amount) that would be issued upon achievement of Core EPS performance target goal.
“Maximum” column amounts represent the number of shares (200% of the target unit amount) that would be issued upon achievement of Core EPS performance at or above the maximum goal.
The payout is linearly interpolated for performance between the various Core EPS performance goals.

(6)

Represents Time Vesting Strategic Equity Awards of RSUs that were granted to Mr. Sulentic, which are scheduled to vest on February 25, 2027, subject to Mr. Sulentic’s continued employment with the company on such date.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	73

(7)

Represents rTSR Strategic Equity Awards of RSUs that were granted to Mr. Sulentic, which are eligible to be earned based on measuring the cumulative TSR of the company against the cumulative TSR of each of the other companies in the Comparison Group over a five-year measurement period commencing on January 1, 2022 and ending on December 31, 2026, with full vesting of any earned amount no later than 90 days after December 31, 2026.

“Threshold” column amounts: Upon achievement of relative TSR just over the 50th percentile threshold goal (e.g., 50.0000001%-ile), the amount of the rTSR Strategic Equity Award payable would be negligible, and as such no amount is shown in the “Threshold” column.

“Target” column amounts represent the number of shares (100% of the target unit amount) that would be issued upon achievement of relative TSR at the target relative TSR goal.
“Maximum” column amounts represent the number of shares (175% of the target unit amount) that would be issued upon achievement of relative TSR at or above the 75th percentile.
There is linear interpolation of payout for relative TSR performance between the 50th percentile and 75th percentile.

(8)

Represents rEPS Strategic Equity Awards of RSUs that were granted to Mr. Sulentic, which are eligible to be earned based on measuring the cumulative Adjusted EPS growth of the company against the cumulative EPS growth, as reported under GAAP EPS, of each of the other members of the Comparison Group over a five-year measurement period commencing on January 1, 2022 and ending on December 31, 2026, with full vesting of any earned amount no later than 90 days after December 31, 2026.

“Threshold” column amounts: Upon achievement of relative EPS growth just over the 50th percentile threshold goal (e.g., 50.0000001%-ile), the amount of the rEPS Strategic Equity Award payable would be negligible, and as such no amount is shown in the “Threshold” column.

“Target” column amounts represent the number of shares (100% of the target unit amount) that would be issued upon achievement of relative EPS growth at the target relative EPS growth goal.

“Maximum” column amounts represent the number of shares (175% of the target unit amount) that would be issued upon achievement of relative EPS growth at or above the 75th percentile. There is linear interpolation of payout for relative EPS growth between the 50th percentile and 75th percentile.

For a full description of our EBP and Stock Awards, see “Compensation Discussion and Analysis—Section 4. Elements of Our Compensation Program” in this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End

The following table includes information concerning stock awards that remain unvested as of December 31, 2022 that are held by the persons named in the table under the heading “Summary Compensation Table.”

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested(1)(2)(3)(4)(5)(6)(7)(8)(9) (#)	Market Value of Shares or Units of Stock That Have Not Vested(10) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(11)(12)(13)(14)(15)(16) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(10) ($)

Robert E. Sulentic	386,419	29,738,805	417,634	32,141,112

Emma E. Giamartino	18,177	1,398,902	52,162	4,014,388

Chandra Dhandapani	68,887	5,301,543	97,518	7,504,985

John E. Durburg	121,643	9,361,645	137,610	10,590,465

Daniel G. Queenan	121,643	9,361,645	137,610	10,590,465

Michael J. Lafitte(17)	138,186	10,634,794	162,690	12,520,622

Number of Shares or Units of Stock That Have Not Vested Column (1), (2), (3), (4), (5), (6), (7), (8)

Time Vested Equity Awards.

(1)

Strategic Equity Awards. The following number of stock units granted on December 1, 2017 remained unvested as of December 31, 2022: Ms. Dhandapani (11,576 RSUs), Mr. Durburg (30,871 RSUs) and Mr. Queenan (30,871 RSUs). These unvested stock units will vest on December 1, 2023.

(2)

Lafitte Separation Agreement. For Mr. Lafitte, under his Separation Agreement, all time-vested equity awards vested on February 17, 2023 (the date of separation) and will be delivered on or around the following dates: 35,751 unvested stock units granted to him on December 1, 2017 (as Strategic Equity Awards), were delivered on February 17, 2023, 8,577 unvested stock units granted to him on February 28, 2019 (as Time Vesting Equity Awards), were delivered on February 28, 2023, 5,544 unvested stock units granted to him on March 3, 2020 (as Time Vesting Equity Awards), were delivered on March 3, 2023, 4,401 unvested stock units granted to him on March 3, 2021 (as Time Vesting Equity Awards), were delivered on March 3, 2023 and 4,958 unvested stock units granted to him on February 25, 2022 (as Time Vesting Equity Awards), were delivered on February 25, 2023. In addition, under his Separation Agreement, 5,545 unvested stock units granted to him on March 3, 2020 (as Time Vesting Equity Awards), will be delivered on March 3, 2024, 4,402 unvested stock units granted to him on March 3, 2021 (as Time Vesting Equity Awards), will be delivered on March 3, 2024, 4,960 unvested stock units granted to him on February 25, 2022 (as Time Vesting Equity Awards), will be delivered on February 25, 2024, 1,938 unvested stock units granted to him on March 3, 2021 (as Time Vesting Equity Awards), will be delivered on March 3, 2025 and 2,083 unvested stock units granted to him on February 25, 2022 (as Time Vesting Equity Awards), will be delivered on February 25, 2025.

(3)

2019 Annual Equity Awards. The following number of stock units granted on February 28, 2019 remained unvested as of December 31, 2022: Mr. Sulentic (16,444 RSUs), Ms. Giamartino (879 RSUs), Ms. Dhandapani (3,350 RSUs), Mr. Durburg (7,369 RSUs) and Mr. Queenan (7,369 RSUs). An additional 1,057 stock units remained unvested as of December 31, 2022 in connection with a grant to Ms. Dhandapani on May 17, 2019. These unvested stock units vested on February 28, 2023.

(4)

2020 Annual Equity Awards. The following number of stock units granted on March 3, 2020 remained unvested as of December 31, 2022: Mr. Sulentic (29,601 RSUs), Ms. Giamartino (1,516 RSUs), Ms. Dhandapani (5,630 RSUs), Mr. Durburg (9,960 RSUs) and Mr. Queenan (9,960 RSUs). One-half of these unvested stock units vested on March 3, 2023, and the other half will vest on March 3, 2024.

(5)

Incremental 2020 Annual Equity Award. 1,133 unvested stock units granted on June 1, 2020 to Ms. Giamartino remained unvested as of December 31, 2022. One-half of these unvested stock units will vest on June 1, 2023, and the other half will vest on June 1, 2024.

(6)

2021 Annual Equity Awards. The following number of stock units granted on March 3, 2021 remained unvested as of December 31, 2022: Mr. Sulentic (30,242 RSUs), Ms. Giamartino (2,888 RSUs), Ms. Dhandapani (6,738 RSUs), Mr. Durburg (12,996 RSUs) and Mr. Queenan (12,996 RSUs). An additional (i) 2,535 stock units remained unvested as of December 31, 2022 in connection with a grant to Ms. Giamartino on July 28, 2021 and (ii) 1,666 stock units remained unvested as of December 31, 2022 in connection with a grant to Ms. Dhandapani on June 2, 2021. 25% of these unvested stock units vested on March 3, 2023, and the remaining stock units will vest in equal increments on each of March 3, 2024 and 2025.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	74

(7)

2022 Annual Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2022: Mr. Sulentic (47,989 RSUs), Ms. Giamartino (9,226 RSUs), Ms. Dhandapani (13,434 RSUs), Mr. Durburg (20,607 RSUs) and Mr. Queenan (20,607 RSUs). 25% of these unvested stock units vested on February 25, 2023, and the remaining stock units will vest in equal increments on each of February 25, 2024, 2025 and 2026. An additional 2,918 stock units remained unvested as of December 31, 2022 in connection with a grant to Ms. Dhandapani on May 19, 2022. 25% of these unvested stock units will vest in equal increments on each of May 19, 2023, 2024, 2025 and 2026.

(8)

2022 Strategic Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2022: Mr. Sulentic (25,347 RSUs). These unvested stock units will vest on February 25, 2027, subject to Mr. Sulentic’s continued employment with the company on such date.

2020 Adjusted EPS Equity Awards. With respect to the total number of unvested stock units listed in this column:

(9)

The following number of stock units granted on March 3, 2020 remained unvested as of December 31, 2022: Mr. Sulentic (236,796 RSUs), Ms. Dhandapani (22,518 RSUs), Mr. Durburg (39,840 RSUs), Mr. Queenan (39,840 RSUs) and Mr. Lafitte (44,357 RSUs). With the exception of Mr. Lafitte’s outstanding units, these unvested stock units vested on March 3, 2023. Mr. Lafitte’s units vested at separation on February 17, 2023 and were delivered on March 3, 2023.

These stock units were initially granted at target as follows: Mr. Sulentic (122,986 RSUs), Ms. Dhandapani (11,259 RSUs), Mr. Durburg (19,920 RSUs), Mr. Queenan (19,920 RSUs) and Mr. Lafitte (23,038 RSUs). These stock units were earned at 200% of target based on the level of Adjusted EPS achieved (as certified by the Compensation Committee on February 18, 2022). However, the number of restricted units earned by Messrs. Sulentic and Lafitte have been reduced by those earned restricted units for which vesting occurred on December 12, 2022 in order to satisfy the tax withholding obligation that arose because they are retirement eligible and therefore deemed to have vested in all of the earned restricted units for employment tax purposes once the performance vesting condition no longer applies.

Market Value of Shares or Units of Stock That Have Not Vested / Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested Columns (10)

(10)

Amounts reflected in this column were calculated by multiplying the number of unvested stock units by $76.96, which was the per-share closing price of our common stock on December 30, 2022. For the Core EPS Equity Awards, rTSR Strategic Equity Awards and rEPS Strategic Equity Awards, these figures assume that those awards are later issued at their target number of shares, except for the Core EPS Equity Awards granted in 2021 and 2022. As described below in footnote (15) to this table, the 2021 Core EPS Equity Awards will be issued at a greater number of shares than their target (200% of target), and we have reflected this greater number of shares in this table. Pursuant to SEC disclosure rules, we are also required to reflect the maximum number of shares (200% of target) for the 2022 Core EPS Equity Awards in this table.

Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested Column (11), (12), (13), (14), (15), (16)

(11)

rTSR Strategic Equity Awards. The following number of stock units granted on December 1, 2017 remained unvested as of December 31, 2022: Ms. Dhandapani (11,576 RSUs), Mr. Durburg (30,871 RSUs), Mr. Queenan (30,871 RSUs) and Mr. Lafitte (42,448 RSUs). 9,626 stock units granted on March 3, 2021 to each of Ms. Giamartino and Ms. Dhandapani remained unvested as of December 31, 2022. Mr. Lafitte forfeited 5,541 RSUs at separation, reducing his outstanding unvested balance to 36,907 RSUs. These unvested rTSR Strategic Equity Awards represent the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against certain relative total shareholder return targets over a six-year performance measurement period that commenced on December 1, 2017 and ends on December 1, 2023, with full vesting of any earned amount no later than 60 days after December 1, 2023.

(12)

2022 rTSR Strategic Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2022: Mr. Sulentic (25,347 RSUs). These unvested rTSR Strategic Equity Awards represent the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against certain relative total shareholder return targets over a five-year performance measurement period that commenced on January 1, 2022 and ends on December 31, 2026, with full vesting of any earned amount no later than 90 days after December 31, 2026.

(13)

rEPS Strategic Equity Awards. The following number of stock units granted on December 1, 2017 remained unvested as of December 31, 2022: Ms. Dhandapani (11,576 RSUs), Mr. Durburg (30,871 RSUs), Mr. Queenan (30,871 RSUs) and Mr. Lafitte (42,448 RSUs). 9,626 stock units granted on March 3, 2021 to each of Ms. Giamartino and Ms. Dhandapani remained unvested as of December 31, 2022. Mr. Lafitte forfeited 6,056 RSUs at separation, reducing his outstanding unvested balance to 36,392 RSUs. These unvested rEPS Strategic Equity Awards represent the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against adjusted EPS targets over a six-year performance measurement period that commenced on January 1, 2018 and ends on December 31, 2023, with full vesting of any earned amount no later than 90 days after December 31, 2023.

(14)

2022 rEPS Strategic Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2022: Mr. Sulentic (25,347 RSUs). These unvested rEPS Strategic Equity Awards represent the target number of stock units, from zero to 175% of which are eligible to be earned based on our achievement against adjusted EPS targets over a five-year performance measurement period that commenced on January 1, 2022 and ends on December 31, 2026, with full vesting of any earned amount no later than 90 days after December 31, 2026.

(15)

2021 Core EPS Equity Awards. The following number of stock units granted on March 3, 2021 remained unvested as of December 31, 2022: Mr. Sulentic (167,542 RSUs), Ms. Giamartino (7,700 RSUs), Ms. Dhandapani (17,968 RSUs), Mr. Durburg (34,654 RSUs), Mr. Queenan (34,654 RSUs) and Mr. Lafitte (36,580 RSUs). An additional (i) 6,758 stock units were granted on July 28, 2021 to Ms. Giamartino and (ii) 4,442 stock units granted on June 2, 2021 granted to Ms. Dhandapani, remained unvested as of December 31, 2022. These unvested performance based stock units represent the maximum number of stock units (200% of target) which are eligible to be earned based on our achievement against certain Core EPS performance targets as measured on a cumulative basis for the 2021 and 2022 fiscal years, with full vesting of any earned amount on March 3, 2024. On February 10, 2023, the Compensation Committee certified the company’s cumulative Core EPS performance for the performance period at $11.02, versus a cumulative Core EPS “target” in those grants of $7.90. As such, Messrs. Sulentic, Durburg and Queenan and Mses. Giarmartino and Dhandapani will vest on March 3, 2024 into 167,542, 34,654, 34,654, 14,458 and 22,410 stock units (200% of their target number of RSUs), respectively, subject to forfeiture in certain circumstances as set forth in their award agreement. We have reflected this greater number of shares in this table.

For Mr. Lafitte, under his Separation Agreement, the 18,290 unvested stock units granted on March 3, 2021 were adjusted for actual performance (200% of their target number of RSUs) and the resulting 36,580 stock units will vest on March 3, 2024. We have reflected this greater number of shares in this table.

(16)

2022 Core EPS Equity Awards. The following number of stock units granted on February 25, 2022 remained unvested as of December 31, 2022: Mr. Sulentic (199,398 RSUs), Ms. Giamartino (18,452 RSUs), Ms. Dhandapani (26,868 RSUs), Mr. Durburg (41,214 RSUs), Mr. Queenan (41,214 RSUs) and Mr. Lafitte (41,214 RSUs). These unvested performance based stock units represent the maximum number of stock units (200% of target) which are eligible to be earned based on our achievement against certain Core EPS performance targets as measured on a cumulative basis for the 2022 and 2023 fiscal years, with full vesting of any earned amount on February 25, 2025. An additional 5,836 stock units were granted on May 19, 2022 to Ms. Dhandapani, remained unvested as of December 31, 2022. These unvested performance based stock units represent the maximum number of stock units (200% of target) which are eligible to be earned based on our achievement against certain Core EPS performance targets as measured on a cumulative basis for the 2022 and 2023 fiscal years, with full vesting of any earned amount on May 19, 2025.

For Mr. Lafitte, under his Separation Agreement, 3,588 of the unvested stock units granted on February 25, 2022 were forfeited at separation, accordingly, 34,038 RSUs remain unvested.

Mr. Lafitte’s Awards (17)

(17)

The company has entered into a Separation Agreement with Mr. Lafitte, and any unvested award will vest pursuant to the vesting schedule set forth in the Separation Agreement. For additional information regarding Mr. Lafitte’s unvested awards, please refer to the discussion under “Summary of Plans, Programs and Agreements—Lafitte Separation Agreement; Severance Plan; Treatment of Death, Disability and Retirement Under 2019, 2020, 2021 and 2022 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements.”

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — OPTION EXERCISES AND STOCK VESTED	75

Option Exercises and Stock Vested

The following table includes information about stock option exercises and vesting of stock awards during the fiscal year ended December 31, 2022 for our named executive officers. The dollar amounts in the table below are based on the market value of our common stock on the respective dates of vesting multiplied by the number of shares that vested on such date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Robert E. Sulentic(1)	—	—	137,499	13,142,772

Emma E. Giamartino	—	—	5,669	543,499

Chandra Dhandapani	—	—	17,228	1,672,722

John E. Durburg	—	—	29,577	2,875,716

Daniel G. Queenan	—	—	28,471	2,763,291

Michael J. Lafitte(1)	—	—	43,496	4,140,966

(1)

Includes the vesting of 11,036 shares for Mr. Sulentic and 5,092 shares for Mr. Lafitte on December 12, 2022 in order to satisfy the tax withholding obligation that arose because Messrs. Sulentic and Lafitte are each retirement eligible and therefore deemed to have vested in all of the earned restricted units for employment tax purposes once the performance vesting condition no longer applies.

Summary of Plans, Programs and Agreements

Amended and Restated 2019 Equity Incentive Plan

Our Amended and Restated 2019 Equity Incentive Plan, or the 2019 Plan, which was approved by our stockholders on May 18, 2022, authorizes the grant of stock-based awards to our employees, directors and independent contractors and is administered by our independent Compensation Committee. The 2019 Plan will terminate on May 18, 2032 unless earlier terminated. As of December 31, 2022, a total of 19,014,848 shares of our Class A common stock have been reserved for issuance under the 2019 Plan. The number of shares issued or reserved pursuant to the 2019 Plan, or pursuant to outstanding awards, is subject to adjustment on account of a stock split of our outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off or other similar occurrence. Stock options and stock appreciation rights granted under the 2019 Plan are subject to a maximum term of ten years from the date of grant. All awards granted under the 2019 Plan are generally subject to a minimum one-year vesting schedule.

As of December 31, 2022, assuming the maximum number of shares under our performance-based awards will later be issued (which includes shares that could be issued over target related to performance awards issued and outstanding under our 2017 Equity Incentive Plan), 10,087,368 shares remained available for future grants under the 2019 Plan.

Recent Share Price. On March 20, 2023, the closing price of our common stock on the NYSE was $74.76 per share.

2017 Equity Incentive Plan

Our 2017 Equity Incentive Plan, or the 2017 Plan, which authorized the grant of stock-based awards to our employees, directors and independent contractors was terminated in May 2019 in connection with the adoption of our 2019 Plan, which is described above. Given that our 2017 Plan terminated in May 2019, no new awards may be granted thereunder. However, as of December 31, 2022, assuming the maximum number of shares under our outstanding performance-based awards will later be issued, 2,604,344 outstanding RSU awards granted under the 2017 Plan to acquire shares of our Class A common stock remain outstanding according to their terms, and we will continue to issue shares to the extent required under the terms of such outstanding awards (noting that any shares granted above target will be deducted from the 2019 Plan reserve described above).

Executive Bonus Plan (“EBP”)

The EBP is designed to motivate and reward executives by aligning our annual performance awards with actual performance, and the amount of an EBP award is measured by the executive’s success against a combination of challenging financial and strategic performance objectives established by the Compensation Committee. The principal features of the EBP are summarized below.

Eligibility. Our executives who are designated by our Board as “Section 16 officers” are eligible to participate in the EBP. Currently, there are eight executives designated as Section 16 officers.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	76

Performance. Awards under the EBP are based on the achievement of certain financial and strategic performance objectives and targeted levels of performance with respect to those objectives. Financial performance objectives under the EBP are based on adjusted EBITDA and segment operating profit performance, with targets based upon our annual financial and operating plan approved by our Board. The strategic performance objectives are determined on a participant-by-participant basis and are based on the achievement of specific objectives in each participant’s area of responsibility. Strategic performance objectives for the CEO and other EBP participants are approved by our Compensation Committee.

Award Determination. The Compensation Committee establishes a target award amount for each participant in the EBP early in the performance period, and the Compensation Committee determines the actual amount awarded after the conclusion of the fiscal year. The Compensation Committee may also determine to issue to our CEO a supplemental and discretionary award under our EBP in exceptional and exceedingly deserving circumstances, and our CEO (subject to ratification by the Board or the Compensation Committee) may determine to issue to our other executive officers a supplemental and discretionary bonus under the EBP in such circumstances.

For a description of how the annual performance award payouts under the EBP were determined for 2022 as well as other features of the EBP, see “Compensation Discussion and Analysis—Section 4. Elements of Our Compensation Program—Annual Performance Awards—Executive Bonus Plan.” The process for calculating the strategic performance portion of the EBP award is also described in greater detail in that section.

Deferred Compensation Plan (“DCP”)

The DCP provides an opportunity for select management employees whose income exceeds a certain threshold (including our executive officers) and non-employee directors to elect to defer a portion of their compensation to future years. The DCP is administered by a committee of three or more individuals (the “DCP Committee”) selected by our CEO. The DCP Committee in its discretion selects which persons can participate in the DCP and the calendar year(s) in which they can participate. Participants in the DCP make an irrevocable election whether to defer a portion of their compensation with respect to a particular calendar year and whether to receive distributions of their deferred amounts from a certain calendar year in a lump sum payment on a specified date, or in installments over a period of two to five years, subject to earlier payment in the event of a separation of service prior to retirement. Participants may receive market returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investments selected by them. Almost all of the investment options in the DCP are identical, subject to certain asset class variations, to the investment options in our 401(k) Plan described below. The DCP is an unfunded plan and is intended to comply both with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and with the Employee Retirement Income Security Act of 1974, as amended.

Ms. Dhandapani is our only named executive officer who participated in, or had any account balance under the DCP in 2022. The following table sets forth information concerning non-qualified deferred compensation during the fiscal year ended December 31, 2022:

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Chandra Dhandapani	221,019	—	(19,778)	—	1,197,361

(1)

The amount in this column is not reported as compensation for the fiscal year ended December 31, 2022 in the “Summary Compensation Table” since it does not reflect above-market or preferential earnings.

401(k) Plan

We maintain a tax-qualified 401(k) retirement plan. Most of our U.S. employees, other than certain qualified real estate agents having the status of independent contractors under Internal Revenue Code Section 3508 and non-plan electing unionized employees, are eligible to participate in this plan. The 401(k) plan provides for participant contributions as well as a company match.

Lafitte Separation Agreement; Severance Plan; Treatment of Death, Disability and Retirement Under 2019, 2020, 2021 and 2022 Equity Award Agreements; Treatment of Qualifying Termination and Retirement Under Strategic Equity Award Agreements

Lafitte Separation Agreement

On January 20, 2023, the company and Mr. Lafitte entered into a separation agreement (the “Lafitte Separation Agreement”) to memorialize Mr. Lafitte’s separation from the company effective February 17, 2023. Because Mr. Lafitte’s separation was a Qualifying Termination, Mr. Lafitte is entitled to payments, benefits accelerated or continued vesting of equity awards provided for under the Severance Plan that are described below. Mr. Lafitte also remains eligible, pursuant to the terms of the applicable award agreements under which his Strategic Equity Awards were granted—which provide for

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	77

continued vesting upon a SEA Qualifying Termination—to receive a pro rata portion of his Strategic Equity Awards as is described in greater detail below under the heading “Qualifying Termination or Retirement Under Strategic Equity Award Agreements” starting on page 81.

Since Mr. Lafitte’s separation on February 17, 2023, he has received (i) a total lump sum cash payout of $4,215,048 and (ii) distribution of 103,588 shares subject to his equity awards. He will also vest in 145,826 additional shares subject to his equity awards in the two years following his separation date. For his equity awards where the performance period has not yet ended, the number of shares included above reflects the number subject to continued vesting, assuming target performance (except the 2021 Core EPS Equity Awards is reflected at 200% of his target number); however, Mr. Lafitte will remain eligible to receive the maximum number of shares that are subject to his respective award agreements. Once certified, the performance achievement factor contained in each award will be applied to calculate the number of shares due to him pursuant to each equity award. Upon Mr. Lafitte’s separation, he also received COBRA continuation coverage (with Mr. Lafitte only having to pay the active employee amounts) for 18 months, as well as outplacement services. As noted above, the severance benefits set forth in the Lafitte Separation Agreement are consistent with the terms found in the company’s Severance Plan and Mr. Lafitte’s existing award agreements. Mr. Lafitte provided a general release in favor of the company.

Severance Plan

We have a Severance Plan in which all of our executive officers participate. Participants in the Severance Plan (which we refer to as “Covered Employees” within this “Severance Plan” section) are not eligible to participate in any other severance plan sponsored by us. Our CEO is designated as a “Tier I” participant, and all of our other current named executive officers are presently designated as “Tier II” participants under the Severance Plan. Covered Employees are eligible to receive under the Severance Plan (i) severance benefits upon a “Qualifying Termination” (which we describe below), including enhanced benefits for a Qualifying Termination that occurs within a window period surrounding a “Change in Control” (as defined in the Severance Plan) of the company, and (ii) accelerated and continued vesting in respect of equity awards held by them if they remain employed with us on the date of a change in control of the company, all subject to an effective release of claims against the company, compliance with restrictive covenants, and certain other conditions.

We describe these severance benefits in detail immediately below.

SEVERANCE BENEFITS UNDER SEVERANCE PLAN UPON A QUALIFYING TERMINATION

The Severance Plan provides the Covered Employee with the following severance payments and benefits upon a termination of employment either (1) by us other than for “Cause” and other than for “Poor Performance” or (2) by the Covered Employee for “Good Reason” or a “Qualifying Termination” (each such capitalized term as defined in the Severance Plan):

•

a lump-sum cash payment equal to (a) 2.0 for the Tier I participant or 1.5 for Tier II participants, multiplied by (b) the sum of (1) the Covered Employee’s annual base salary plus (2) his or her target annual cash bonus award;

•	payment of a pro-rated portion of the Covered Employee’s annual cash bonus award for the year of termination (with the bonus calculated based on actual performance for our executive officers);

•

payment of any unpaid annual bonus in respect of a prior fiscal year (or other applicable performance period) that ended on or before the date of termination (without any requirement to remain employed through the payment date to earn such bonus);

•	continued health-care coverage for up to 18 months post-termination, with the Covered Employee paying active employee premium rates; and

•	outplacement assistance for up to 12 months post-termination.

Upon a Qualifying Termination, equity awards will vest as follows (unless the underlying equity award agreement provides for more favorable vesting, in which case such agreement controls except in the case of the Strategic Equity Awards, which are not subject to the Severance Plan):

•

If the Qualifying Termination occurs at any time outside of the Change in Control Protection Period (as defined below), accelerated vesting of a pro-rated portion of all outstanding unvested time-vesting equity awards or, if the award is subject to performance-based vesting conditions, continued eligibility to vest based on the actual achievement of the performance objectives following the completion of the applicable performance period with respect to a pro-rated portion of all outstanding unvested performance-vesting equity awards, in each case, based on the number of days employed from the grant date through the date of termination plus an additional number of days corresponding to the Covered Employee’s severance multiple (24 months for the Tier I participant or 18 months for Tier II participants), subject to the following deferred equity delivery requirements:

–

50% of the accelerated portion of time-vesting RSUs or time-vesting restricted stock will be delivered on the date of termination and the remaining 50% will be delivered at the end of the applicable period during which the Covered Employee is subject to the restrictive covenants under the Severance Plan as described below. The applicable period is 24 months following the termination date for the Tier I participant and 18 months following the termination date for the Tier II participants. This period is referred to herein as the “restricted period.” If the Covered Employee does not comply with the restrictive covenants under the Severance Plan during the applicable restricted period, then 50% of the accelerated portion of shares underlying time-vesting options will be forfeited.

–

For the portion of performance-vesting RSUs or restricted stock that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals:

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	78

–

50% will be delivered at the end of the applicable performance period and the remaining 50% will be delivered at the later of the end of the performance period or the end of the restricted period, subject to the Covered Employee’s compliance with the restrictive covenants during the restricted period.

–

For the portion of shares underlying performance-vesting options that were subject to continued eligibility to vest and are actually earned based on the level of achievement of the applicable performance goals:

–	50% will be forfeited if the Covered Employee does not comply with the restrictive covenants under the Severance Plan during the restricted period.

–

If a Covered Employee exercises any time-vesting options or performance-vesting options during the applicable restricted period, then the shares acquired upon such exercise will be held by us and may not be sold or transferred by such Covered Employee before the end of such restricted period, and, if such Covered Employee does not comply with the restrictive covenants, then each such share will be automatically repurchased by us at a price equal to the lower of the fair market value of such share and the exercise price per share of such option.

–

Also, if a Covered Employee is retirement eligible prior to the Qualifying Termination under the terms of an award, then with respect to any shares underlying RSUs subject to that award that would continue to vest following the Covered Employee’s retirement only, (i) the shares attributable to the accelerated portion of the above-described time-vesting RSUs shall instead be delivered to the Covered Employee on each of the remaining vesting dates for such time-vesting RSUs, as would be the case if the Covered Employee had retired and (ii) the shares attributable to any performance-vesting RSUs that remained eligible to vest as described above and for which the applicable performance goals are achieved but the RSUs would have otherwise continued to remain subject to a time-based vesting condition, such shares shall also be delivered to the Covered Employee on the date(s) on which the time-vesting condition would have been satisfied absent a Qualifying Termination.

•

If the Qualifying Termination occurs within a Change in Control Protection Period, then immediate and fully accelerated vesting of all outstanding unvested equity awards will occur (or their as-assumed, -converted or -replaced awards as described below under “Severance Plan Treatment of Equity Awards Held by Non-Terminated Participants upon a Change in Control”) with none of the equity underlying the to-be-vested awards subject to deferred delivery. If the award is subject to performance-based vesting conditions, then the Compensation Committee will determine the number of shares subject to the award based on the projected achievement of the performance goals after taking into account actual achievement through the date of such Change in Control. The “Change in Control Protection Period” means the period beginning 120 days prior to the date of a Change in Control and ending on the second anniversary of such Change in Control.

The Covered Employee’s receipt of severance payments and benefits under the Severance Plan is conditioned upon his or her execution of an effective release of claims against the company and compliance with restrictive covenants set forth in the Severance Plan for the restricted period. This includes a covenant prohibiting the solicitation of the company’s customers and employees. This restricted period may be reduced or eliminated by either the Compensation Committee or, if and to the extent required to comply with, the laws of the jurisdiction in which the Covered Employee was primarily providing services to the company immediately prior to such termination.

SEVERANCE PLAN TREATMENT OF EQUITY AWARDS HELD BY NON-TERMINATED PARTICIPANTS UPON A CHANGE IN CONTROL

The Severance Plan provides that if the Covered Employee remains employed on the date on which a Change in Control occurs, then:

For any outstanding time-vesting equity awards held by the Covered Employee (other than the Time Vesting Strategic Equity Awards, which are not subject to the Severance Plan):

•

if the company’s successor does not assume, convert or replace such awards with publicly-traded equity securities (or their equivalent) having an equivalent value (and vesting schedule), then the awards, to the extent unvested, will immediately vest in full; or

•

if the company’s successor so assumes, converts or replaces such awards, then the awards will remain subject to vesting in accordance with their terms (including the provisions described above regarding the treatment of such award upon a Qualifying Termination).

For any outstanding performance-vesting equity awards held by the Covered Employee (other than the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards, neither of which are subject to the Severance Plan), the Compensation Committee will determine the projected achievement of the performance goals upon such Change in Control after taking into account actual achievement through the date of such Change in Control, and such projected performance will be used to determine the number of options or shares subject to such award that will remain eligible to vest as provided below (such options or shares, the “Vesting Eligible Shares”) (any shares that do not remain eligible to vest based on the Compensation Committee’s determination of projected performance being automatically forfeited on the date of such Change in Control); and

•

if the company’s successor does not assume, convert or replace the performance-based equity award of Vesting Eligible Shares with publicly-traded equity securities (or their equivalent) having an equivalent value, then each outstanding Vesting Eligible Share subject to such award will immediately vest in full; or

•

if the company’s successor so assumes, converts or replaces the performance-based equity award of Vesting Eligible Shares, then each outstanding award will convert into a time-vesting equity award that will vest in full on the date that the award would otherwise have fully vested in accordance with its terms (subject to the provisions described above regarding the treatment of such award upon a Qualifying Termination).

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	79

HYPOTHETICAL DECEMBER 31, 2022 TERMINATION UNDER OUR SEVERANCE PLAN

In the hypothetical event that any of our named executive officers for 2022 (other than Mr. Lafitte) incurred a Qualifying Termination on December 31, 2022, they would have received the following severance benefits under the Severance Plan:

Name		Cash Severance ($)		Pro-Rata Bonus(3) ($)	Accelerated Vesting of RSUs(4) ($)	Health and Welfare Benefits(5) ($)	Total* ($)

Robert E. Sulentic	No Change in Control	7,500,000	(1)	2,477,350	47,723,666	27,325	57,728,341

	During Change in Control Protection Period	7,500,000	(1)	2,477,350	50,305,672	27,325	60,310,347

Emma E. Giamartino	No Change in Control	2,520,000	(2)	965,940	3,648,211	36,395	7,170,546

	During Change in Control Protection Period	2,520,000	(2)	965,940	5,022,795	36,395	8,545,130

Chandra Dhandapani	No Change in Control	2,775,000	(2)	1,168,623	9,650,862	35,795	13,630,280

	During Change in Control Protection Period	2,775,000	(2)	1,168,623	12,251,954	35,795	16,231,372

John E. Durburg	No Change in Control	2,902,500	(2)	1,072,389	16,027,072	36,395	20,038,356

	During Change in Control Protection Period	2,902,500	(2)	1,072,389	19,391,303	36,395	23,402,587

Daniel G. Queenan	No Change in Control	2,902,500	(2)	1,077,155	16,027,072	36,395	20,043,122

	During Change in Control Protection Period	2,902,500	(2)	1,077,155	19,391,303	36,395	23,407,353

*	Figures in this table assume no reduction in severance benefits due to operation of Internal Revenue Code 280G.

Cash Severance Column (1), (2)

(1)	Represents a lump-sum cash payment equal to two times (2x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2022.

(2)	Represents a lump-sum cash payment equal to one-and-a-half times (1.5x) the sum of (a) the annual base salary plus (b) the target annual cash bonus award for 2022.

Pro Rata Bonus Column (3)

(3)	Represents the actual annual cash bonus award for 2022.

Accelerated Vesting of RSUs Column (4)

(4)

Amounts shown are calculated by aggregating the sums determined by multiplying, for each outstanding unvested equity award (excluding the Strategic Equity Awards, which are not subject to the Severance Plan) as follows:

Multiply (x) the number of unvested stock units accelerating as a result of the Qualifying Termination (a portion of which may be subject to deferred delivery and continued compliance with restrictive covenants as described above), by (y) our per-share closing stock price on December 30, 2022 of $76.96.

The value of accelerated Core EPS Equity Awards is calculated assuming that the applicable performance measures are achieved at their target unit amount, except for the following:

-

our Adjusted EPS Equity Awards granted in 2020, which were earned at 200% of target based on the level of adjusted EPS achieved (as later certified by our Compensation Committee on February 18, 2022), and

-	our Core EPS Equity Awards granted in 2021, which were earned at 200% of target based on the level of core EPS achieved (as later certified by our Compensation Committee on February 10, 2023).

Health and Welfare Benefits Column (5)

(5)	Represents the approximate value of continued health-care coverage at active employee rates for a period of 18 months and the approximate value of outplacement assistance for 12 months.

Death, Disability and Retirement Under 2019, 2020, 2021 and 2022 Annual Equity Award Agreements

Any unvested portion of our annual equity awards is generally forfeited upon termination of an executive’s employment with the company, except as provided for under our Severance Plan described above. In addition to the Severance Plan, the award agreements under which our 2019, 2020, 2021 and 2022 annual equity awards were granted provide for continued or accelerated vesting of the unvested portion of those awards in certain death, disability and retirement circumstances.

2019, 2020, 2021 AND 2022 ANNUAL EQUITY AWARDS

•

For 2019, 2020, 2021 and 2022 Time Vesting Equity Awards, if the grantee’s employment terminates due to death or disability, then any unvested portion of the award will become immediately vested. If the death or disability termination event occurs within twelve months following the vesting commencement date, then the unvested portion of the respective award that will immediately vest will be pro-rated based on the number of days worked during such 12-month period prior to the termination event. If the grantee’s employment terminates due to retirement on or following December 31 of the calendar year in which the vesting commencement date occurs, then any unvested portion of the award will continue to vest in 25% annual increments on the original vesting schedule, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). However, if the grantee dies after retiring from the company, then any unvested portion of the award will become immediately vested. If a retirement termination event occurs prior to December 31 of the year of the applicable vesting commencement date for such award, then the entire Time Vesting Equity Award is forfeited.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	80

•

For 2019, 2020, 2021 and 2022 Core EPS Equity Awards, if the grantee’s employment terminates due to death or disability more than twelve months following the vesting commencement date, then the award will vest on the date on which it would have otherwise vested under the original vesting schedule, but only if the company satisfies the minimum core EPS performance threshold. The number of shares underlying the award that ultimately vest (if any) will be based on our actual cumulative core EPS over the performance period relative to the core EPS targets set forth in the award. If the death or disability termination event occurs within twelve months following the grant date, then the unvested portion of the respective award that will immediately vest will be pro-rated based on the number of days worked during such 12-month period prior to the termination event. If a retirement termination event occurs on or after December 31 of the year of the applicable vesting commencement date for such award, then the unvested portion of the award will continue to vest without proration, subject to the grantee’s compliance with non-competition, non-solicitation and confidentiality covenants through the applicable vesting date(s). However, if a retirement termination event occurs before December 31 of the year of the applicable vesting commencement date for such award, then the entire Core EPS Equity Award is forfeited.

DEFINITIONS

•

A “retirement” with respect to our named executive officers means that the grantee has voluntarily terminated employment at age 62 or older with at least ten years of continuous service to the company.

•

A “disability” means the grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months.

HYPOTHETICAL DECEMBER 31, 2022 TERMINATION DUE TO DEATH OR DISABILITY

In the hypothetical event that any of our named executive officers for 2022 (other than Mr. Lafitte) had terminated employment on December 31, 2022 due to death or disability under the circumstances covered by our 2019, 2020, 2021 and 2022 annual award agreements, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their unvested 2019, 2020, 2021 and 2022 annual equity awards:

Name	2019 Annual Equity Awards ($)	2020 Annual Equity Awards ($)	2021 Annual Equity Awards ($)	2022 Annual Equity Awards ($)	Total ($)

Robert E. Sulentic	1,265,530	20,501,913	15,221,456	9,631,698	46,620,597

Emma E. Giamartino	67,648	203,867	1,530,042	1,205,964	3,007,521

Chandra Dhandapani	339,163	2,166,270	2,371,444	2,035,284	6,912,161

John E. Durburg	567,118	3,832,608	3,667,144	2,693,754	10,760,624

Daniel G. Queenan	567,118	3,832,608	3,667,144	2,693,754	10,760,624

The foregoing amounts assume: (i) the Adjusted EPS Equity Awards granted in 2020 were earned at 200% of target (as certified by the Compensation Committee on February 18, 2022), (ii) the Core EPS Equity Awards granted in 2021 were earned at 200% of target (as certified by the Compensation Committee on February 10, 2023), (iii) the Core EPS Equity Awards granted in 2022 are achieved at their “target” core EPS performance level, and (iv) all awards were valued at the closing price of our common stock on December 30, 2022, which was $76.96 per share.

HYPOTHETICAL DECEMBER 31, 2022 TERMINATION DUE TO RETIREMENT

In the hypothetical event that Mr. Sulentic had terminated his employment on December 31, 2022 due to retirement under the circumstances covered by our 2019, 2020, 2021 and 2022 annual award agreements, he would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of his unvested 2019, 2020, 2021 and 2022 annual equity awards:

Name	2019 Annual Equity Awards ($)	2020 Annual Equity Awards ($)	2021 Annual Equity Awards ($)	2022 Annual Equity Awards ($)	Total ($)

Robert E. Sulentic(1)	1,265,530	20,501,913	15,221,456	11,366,068	48,354,967

(1)

Mr. Sulentic became retirement eligible in September 2018. Mses. Giamartino and Dhandapani and Messrs. Durburg and Queenan were not retirement eligible on December 31, 2022 and therefore are not included in the table above. Mr. Lafitte was retirement eligible on December 31, 2022, but is not included in this table as we entered into a separation agreement with him on January 20, 2023.

The foregoing amounts assume (i) the Adjusted EPS Equity Awards granted in 2020 were earned at 200% of target (as certified by the Compensation Committee on February 18, 2022), (ii) the Core EPS Equity Awards granted in 2021 were earned at 200% of target (as certified by the Compensation Committee on February 10, 2023), (iii) the Core EPS Equity Awards granted in 2022 are achieved at their “target” core EPS performance level, (iv) all awards were valued at the closing price of our common stock on December 30, 2022, which was $76.96 per share, and (v) that Mr. Sulentic complied with the applicable non-competition, non-solicitation and confidentiality covenants through all applicable vesting dates.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	81

Qualifying Termination or Retirement Under Strategic Equity Award Agreements

Any unvested portion of the Strategic Equity Awards is generally forfeited upon a termination of employment that occurs prior to, in the case of the Time Vesting Strategic Equity Awards, their December 1, 2023 (in the case of the 2022 Sulentic SEA Award, February 25, 2027) vesting date, and, in the case of the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards, the date on which the Compensation Committee certifies the applicable performance percentile ranking achieved (which certification will occur as soon as practicable, but in no event more than 60 days in the case of the rTSR Strategic Equity Awards or 90 days in the case of the rEPS Strategic Equity Awards, following the end of the six-year (in the case of the 2022 Sulentic SEA Award, five-year) performance period for such RSUs).

However, the award agreements under which the Strategic Equity Awards were granted provide for continued or accelerated vesting of a pro-rata amount of the unvested portion of those awards in the event of a termination due to (i) retirement or (ii) death, disability, by the company without cause or by the grantee for good reason (collectively referred to hereafter as a “SEA Qualifying Termination”).

In summary:

TIME VESTING STRATEGIC EQUITY AWARDS

If the grantee’s employment is terminated due to a SEA Qualifying Termination, then a pro rata portion of the awards will vest on the date of termination determined based on the number of days the grantee was employed during the six-year vesting period, or five-year vesting period for the 2022 Sulentic SEA Award with delivery of the underlying shares delayed until December 1, 2023, or in the case of the 2022 Sulentic SEA Award, February 25, 2027, if required by Section 409A of the Internal Revenue Code in the event the grantee was retirement eligible prior to the SEA Qualifying Termination.

If a SEA Qualifying Termination occurs following a change in control of the company (as defined in the 2017 Plan), then all unvested Time Vesting Strategic Equity Awards will automatically vest on the date of such termination.

If the grantee’s employment is terminated due to retirement at any time on or after the first anniversary of the grant date, then, so long as the grantee has not breached any restrictive covenants to which they are subject, a pro rata portion of the awards will vest on December 1, 2023 or, in the case of the 2022 Sulentic SEA Award, February 25, 2027 (with the remaining awards being forfeited).

If the termination due to retirement occurs prior to the first anniversary of the grant date, all of the Time Vesting Strategic Equity Awards will be forfeited upon such termination without consideration.

rTSR STRATEGIC EQUITY AWARDS

If the grantee’s employment is terminated during the performance period and prior to a change in control of the company due to a SEA Qualifying Termination at any time or due to retirement at any time on or after the first anniversary of the grant date, then, so long as the grantee has not breached any restrictive covenants to which they are subject, a pro rata portion of the rTSR Strategic Equity Awards will vest on the vesting measurement date, based on actual performance as of such date.

If a change in control of the company occurs during the performance period, then the performance period will end as of the closing date of the change in control, and the number of rTSR Strategic Equity Awards that will be earned (and therefore remain eligible to vest following such change in control) will be determined in accordance with the original percentile ranking goals, but the closing date of the change in control will be used as the measurement date and the price per share payable in connection with such change in control will be the final value of the company’s Class A common stock. Any rTSR Strategic Equity Awards that are so earned will vest on December 1, 2023 or, in the case of the 2022 Sulentic SEA Award, December 31, 2026 (subject to the grantee’s continued employment on such date), or if the grantee’s employment is terminated at any time following the change in control and prior to December 1, 2023 or, in the case of the 2022 Sulentic SEA Award, December 31, 2026, due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any rTSR Strategic Equity Awards so earned will vest on the date of such termination. Any rTSR Strategic Equity Awards not so earned will be automatically forfeited upon the closing of the change in control.

rEPS STRATEGIC EQUITY AWARDS

If the grantee’s employment is terminated during the performance period and prior to a change in control of the company (due to a SEA Qualifying Termination or due to retirement on or after the first anniversary of the grant date), then, so long as the grantee has not breached any restrictive covenants to which they are subject, a pro rata portion of the rEPS Strategic Equity Awards will vest on the vesting measurement date, based on actual performance as of such date.

If a change in control of the company occurs during the performance period, then the performance period will end as of the most recent quarter-end prior to the closing date of the change in control. The number of rEPS Strategic Equity Awards that will be earned (and therefore remain eligible to vest following such change in control) will be determined in accordance with the original percentile ranking goals. However, the most recent quarter-end prior to the closing date of the change in control will be used as the measurement date for purposes of measuring the growth in Adjusted EPS over the performance period.

Any awards that are so earned will vest on December 31, 2023 or, in the case of the 2022 Sulentic SEA Award, December 31, 2026 (subject to the grantee’s continued employment on such date). If the grantee’s employment is terminated at any time following the change in control and prior to December 31, 2023 or December 31, 2026, as applicable, due to a SEA Qualifying Termination or due to retirement (so long as such retirement occurs on or after the first anniversary of the grant date), then any rEPS Strategic Equity Awards so earned will vest on the date of such termination.

Any rEPS Strategic Equity Awards not so earned will be automatically forfeited upon the closing of the change in control.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	82

DEFINITIONS

“Cause” means the occurrence of any one or more of the following events by the grantee:

•	conviction of (or plea of guilty or no contest to) a felony involving moral turpitude;

•	willful and continued failure to substantially perform their designated duties or to follow lawful and authorized directions of the company after written notice from or on behalf of the company;

•	willful misconduct (including willful violation of the company’s policies that are applicable to such grantee) or gross negligence that results in material reputational or financial harm to the company;

•	any act of fraud, theft, or any material act of dishonesty by the grantee regarding the company’s business;

•	a material breach of fiduciary duty to the company (including without limitation, acting in competition with, or taking other adverse action against, the company during the period of the grantee’s employment with the company, including soliciting our employees for alternative employment);

•	any illegal or unethical act (inside or outside of such grantee’s scope of employment) by the grantee that results in material reputational or financial harm to the company;

•	any material misrepresentation regarding personal and/or company performance and/or the company’s records for personal or family financial benefit;

•	a material or systematic unauthorized use or abuse of corporate resources of the company for personal or family financial benefit; or

•	a refusal to testify or cooperate in legal proceedings or investigations involving the company. For purposes of this definition, the “company” means the company and its subsidiaries and affiliates.

“Good reason” means the occurrence of any one or more of the following events without the grantee’s prior written consent:

•	a material adverse change in the grantee’s duties or responsibilities (such that the compensation paid to the grantee would not continue to be deemed rational based on their revised duties or responsibilities);

•	a reduction of more than 10% in the grantee’s base salary as in effect for the 12-month period immediately prior to such reduction, other than in connection with an across-the-board reduction of the base salaries of similarly situated employees or due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent;

•	a reduction of more than 10% in the grantee’s annual target bonus as in effect immediately prior to such reduction or the grantee becoming ineligible to participate in bonus plans applicable to similarly situated employees, other than in connection with an across-the-board reduction of the annual target bonuses of similarly situated employees or due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent;

•	the failure by the company to make any annual equity grant to the grantee or a reduction of more than 10% of the grantee’s annual equity grant as compared to the annual equity grant made to the grantee in the preceding fiscal year of the company, unless (A) a reduction of annual equity grants or a change in equity philosophy or practice occurs that does not disproportionately affect the grantee relative to other similarly situated employees who receive equity grants, or (B) such failure to grant or reduction of such grants occurs due to changes in the grantee’s duties and responsibilities with the grantee’s prior written consent;

•	if the grantee is a participant in the Severance Plan, the failure of any successor to the company to assume the Severance Plan upon a change in control of the company; or

•	a change in the grantee’s principal place of work to a location of more than 50 miles in each direction from their principal place of work immediately prior to such change in location, so long as such change increases the grantee’s commute from their principal residence by more than 50 miles in each direction and more than 3 times per week on average.

In order to resign for “good reason,” a grantee must provide a notice of termination to the company within 90 days of the initial existence of the facts or circumstances constituting such event, the company must fail to cure such facts or circumstances within 30 days after receipt of such notice and the date on which the grantee’s termination occurs must be no later than 30 days after the expiration of the cure period.

“Disability” has the same meaning it has under the Severance Plan and “retirement” has the same meaning it has for purposes of the company’s annual equity awards.

HYPOTHETICAL DECEMBER 31, 2022 TERMINATION DUE TO RETIREMENT

Mr. Sulentic became retirement eligible in September 2018. Mses. Giamartino and Dhandapani and Messrs. Durburg and Queenan were not retirement eligible on December 31, 2022. In the hypothetical event that Mr. Sulentic had terminated employment on December 31, 2022 due to retirement and irrespective of whether a change in control of the company had occurred prior to such hypothetical termination, he would not receive any accelerated vesting with respect to his Strategic Equity Awards because such termination would have occurred prior to the first anniversary of the grant date. Accordingly, Mr. Sulentic’s Strategic Equity Awards would have been forfeited without consideration upon such a hypothetical termination.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — SUMMARY OF PLANS, PROGRAMS AND AGREEMENTS	83

HYPOTHETICAL DECEMBER 31, 2022 TERMINATION DUE TO SEA QUALIFYING TERMINATION (NO CHANGE IN CONTROL)

In the hypothetical event that any of our named executive officers during 2022 (other than Mr. Lafitte) had terminated employment on December 31, 2022 due to a SEA Qualifying Termination, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their Strategic Equity Awards:

Name(1)	Time Vesting Strategic Equity Awards ($)	rTSR Strategic Equity Awards ($)	rEPS Strategic Equity Awards ($)	Total ($)

Robert E. Sulentic	330,928	341,395	341,395	1,013,718

Emma E. Giamartino	—	493,621	479,307	972,928

Chandra Dhandapani	755,055	1,248,676	1,223,818	3,227,549

John E. Durburg	2,013,581	2,013,581	1,985,491	6,012,653

Daniel G. Queenan	2,013,581	2,013,581	1,985,491	6,012,653

(1)	Mr. Lafitte is not included in this table as we entered into a separation agreement with him on January 20, 2023.

These amounts assume:

•

the level of performance achieved for both the rTSR Strategic Equity Awards and the rEPS Strategic Equity Awards will be the level which causes the target number of rTSR Strategic Equity Awards and rEPS Strategic Equity Awards to vest;

•	all awards were valued at the closing price of our common stock on December 30, 2022, which was $76.96 per share;

•	the named executive officer complied with the applicable restrictive covenants through all applicable vesting dates; and

•

for each type of award, the actual number of awards that vested was determined using proration based on, with respect to Mr. Sulentic, service from February 25, 2022 to December 31, 2022, Ms. Giamartino, service from March 3, 2021 to December 31, 2022, Ms. Dhandapani, service from December 1, 2017 through December 31, 2022 and with respect to Messrs. Durburg and Queenan, service from December 1, 2017 through December 31, 2022.

HYPOTHETICAL DECEMBER 31, 2022 TERMINATION DUE TO SEA QUALIFYING TERMINATION (CHANGE IN CONTROL)

In the hypothetical event that a change in control of the company had occurred on December 31, 2022 and any of our named executive officers during 2022 (other than Mr. Lafitte) had terminated employment due to a SEA Qualifying Termination following such change in control, they would have received (either immediately or over time, depending on the circumstances of the termination) the following in respect of their Strategic Equity Awards:

Name(1)	Time Vesting Strategic Equity Awards ($)	rTSR Strategic Equity Awards ($)	rEPS Strategic Equity Awards ($)	Total ($)

Robert E. Sulentic	1,950,705	—	—	1,950,705

Emma E. Giamartino	—	1,188,801	612,371	1,801,172

Chandra Dhandapani	890,889	2,618,487	1,348,801	4,858,177

John E. Durburg	2,375,832	3,812,675	1,964,096	8,152,603

Daniel G. Queenan	2,375,832	3,812,675	1,964,096	8,152,603

(1)	Mr. Lafitte is not included in this table as we entered into a separation agreement with him on January 20, 2023.

We have assumed that (i) all awards were valued at the closing price of our common stock on December 30, 2022, which was $76.96 per share and, for purposes of the rTSR Strategic Equity Awards, that this closing price was also the final value of the company’s Class A common stock for purposes of calculating the price per share payable in connection with the change in control and (ii) the named executive officer complied with the applicable restrictive covenants through all applicable vesting dates.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — CEO PAY RATIO	84

CEO Pay Ratio

We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance stockholder value.

In 2022, the ratio of CEO pay of $25,926,864 to median employee pay of $71,748 was 361:1. If the significant impact of the one-time 2022 CEO Strategic Equity Award were removed from the calculations, the annual total compensation of the CEO would have been $18,415,533 and the ratio of CEO pay to median employee pay would have been 257:1.

As is permitted under SEC rules, we identified the median employee by examining the annual base salary for all individuals, excluding our CEO, who were employed by us at the end of 2022. We included all active and on-leave employees, whether employed on a full-time, part-time or seasonal basis. We did not make any adjustments or estimates with respect to annual base salary compensation, and we did not annualize compensation for any full-time employees that were not employed by us for all of 2022.

Under the de minimis exclusion, we excluded a total of 5% of our employee population from the following countries: Argentina, Austria, Bahrain, Bangladesh, Botswana, Bulgaria, Colombia, Costa Rica, Croatia, Dominican Republic, Egypt, Finland, Greece, Hungary, Indonesia, Iraq, Kenya, Korea, Luxembourg, Macau SAR, Morocco, New Zealand, Nigeria, Norway, Oman, Pakistan, Panama, Peru, Portugal, Qatar, Republic of Ireland, Romania, Russian Federation, Rwanda, Saudi Arabia, Serbia, Slovenia, South Africa, South Korea, Sri Lanka, Taiwan, Tanzania, Turkey, Uganda, Uruguay, Venezuela, Zambia and Zimbabwe.

We employed statistical sampling to identify a group of employees within 2.5% of the median based on annual base salary, then selected the median employee from this group. We then calculated 2022 CEO pay, which includes Mr. Sulentic’s base salary, bonus, equity awards, employer-paid insurance premiums and 401(k) match. We used the same methodology in calculating 2022 pay for the median employee.

We believe that our methodology results in a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. However, given the different methodologies that public companies will use to determine an estimate of their CEO pay ratio, the estimated CEO pay ratio reported above should not be used as a basis for comparison between us and other companies.

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — PAY VERSUS PERFORMANCE	85

Pay Versus Performance
Performance
Measures
The most important financial performance measures that we use to link executive compensation actually paid to the NEOs for the most recently completed fiscal year to our performance are as follows:

•	Core Earnings per share, or Core EPS

•	Core EBITDA

•	Segment Operating Profit

•	Relative TSR

•	Relative Adjusted EPS Growth
Core EPS was selected as the company-selected measure for the Pay ve
rsus
Performance
table below because it has the strongest alignment with long-term shareholder value. Core EPS is used to det ermi
ne the
number
of shares earned in our performance-based RSU program, which comprises a significant portion of our NEOs’ target pay opportunities.
2022 Pay Versus Performance
Table
The table below shows the following information for the past three fiscal years: (i) “total” compensation for our NEOs for purposes of the “Summary Compensation Table” and shown on an average basis for the non-CEO
NEOs; (ii) the “Compensation Actually Paid” (or CAP) to our NEOs (calculated using rules required by the SEC) and shown on an average basis for the non-CEO
NEOs; (iii) our total shareholder return (TSR); (iv) the TSR of our peer group; (v) our GAAP Net Income; and (vi) our Core EPS. CAP does not represent the value of cash and shares of the company’s common stock received by the NEOs during the applicable year, but rather is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, the CAP amounts in the table below differ from compensation actually received by the NEOs and the compensation decisions described in the
“
Compensation Discussion and Analysis
”
discussion in this Proxy Statement.

Year	“Summary Compensation Table” Total for CEO (1) ($)	Compensation Actually Paid to CEO (2) ($)	Average “Summary Compensation Table” Total for Other NEOs (1) ($)	Average Compensation Actually Paid to Other NEOs (2) ($)	Company TSR (3) ($)	Peer Group TSR (3) ($)	GAAP Net Income ($ in thousands)	Core EPS ($)

2022	25,912,100	1,749,522	5,259,697	(1,880,786)	125.57	78.83	1,407,370	5.69

2021	13,908,085	67,396,503	6,090,375	17,034,237	177.04	121.21	1,836,574	5.33

2020	11,993,465	(11,520,049)	3,675,860	753,759	102.33	82.24	751,989	3.27

(1)	The CEO for each year reported was Robert E. Sulentic. The other NEOs for each year reported are as follows:

•	2022: Emma E. Giamartino, Chandra Dhandapani, John E. Durburg, Michael J. Lafitte and Daniel G. Queenan

•	2021: Emma E. Giamartino, Leah C. Stearns, Chandra Dhandapani, Michael J. Lafitte and Daniel G. Queenan

•	2020: Leah C. Stearns, John E. Durburg, Michael J. Lafitte and Daniel G. Queenan

Table of Contents

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — PAY VERSUS PERFORMANCE	86

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance table above. The following table details the applicable adjustments that that were made to determine CAP (all amounts are averages for the non-CEO
NEOs):

	2022		2021		2020

	CEO ($)	Average Other NEOs ($)	CEO ($)	Average Other NEOs ($)	CEO ($)	Average Other NEOs ($)

Summary Compensation Table Total	25,912,100	5,259,697	13,908,085	6,090,375	11,993,465	3,675,860

Minus Summary Compensation Table Value of Equity Granted in the Fiscal Year	(22,261,250)	(3,426,214)	(9,789,859)	(2,943,778)	(10,649,973)	(2,389,965)

Plus Year-end Fair Value of Unvested Equity Awards Granted in Fiscal Year	14,806,976	2,342,343	22,555,323	5,238,907	3,712,961	1,298,273

Plus (Minus) Year-over-Year Change in Fair Value of Unvested Equity Awards Granted in Prior Years that are Outstanding and Unvested at Year-End	(15,163,719)	(5,773,076)	38,332,435	8,276,968	(15,906,439)	(1,517,878)

Plus Fair Value at Vesting Date of Awards Granted and Vested in Fiscal Year	142,290	11,766	162,693	104,495	149,408	—

Plus (Minus) Year-over-year Change in Fair Value of Awards Granted in Prior Years that Vested During the Fiscal Year	(1,686,875)	(295,302)	2,227,827	725,253	(819,471)	(312,530)

Minus Fair Value at Prior Year-End of Awards Granted in Prior Years that are Forfeited During the Fiscal Year	—	—	—	(457,983)	—	—

Compensation Actually Paid	1,749,522	(1,880,786)	67,396,503	17,034,237	(11,520,049)	753,759

(3)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019.

•
In 2020 and 2021, the peer group (the “prior peer group”) consisted of a group of nine companies that included: JLL, a global commercial real estate services company publicly traded in the U.S., as well as the following companies that have significant commercial real estate or real estate capital markets businesses within the U.S. or globally, that in each case are publicly traded in the U.S. or abroad: Colliers International Group Inc. (CIGI), Cushman & Wakefield plc (CWK), ISS A/S (ISS), Marcus & Millichap, Inc. (MMI), Newmark Group Inc. (NMRK), Savills plc (SVS.L), Sodexo S.A. (EXHO.PA) and Walker & Dunlop, Inc. (WD).

•
In 2022, we elected to remove Sodexo S.A. from our peer group given that facilities management is a relatively small portion of Sodexo’s overall service offerings. Therefore our 2022 peer group consisted of the following eight companies: JLL, CIGI, CWK, ISS, MMI, NMRK, SVS.L and WD.

•	The Peer Group TSR in the Pay Versus Performance Table reflects the performance of our 2022 peer group. The Peer Group TSR of our prior peer group is as follows:

•	2022: $79.65
•	2021: $118.32
•	2020: $81.24
Relationship
Between
CAP
and
Performance
Measures
As
shown in the Pay Versus Performance table above:

•
CAP vs. CBRE
’
s TSR.
Over the 2020-2022 period, our CEO and other NEOs’ CAP amounts are higher than Summary Compensation Table total compensation amounts in years when the company’s TSR is positive, and lower than Summary Compensation Table total compensation amounts in years when the company’s TSR is negative. This alignment is because the majority of our NEOs’ executive compensation (excluding strategic equity awards) is in the form of equity (79% for our CEO and 61%, on average, for our other NEOs).

•
CAP vs. CBRE’s GAAP Net Income.
While our GAAP Net Income has increased and decreased directionally with CAP amounts over the 2020-2022 period, the changes in GAAP Net Income are not proportionally correlated to CAP. The lack of correlation is primarily because CAP values for a given year are strongly influenced by year-over-year changes in our TSR, which do not always correlate to annual GAAP Net Income. In addition, GAAP Net Income is not a measure used in our incentive plans.

•
CAP vs. CBRE’s Core EPS.
Our Core EPS increased each year from 2020 to 2022. However, CAP amounts fluctuated over the same time period, with lower CAP values in 2020 and 2022, and higher CAP values in 2021. The lack of correlation is partly because CAP values for a given year are strongly influenced by year-over-year changes in our TSR, which do not always correlate to annual Core EPS. Also, in our annual performance-based RSU program, Core EPS is measured cumulatively over a two-year
period against internally-established goals. Because of the different measurement periods (
i.e.
, year-over-year change for CAP vs.
two-year
cumulative measurement for Core EPS in our annual performance-based RSU program), as well as the fact that the Core EPS goals are set versus in ter
nal budgets and not based on a fixed year-over-year growth rate, there is no correlation between Core EPS and CAP values for the three-year period.

•	CBRE’s TSR vs. Peer Group TSR . The company’s indexed TSR outperformed the Peer Group indexed TSR in each year of the three-year period measured.

Table of Contents

CBRE 2023 PROXY STATEMENT	EXECUTIVE COMPENSATION — PAY VERSUS PERFORMANCE	87

This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor does it use GAAP Net Income for purposes of determining incentive compensation. For a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance, see “Compensation Discussion and Analysis” beginning on page 44 in this Proxy Statement.
All information provided above under the “Pay Versus Performance”
heading
will not be deemed to be incorporated by reference into any filing of our company with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CBRE 2023 PROXY STATEMENT	PROPOSAL 5: EXECUTIVES TO RETAIN SIGNIFICANT STOCK	88

Proposal 5: Executives to

Retain Significant Stock

John Chevedden, residing at 2215 Nelson Ave., No. 205, Redondo Beach, California 90278, has notified us that he intends to present Proposal 5 (set forth below) for stockholder consideration at our Annual Meeting. His proposal concerns executive stock ownership retention. He has provided us with documentation indicating that he is the beneficial owner of at least 100 shares of our common stock. We refer to his proposal as “Proposal 5.” Mr. Chevedden’s proposal is printed below verbatim, and we have not endeavored to correct any erroneous statements or typographical errors contained therein. We are not responsible for the contents of this proposal.

Mr. Chevedden has submitted the following resolution:

Proposal 5—Executives To Retain Significant Stock

Shareholders urge that our executive pay committee adopt a policy requiring senior executives to retain a significant percentage of stock acquired through equity pay programs until reaching normal retirement age and to report to shareholders regarding the policy in our Company’s next annual meeting proxy. For the purpose of this policy, normal retirement age would be an age of at least 60 and be determined by our executive pay committee. Shareholders recommend a share retention percentage requirement of 33% of net after-tax shares.

This single unified policy shall prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. Otherwise our directors might be able to avoid the impact of this proposal. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented without violating current company contractual obligations or the terms of any current pay or benefit plan. The Board is encouraged to obtain waivers of any current pay or benefit plan for senior executives that might delay implementation of this proposal.

Requiring senior executives to hold a significant portion of stock obtained through executive pay plans would focus our executives on our company’s long-term success. A Conference Board Task Force report stated that hold-to-retirement requirements give executives “an ever-growing incentive to focus on long-term stock price performance.”

This proposal topic is all the more important at CBRE due to the poor vote getting performance of 3 CBRE directors. These 3 CBRE directors each received more than 79 million against votes in 2022:

Shira Goodman, Audit Committee Chair

Sanjiv Yajnik, Audit Committee Member

Christopher Jenny, Governance Committee Chair

Please vote yes:

Executives To Retain Significant Stock—Proposal 5

CBRE 2023 PROXY STATEMENT	PROPOSAL 5: EXECUTIVES TO RETAIN SIGNIFICANT STOCK	89

Board Statement in Opposition to Proposal 5

Our Board strongly recommends that stockholders vote “AGAINST” Proposal 5.

Our Board believes that all of our executive officers should maintain meaningful stock ownership during their tenure, and that the company’s existing policies and practices are robust, comprehensive, thoughtfully designed, and are highly effective at aligning the interests of the company’s executives with stockholder interests and the long-term success of the company. The stock retention policy set forth in Proposal 5 is unnecessary because the company’s existing policies and practices already accomplish the aims of the stockholder proposal. Proposal 5 would exempt our CEO from the stock ownership requirements it seeks to impose, and, if implemented, it would disadvantage the company when competing for executive talent.

Our executives are already subject to meaningful stock ownership requirements overseen by our Compensation Committee.

All of our executive officers are already subject to the company’s Stock Ownership Guidelines as described in this Proxy Statement in “Corporate Governance” under “Stock Ownership Requirements” on page 12 that require our executive officers to retain a significant percentage of stock. Our Board believes that these existing Stock Ownership Guidelines are well designed to enhance the alignment of interests between our executive officers and our stockholders.

As further described in “Stock Ownership Requirements,” executive officers are required to meet minimum ownership requirements based on a multiple of their annual base salary. Our CEO’s requirement is 5x his annual base salary, for his direct reports and segment CEOs (which includes all of our other NEOs) it is 3x their annual base salary, and for any other executive officer it is 2x their annual base salary. If at any time an executive officer’s equity holdings do not satisfy these minimum ownership requirements, depending on his or her position, the executive must retain 100% (for our CEO), 75% (for his direct reports and segment CEOs), or 50% (for any other executive officer) of the shares remaining after payment of taxes in connection with a vesting.

In addition, under the company’s Stock Ownership Guidelines, the ability of executive officers to meet minimum ownership requirements is impacted by the value of the common stock they own, enhancing the alignment in interest between executive officers and other stockholders.

Our Board believes that the company’s existing Stock Ownership Guidelines represent the appropriate balance between promoting equity ownership and allowing executive officers to manage their personal financial affairs in a manner that does not impair the company’s ability to competitively recruit and retain executive talent.

The company’s existing Stock Ownership Guidelines and related retention requirements are consistent with market practice. Implementation of Proposal 5 would impair the company’s ability to competitively recruit and retain executive talent.

The company’s existing Stock Ownership Guidelines and related retention requirements (i.e., a policy that prohibits executive officers from selling shares until their ownership guideline is achieved) is generally consistent with the policies of our compensation peer group as well as S&P 500 companies that have adopted equity retention requirements. In contrast, the stock retention policy set forth in Proposal 5, which requires “senior executives to retain a significant percentage of stock acquired through equity pay programs until reaching normal retirement age,” is not market practice and would penalize those executives that have been with the company the longest, as the number of shares such executives would be required to retain are greater as compared to executives that have recently joined the company.

Our Board believes the additional requirements advocated by Proposal 5 are unnecessary. Not only are the additional requirements inconsistent with the retention policies of most of our peers, it would disadvantage the company when competing for executive talent.

Proposal 5 would not apply to our CEO.

Importantly, the policy described in Proposal 5 does not apply for executive officers above a “normal retirement age,” which it specifies as at least 60 years old. Our CEO, Robert Sulentic, is currently 66 years old and eligible for retirement under company policies and, as a result, Proposal 5’s equity retention requirements would not apply to him. Our Board does not believe it is prudent to implement a policy that would result in significantly disparate stock retention requirements for different executive officers, particularly a policy that would exclude our CEO from its requirements.

Our executive compensation program is designed to align executive officers’ interests with the long-term interests of the company and its stockholders.

Our Compensation Committee’s pay philosophy emphasizes pay-for-performance through significant variable compensation for executive officers tied to accomplishment of financial and strategic objectives. A significant portion of our executive officers’ potential compensation is “at risk” and tied to stockholder returns, financial metrics, or strategic performance objectives. In 2022, 66% of our CEO’s target compensation was “at risk” and 59% of the target compensation for our NEOs collectively was at “risk.” In addition, 80% and 71% of the total compensation received by our CEO and our NEOs, respectively, was represented by equity awards. For more information about our executive pay practices see “Compensation Discussion and Analysis” beginning on page 44 in this Proxy Statement.

Executive officers are already subject to company policies against hedging that are broader than the prohibition included in Proposal 5.

The prohibition against executive officers entering into hedging transactions for shares subject to the equity retention policy contained in Proposal 5 is unnecessary. We have an existing company policy that broadly prohibits executive officers from purchasing financial instruments or otherwise engaging in any hedging or other derivative transactions that hedge or offset any decrease in the market value of our securities.

CBRE 2023 PROXY STATEMENT	PROPOSAL 5: EXECUTIVES TO RETAIN SIGNIFICANT STOCK	90

Our Board strongly recommends that stockholders vote “AGAINST” Proposal 5.

In summary, our Board believes that the company’s existing policies and practices are robust, comprehensive, thoughtfully designed, and are highly effective at aligning the interests of the company’s executives with stockholder interests and the long-term success of the company. The stock retention policy set forth in Proposal 5 is unnecessary because the company’s existing policies and practices already accomplish the aims of the stockholder proposal

Required Vote

Approval of this Proposal 5 requires the affirmative vote (i.e., “FOR” votes) of a majority of the shares present or represented and entitled to vote thereon at our Annual Meeting. A vote to “ABSTAIN” will count as “present” for purposes of the vote and so will have the same effect as a vote “AGAINST” this Proposal 5. A broker non-vote will not count as “present,” and so will have no effect in determining the outcome with respect to this Proposal 5.

RECOMMENDATION

Our Board strongly recommends that stockholders vote “AGAINST” this Proposal 5.

The Board of Directors recommends a vote “AGAINST” this Proposal.

CBRE 2023 PROXY STATEMENT	STOCK OWNERSHIP — SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS	91

Stock Ownership

Security Ownership of Principal Stockholders

Based on information available to us as of March 20, 2023, the only stockholders known to us to beneficially own more than five percent of the outstanding shares of our common stock are (all percentages in the table are based on 310,785,772 shares of common stock outstanding as of March 20, 2023):

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

BlackRock, Inc.	30,578,426(1)	9.8%

55 East 52nd Street

New York, New York 10055

The Vanguard Group	50,854,197(2)	16.4%

100 Vanguard Boulevard

Malvern, Pennsylvania 19355

(1)

Solely based on information in a Schedule 13G/A filed with the SEC on January 24, 2023 by BlackRock, Inc. The Schedule 13G/A indicates that as of December 31, 2022, BlackRock, Inc. was the beneficial owner of 30,578,426 shares of our common stock, with sole voting power as to 27,685,215 shares and sole dispositive power as to 30,578,426 shares of our common stock.

(2)

Solely based on information in a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group. The Schedule 13G/A indicates that as of December 30, 2022, The Vanguard Group was the beneficial owner of 50,854,197 shares of our common stock, with shared voting power as to 461,088 shares, sole dispositive power as to 49,533,190 shares and shared dispositive power as to 1,321,007 shares of our common stock.

CBRE 2023 PROXY STATEMENT	STOCK OWNERSHIP — SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS	92

Security Ownership of Management and Directors

The following table below sets forth information as of the close of business on March 20, 2023 regarding the beneficial ownership of our common stock by: (i) each of our current directors and each nominee for director to our Board; (ii) each of our executive officers named in the “Summary Compensation Table”; and (iii) all current directors, director nominees and current executive officers as a group. Unless otherwise noted, the beneficial owners exercise sole voting and/or investment power over their shares. Further, unless otherwise noted, the business address of each of the persons named below is c/o CBRE Group, Inc., 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201. All percentages in the table are based on 310,785,772 shares of common stock outstanding as of March 20, 2023.

Name	Common Stock Beneficially Owned Directly or Indirectly(1)	Common Stock Acquirable Within 60 Days(2)	Total Common Stock Beneficially Owned(3)		Percentage of Shares of Common Stock Outstanding

Robert E. Sulentic	823,328	—	823,328	(4)	*

Emma E. Giamartino	7,695	—	7,695		*

Chandra Dhandapani	65,102	729	65,831		*

John E. Durburg	124,681	—	124,681		*

Daniel G. Queenan	93,565	—	93,565		*

Michael J. Lafitte	250,420	—	250,420	(5)	*

Brandon B. Boze	—	2,784	2,784	(6)	*

Beth F. Cobert	18,041	2,784	20,825	(7)	*

Reginald D. Gilyard	11,665	2,784	14,449	(8)	*

Shira D. Goodman	11,972	2,784	14,756	(9)	*

E.M. Blake Hutcheson	700	2,022	2,722		*

Christopher T. Jenny	53,933	2,784	56,717		*

Gerardo I. Lopez	35,404	2,784	38,188		*

Susan Meaney	464	2,784	3,248		*

Oscar Munoz	3,212	2,784	5,996		*

Sanjiv Yajnik	19,361	2,784	22,145	(10)	*

All current directors, director nominees and current executive officers as a group (17 persons)	1,617,736	27,807	1,645,543		*

*	Less than 1.0%
(1)

Includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the CBRE Stock Fund of our 401(k) Plan and the shares listed under “Common Stock Acquirable Within 60 Days.”

(2)

Includes shares that are deemed to be beneficially owned by virtue of the individual’s right to acquire the shares upon the exercise of outstanding stock options or restricted stock units within 60 days from March 20, 2023.

(3)	Unless otherwise indicated, each person has sole voting and investment power over the shares reported.
(4)

Mr. Sulentic is the direct beneficial owner of 793,328 shares. An additional 30,000 shares are held by the Sulentic Family Foundation. He is a co-trustee of the Sulentic Family Foundation, but does not have any pecuniary interest in the shares beneficially owned by the foundation.

(5)

Mr. Lafitte is the sole trustee of the Laffite 2020 Irrevocable Trust F/B/O Michael J. Lafitte, which owns 95,539 of the shares reflected and Mrs. Lafitte is the sole trustee of the Laffite 2020 Irrevocable Trust F/B/O Melinda Lafitte, which owns 6,500 of the shares reflected.

(6)

Under an agreement with ValueAct Capital, Mr. Boze directly is deemed to hold 2,784 restricted stock units (which vest within 60 days following March 20, 2023) for the benefit of the limited partners of ValueAct Capital Master Fund, L.P. and indirectly for (i) VA Partners I, LLC as General Partner of ValueAct Capital Master Fund, L.P., (ii) ValueAct Capital Management, L.P. as the manager of ValueAct Capital Master Fund, L.P., (iii) ValueAct Capital Management, LLC as General Partner of ValueAct Capital Management, L.P., (iv) ValueAct Holdings, L.P. as the majority owner of the membership interests of VA Partners I, LLC, (v) ValueAct Holdings II, L.P. as the sole owner of the membership interests of ValueAct Capital Management, LLC and as the majority owner of the limited partnership interests of ValueAct Capital Management, L.P., and (vi) ValueAct Holdings GP, LLC as General Partner of ValueAct Holdings, L.P. and ValueAct Holdings II, L.P. Mr. Boze is a member of the management board of ValueAct Holdings GP, LLC. Mr. Boze is affiliated with ValueAct Capital Master Fund, L.P. and its related entities (the “ValueAct Group”), but he does not have voting or dispositive power over shares beneficially owned by the ValueAct Group and therefore disclaims beneficial ownership of all shares held by or on behalf of them except to the extent of any pecuniary interest therein. The business address of each of the above named is c/o ValueAct Capital, One Letterman Drive, Building D, Fourth Floor, San Francisco, California 94129.

(7)	Ms. Cobert is a co-trustee of the Cioth/Cobert Family Trust U/D/T dated June 5, 1996, which owns 18,041 of the shares reflected.
(8)	Mr. Gilyard is a co-trustee of the Gilyard Family Trust UDT March 27, 2015, which owns 11,665 of the shares reflected.
(9)	Ms. Goodman is a co-trustee of the Shira D. Goodman 2014 Family Trust DTD March 5, 2014, which owns 11,972 of the shares reflected.
(10)	Mr. Yajnik is a co-trustee of the Sanjiv Yajnik Revocable Trust, which owns 15,395 of the shares reflected.

CBRE 2023 PROXY STATEMENT	STOCK OWNERSHIP — SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	93

Certain of our directors and executive officers may beneficially own shares in brokerage accounts subject to customary margin arrangements. Shares held in such accounts may be deemed to be pledged to secure those margin arrangements irrespective of whether there are margin loans then outstanding. None of these margin arrangements is designed to shift or hedge any economic risk associated with ownership of our common stock. As of March 20, 2023, none of our current executive officers or directors holds shares in such accounts or has otherwise pledged any of our shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for such persons, we believe that during the fiscal year 2022 all of our executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

CBRE 2023 PROXY STATEMENT	RELATED-PARTY TRANSACTIONS	94

Related-Party Transactions

Related-Party Transactions and Other Transactions Involving Our Officers and Directors

The following sets forth certain transactions involving us and our executive officers since January 1, 2022.

Employment Relationships—Bradley Benjamin, a Vice President in the Capital Markets Retail practice in our Dallas office, is the son-in-law of Robert E. Sulentic, our President and CEO. The aggregate value of commissions and benefits earned by Mr. Benjamin in respect of 2022 was approximately $153,322.

Review and Approval of Transactions with Interested Persons

We have operated under our Standards of Business Conduct since 2004. As part of our Standards of Business Conduct, our directors and employees are expected to make business decisions and take actions based upon our best interests and not based upon personal relationships or benefits.

Our Board has recognized that some transactions, arrangements and relationships present a heightened risk of an actual or perceived conflict of interest and has adopted a written Policy Regarding Transactions with Interested Parties and Corporate Opportunities governing these transactions. This policy governs any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any of the following persons had or will have a direct or indirect material interest (other than relating to an employment relationship or transaction involving Board- or Compensation Committee-approved executive officer compensation):

•	our directors, nominees for director or executive officers;

•	any beneficial owner of more than 5% of any class of our voting securities; and

•	any immediate family member of any of the foregoing natural persons.

Directors and executive officers are required to submit to our General Counsel a description of any current or proposed transaction potentially covered by the policy in advance of participating in such transaction. Our General Counsel is responsible for determining whether the proposed transaction is subject to our policy. If our General Counsel deems such transaction subject to our policy, he will report such transaction to the Audit Committee. The Audit Committee (or in certain cases, the Chair of the Audit Committee) is responsible for evaluating and approving such transactions, and in doing so, the Audit Committee may take into account, among other factors that it deems appropriate, due inquiries of disinterested senior business leaders, disinterested directors and legal counsel.

The policy is published in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. The information contained on or accessible through our corporate website is not part of or incorporated by reference into this Proxy Statement.

CBRE 2023 PROXY STATEMENT	ANNUAL MEETING INFORMATION — HOW TO ATTEND THE ANNUAL MEETING	95

Annual Meeting Information

How to Attend the Annual Meeting

We will be hosting the Annual Meeting live via the internet on May 17, 2023 at 11:00 a.m. (Central Time). You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CBRE2023. You will be able to attend the 2023 Annual Meeting from any location with internet connectivity. You will not be able to attend the 2023 Annual Meeting in person.

Appointing a proxy in response to this solicitation will not affect your right to attend the Annual Meeting and to vote during the Annual Meeting. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.

Stockholders may submit questions and comments before and during the meeting. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on the Investor Relations page on our website at www.cbre.com, soon after the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 11:00 a.m. (Central Time). We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 10:45 a.m. (Central Time), and you should allow ample time for the check-in procedures.

Voting Instructions and Information

How do stockholders participate in the virtual meeting?

To participate in the meeting, you must have the 16-digit number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBRE2023. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.

Will stockholders be able to participate in the virtual meeting on the same basis stockholders would be able to participate in an in-person annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all our stockholders from any place in the world that has internet connection at little to no cost.

We designed the format of the virtual meeting to ensure that stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

CBRE 2023 PROXY STATEMENT	ANNUAL MEETING INFORMATION — VOTING INSTRUCTIONS AND INFORMATION	96

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How do I vote?

If you plan to attend the Annual Meeting, you may vote and submit questions while attending the meeting via live webcast. You will need the 16-digit number included on your Notice of Availability or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the meeting. Shares held in your name as the stockholder of record may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/CBRE2023 during the meeting.

If your common stock is held in your name, there are three ways for you to vote by proxy:

•	If you received a paper copy of the proxy materials by mail, mail the completed proxy card in the enclosed return envelope;

•	Call 1-800-690-6903; or

•	Log on to the internet at www.proxyvote.com and follow the instructions at that site. The website address for internet voting is also provided on your Notice of Availability.

Telephone and internet proxy voting will close at 8:59 p.m. (Pacific Time) on May 16, 2023, unless you are voting common stock held in our 401(k) plan, in which case the deadline for voting is 8:59 p.m. (Pacific Time) on May 14, 2023. Proxies submitted by mail must be received prior to the meeting. Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your common stock:

•	FOR all of the nominees for director named in this Proxy Statement;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023;

•	FOR the advisory approval of our named executive officer compensation for 2022;

•	1 YEAR with respect to how frequently a non-binding stockholder vote to approve named executive officer compensation shall occur; and

•	AGAINST the stockholder proposal regarding executive stock ownership retention.

If your common stock is held in the name of your broker, bank or other nominee, then you should receive separate instructions from the holder of your common stock describing how to vote your common stock.

Even if you plan to attend the Annual Meeting via live webcast, we recommend that you vote your common stock in advance as described above so that your vote will be counted if you later decide not to participate in the virtual Annual Meeting.

Stockholders entitled to vote

You may vote if you owned shares of our common stock as of March 20, 2023, which is the record date for the Annual Meeting. You are entitled to one vote on each matter presented at the Annual Meeting for each share of common stock that you owned on that date. As of March 20, 2023, we had 310,785,772 shares of common stock outstanding.

Matters to be presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, then proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, then proxies can vote your shares at the adjournment or postponement as well.

Vote tabulation

Broadridge Financial Solutions, Inc., an independent third party, will tabulate the votes, and our Assistant Secretary will act as the inspector of the election.

Confidential voting

Your proxy card, ballot and voting records will not be disclosed to us unless applicable law requires disclosure, you request disclosure or your vote is cast in a contested election (which last exception is not applicable for the 2023 Annual Meeting). If you write comments on your proxy card, then your comments will be provided to us, but how you voted will remain confidential.

CBRE 2023 PROXY STATEMENT	ANNUAL MEETING INFORMATION — VOTING INSTRUCTIONS AND INFORMATION	97

If you do not vote/effect of broker non-votes

If you are a stockholder of record, then your shares will not be voted if you do not provide your proxy, unless you attend the live webcast and vote online during the Annual Meeting.

If (i) you are the beneficial owner of shares held in the name of a broker, trustee or other nominee, (ii) you do not provide that broker, trustee or other nominee with voting instructions, (iii) such person does not have discretionary authority to vote on such proposal, and (iv) you do not attend the live webcast and vote online during the Annual Meeting, then a “broker non-vote” will occur. Under NYSE rules, brokers, trustees or other nominees may generally vote on routine matters but cannot vote on non-routine matters. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2023) is the only proposal in this Proxy Statement that is considered a routine matter. The other proposals are not considered routine matters, and without your instructions, your broker cannot vote your shares. For all other proposals, broker non-votes are not considered “present,” and as such, broker non-votes will not affect the outcome of any such other proposals.

Vote levels required to pass an item of business

•

Quorum. Holders of a majority in voting power of the stock entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by broker non-votes, as described above, and votes to “ABSTAIN” are counted as present and entitled to vote for purposes of determining a meeting quorum. No business may be conducted at the Annual Meeting if a quorum is not present. Stockholders attending the Annual Meeting through the live webcast will be considered present for the purposes of determining a meeting quorum.

•

Proposal 1—Elect Directors. Our by-laws require a “majority vote” requirement in uncontested director elections. Under this requirement, in order for a nominee to be elected in an uncontested election, the nominee must receive the affirmative vote of a majority of the votes cast on his or her election (i.e., votes cast “FOR” a nominee must exceed votes cast as “AGAINST”). In contested elections (i.e., elections involving director nominees submitted by our stockholders in accordance with our by-laws) directors are elected by a plurality of the votes cast. The “majority vote” requirement will apply at our Annual Meeting because our director nominee slate is “uncontested.” In addition, for the purposes of tabulating the results of director elections, shares that are not voted, votes to “ABSTAIN” and broker non-votes are not considered votes cast and so will not affect the election outcome. Under our by-laws, votes cast as “withheld” in uncontested elections are treated the same as votes cast “AGAINST” director nominees, whereas votes to “ABSTAIN” do not affect the election outcome. In order to minimize investor confusion, we have omitted the “withheld” voting option this year, and stockholders wishing to cast a negative vote for a director nominee should vote “AGAINST” such nominee.

•

Proposal 4—Advisory Vote on the Frequency of the Vote on Named Executive Officer Compensation. The number of votes for “1 YEAR,” “2 YEARS” or “3 YEARS” will be counted, and the frequency with the highest number votes will be the frequency that our stockholders approve.

•

All Other Proposals. Approval of each of the other proposals that do not relate to director elections (Proposal 1) or say on pay frequency (Proposal 4) requires the affirmative vote (i.e., a “FOR” vote) of a majority of the shares present or represented and entitled to vote thereon. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” these items, and a broker non-vote will have no effect in determining whether these items are approved. Our Proposal 2 (ratify the appointment of our independent registered public accounting firm for 2023) is the only proposal on which your broker is entitled to vote your shares if no instructions are received from you.

Shares in the 401(k) plan

If you hold common stock in our 401(k) plan as of March 20, 2023, then the enclosed proxy card also serves as your voting instruction to Fidelity Management Trust Company, the trustee of our 401(k) plan, provided that you furnish your voting instructions over the internet or by telephone, or that the enclosed proxy card is signed, returned and received, by 8:59 p.m. (Pacific Time) on May 14, 2023. If your voting instructions are not received by such deadline, then Fidelity Management Trust Company will not vote the shares attributable to your 401(k) plan account.

The Board’s voting recommendations

•	FOR election of our Board-nominated slate of directors (see Proposal 1);

•

FOR the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, to be the auditors of our annual financial statements for the fiscal year ending December 31, 2023 (see Proposal 2);

•	FOR the advisory approval of our named executive officer compensation for 2022 (see Proposal 3);

•	1 YEAR with respect to how frequently a non-binding stockholder vote to approve named executive officer compensation should occur (see Proposal 4); and

•	AGAINST the stockholder proposal regarding executive stock ownership retention (see Proposal 5).

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board.

CBRE 2023 PROXY STATEMENT	ANNUAL MEETING INFORMATION — STOCKHOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES	98

Revoking your proxy

You can revoke your proxy if your common stock is held in your name by:

•	Filing written notice of revocation before our Annual Meeting with our Secretary, Laurence H. Midler, at the address shown on the front of this Proxy Statement;

•	Signing a proxy bearing a later date and delivering it before our Annual Meeting; or

•	Attending the live webcast and voting online during the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your proxy.

Cost of proxy solicitation

We will bear the expense of soliciting proxies. In addition to mailing the notices and providing these proxy materials, our Board may solicit proxies on our behalf, and we will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies we solicit. Proxies may be solicited by mail, telephone, personal contact and electronic means and may also be solicited by directors and officers in person, by the internet, by telephone or by facsimile transmission, without additional remuneration.

We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of our stock as of the record date and will reimburse them for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares and submitting your proxy by the internet or telephone, or by completing and returning the enclosed proxy card (if you received your proxy materials in the mail), will help to avoid additional expense.

Stockholder Recommendations of Director Candidates

If you are a stockholder who would like to recommend a candidate for our Governance Committee to consider for possible inclusion in our 2024 proxy statement, you must send notice to Laurence H. Midler, Secretary, CBRE Group, Inc., 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, by registered, certified or express mail, and provide him with a brief biographical sketch of the recommended candidate, a document indicating the recommended candidate’s willingness to serve if elected, and evidence of your stock ownership. The Governance Committee or its chair will then consider the recommended director candidate in accordance with the criteria for director selection described under “Proposal 1—Elect Directors—Director Nomination Criteria.”

Stockholder Proposals and Board Nominees

If you would like to include a proposal for stockholder consideration in our 2024 proxy statement or bring business before our annual meeting of stockholders in 2024, you must send notice to: Laurence H. Midler, Secretary, CBRE Group, Inc., 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, by registered, certified, or express mail and provide the required information and follow the other procedural requirements described below.

Stockholder Proposals for Inclusion in the 2024 Proxy Statement. Stockholders who wish to present a proposal in accordance with SEC Rule 14a-8 for inclusion in our proxy materials to be distributed in connection with our 2024 annual meeting of stockholders must submit their proposals in accordance with that rule so that they are received by the Secretary at the address above no later than the close of business on December 6, 2023. If the date of our 2024 annual meeting is more than 30 days before or after May 17, 2024, then the deadline to timely receive such material shall be a reasonable time before we begin to print and send our proxy materials. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. As the rules of the SEC make clear, simply submitting a timely proposal does not guarantee that it will be included in our proxy materials.

Stockholder Director Nominations for Inclusion in the 2024 Proxy Statement. Our by-laws permit any stockholder, or group of up to 20 stockholders, who has beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit director nominations to be included in our proxy materials.

The maximum number of director nominees included in our proxy under this process (known as “proxy access”) will be the greater of (i) 20% of the total number of directors serving in office at the deadline for nominations (rounded down to the nearest whole number) and (ii) two director nominees. The notice required to nominate a director for the 2024 annual meeting through this proxy access process must be delivered to (or mailed to and received at) the address above no later than February 17, 2024 and no earlier than January 18, 2024, unless our 2024 annual meeting of stockholders is to be held

CBRE 2023 PROXY STATEMENT	ANNUAL MEETING INFORMATION — ELIMINATING PAPER AND DUPLICATIVE MATERIALS	99

more than 30 days before, or more than 70 days after, May 17, 2024, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2024 annual meeting and not later than the close of business on the later of the 90th day prior to the 2024 annual meeting or the 10th day after public announcement of the date of the 2024 annual meeting is first made.

The notice must include the information required by our by-laws with respect to each proxy access director nomination that eligible stockholder or stockholders intend to present at the 2024 annual meeting and must otherwise be in compliance with our by-laws.

Other Stockholder Proposals or Nominations for Presentation at the 2024 Annual Meeting. If a stockholder wishes to bring business to a meeting for consideration other than a matter brought pursuant to SEC Rule 14a-8, the stockholder must give our Secretary written notice of the stockholder’s intent to do so and provide the information required by the provision of our by-laws dealing with stockholder proposals.

In addition, our by-laws allow stockholders to nominate one or more persons for election as directors outside of the proxy access process described above (although doing so relieves the company of the obligation to include a director nominee in the proxy statement prepared for the relevant stockholders meeting). The notice of a proposal or director nomination must be delivered to (or mailed to and received at) the address above no later than February 17, 2024 and no earlier than January 18, 2024, unless our 2024 annual meeting of stockholders is to be held more than 30 days before, or more than 70 days after, May 17, 2024, in which case the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to the 2024 annual meeting and not later than the close of business on the later of the 90th day prior to the 2024 annual meeting or the 10th day after public announcement of the date of the 2024 annual meeting is first made.

In the event that the number of directors to be elected at the annual meeting is increased and no public announcement naming all of the nominees or specifying the size of the increased Board has been made by February 7, 2024, then notice of a stockholder’s nomination to fill the new position or positions may be delivered to (or mailed to and received at) the address set forth above no later than the close of business on the 10th day after public announcement of such increase is first made.

The requirements for such stockholder’s notice are set forth in our by-laws, which are posted in the Corporate Governance section of the Investor Relations page on our website at www.cbre.com. To comply with SEC Rule 14a-19, the universal proxy rule, if a stockholder intends to solicit proxies in support of any director nominees other than those nominated by our Board or pursuant to the proxy access process, then such stockholder must provide notice to our Secretary that sets forth all the information required by SEC Rule 14a-19 and our by-laws by the advance notice deadlines set forth above. We will submit all candidates nominated by a stockholder pursuant to the procedures and requirements outlined in this section to the Governance Committee for its review, and this submission may include an analysis of the candidate from our management. Any stockholder making a nomination in accordance with the foregoing process will be notified of the Governance Committee’s decision. The information contained on or accessible through our corporate website is not part of or incorporated by reference into this Proxy Statement.

Eliminating Paper and Duplicative Materials

Internet availability—Under rules adopted by the SEC, we provide access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

Important Notice: Our 2023 Proxy Statement and Annual Report for the fiscal year ended December 31, 2022 are available free of charge on the Investor Relations page on our website at www.cbre.com. We will provide by mail, without charge, a copy of our Annual Report on Form 10-K at your request. Please direct all inquiries to our Investor Relations Department at CBRE Group, Inc., 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201, or by email at investorrelations@cbre.com.

Householding—Householding permits us to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. If we household materials for future meetings, then only one copy of our Annual Report and Proxy Statement will be sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. In addition, we have been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the Annual Meeting.

If you wish to receive a separate copy of the Annual Report and Proxy Statement or of future annual reports and proxy statements, then you may contact our Investor Relations Department by:

MAIL: At CBRE Group, Inc., Attention: Investor Relations, 2100 McKinney Avenue, Suite 1250, Dallas, Texas 75201,

TELEPHONE: Call (214) 863-3100, or

EMAIL: Send requests by e-mail to investorrelations@cbre.com.

If we did not household your proxy materials for the 2023 Annual Meeting but you would like us to do so in the future, please contact our Investor Relations Department by mail, telephone or email as listed above.

CBRE 2023 PROXY STATEMENT	ANNUAL MEETING INFORMATION — INCORPORATION BY REFERENCE	100

Incorporation by Reference

The Audit Committee Report, the Compensation Committee Report and the disclosure contained herein under the heading “Pay Versus Performance” shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein. In addition, we are not including any information contained on or available through our corporate website or any other website that we may maintain as part of, or incorporating such information by reference into, this Proxy Statement.

Transfer Agent Information

Broadridge Corporate Issuer Solutions, Inc., or Broadridge, is the transfer agent for the common stock of CBRE Group, Inc. Broadridge can be reached at (855) 627-5086 or via email at shareholder@broadridge.com. You should contact Broadridge if you are a registered stockholder and have a question about your account, if your stock certificate has been lost or stolen, or if you would like to report a change in your name or address. Broadridge Corporate Issuer Solutions, Inc. can be contacted as follows:

Regular, Registered or Overnight Mail

Broadridge Corporate Issuer Solutions, Inc.

Attention: Interactive Workflow System

1155 Long Island Avenue

Edgewood, New York 11717

Telephone Inquiries

(855) 627-5086, or TTY for hearing impaired: (855) 627-5080

Foreign Shareowners: (720) 378-5662, or TTY

Foreign Shareowners: (720) 399-2074

Website: www.shareholder.broadridge.com

CBRE 2023 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-1

Annex A

Reconciliation of Certain Non-GAAP Financial Measures

We use non-GAAP financial measures within this Proxy Statement. We provide below reconciliations to their corresponding financial measure computed in accordance with GAAP. As described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Board and management use non-GAAP financial measures to evaluate our performance and manage our operations. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. However, non-GAAP financial measures should be viewed in addition to, and not as an alternative for, financial results prepared in accordance with GAAP.

1. Definitions

Net revenue is gross revenue less costs largely associated with subcontracted vendor work performed for clients. These costs are reimbursable by clients and generally have no margin.

Core Adjusted Net Income and Core EPS exclude the effect of select items from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes and impact on non-controlling interest for such charges. Adjustments during the periods presented included non-cash depreciation and amortization expense related to certain assets attributable to acquisitions, certain carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, the impact of fair value adjustments to real estate assets acquired in the acquisition of Telford Homes plc in 2019 (the Telford acquisition) (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, write-off of financing costs on extinguished debt, integration and other costs related to acquisitions, asset impairments, provision associated with Telford’s fire safety remediation efforts, and costs associated with efficiency and cost-reduction initiatives. It also removes the fair value changes and related tax impact of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).

Core EBITDA represents earnings, inclusive of non-controlling interest, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization, asset impairments, adjustments related to certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue, fair value adjustments to real estate assets acquired in the Telford acquisition (purchase accounting) that were sold in the period, costs incurred related to legal entity restructuring, integration and other costs related to acquisitions, provision associated with Telford’s fire safety remediation efforts, and costs associated with efficiency and cost-reduction initiatives. It also removes the fair value changes, on a pre-tax basis, of certain strategic non-core non-controlling equity investments that are not directly related to our business segments (including venture capital “VC” related investments).

2. Net Revenue

A reconciliation of net revenue to revenue is shown below (dollars in thousands).

	Year Ended December 31,

	2022	2021

Revenue:

Net revenue	$18,776,533	$17,009,501

Plus: Pass through costs also recognized as revenue	12,051,713	10,736,535

Total revenue	$30,828,246	$27,746,036

CBRE 2023 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-2

3. Core EPS

A reconciliation of net income computed in accordance with GAAP to core adjusted Net Income, and to core EPS, in each case for the fiscal years ended December 31, 2022 and 2021 is set forth below (dollars in thousands, except share data):

	Year Ended December 31,

	2022	2021

Net income attributable to CBRE Group, Inc.	$1,407,370	$1,836,574

Plus / minus:

Non-cash depreciation and amortization expense related to certain assets attributable to acquisitions	166,176	86,824

Integration and other costs related to acquisitions	40,702	44,552

Carried-interest incentive compensation (reversal) expense to align with the timing of associated revenue	(4,228)	49,941

Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	(5,115)	(5,725)

Costs incurred related to legal entity restructuring	13,447	—

Asset impairments	58,713	—

Write-off of financing costs on extinguished debt	1,860	—

Net fair value adjustments on strategic non-core investments	175,153	(54,354)

Net gain on deconsolidation upon merger of CBRE Acquisition Holdings, Inc. (the SPAC) with and into Altus Power, Inc., net of associated costs	—	(156,405)

Costs associated with efficiency and cost-reduction initiatives	117,534	—

Provision associated with Telford’s fire safety remediation efforts	185,921	—

Impact of adjustments on non-controlling interest	(40,124)	(3,701)
Tax impact of adjusted items, tax benefit attributable to legal entity restructuring, and strategic non-core investments	(254,291)	12,294
Core Adjusted Net Income	$1,863,118	$1,810,000
Core EPS	$5.69	$5.33
Weighted average shares outstanding for diluted income per share	327,696,115	339,717,401

CBRE 2023 PROXY STATEMENT	ANNEX A — RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES	A-3

4. Core EBITDA

A reconciliation of net income computed in accordance with GAAP to core EBITDA for the fiscal years ended December 31, 2022 and 2021 is set forth below (dollars in thousands):

	Year Ended December 31,

	2022	2021

Net income attributable to CBRE Group, Inc.	$1,407,370	$1,836,574

Net income attributable to non-controlling interests(1)	16,590	5,341

Net income	1,423,960	1,841,915

Add:

Depreciation and amortization	613,088	525,871

Asset impairment	58,713	—

Interest expense, net of interest income	68,999	50,352

Write-off of financing costs on extinguished debt	1,860	—

Provision for income taxes	234,230	567,506

Integration and other costs related to acquisitions	40,7022	44,552

Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	(4,228)	49,941

Impact of fair value adjustments to real estate assets acquired in the Telford Acquisition (purchase accounting) that were sold in period	(5,115)	(5,725)

Costs incurred related to legal entity restructuring	13,447	—

Costs associated with efficiency and cost-reduction initiatives	117,534	—

Provision associated with Telford’s fire safety remediation efforts	185,921	—

Net fair value adjustments on strategic non-core investments	175,153	(54,354)

Net gain on deconsolidation upon merger of the SPAC with and into Altus Power, Inc. net of associated costs	—	(156,405)

Core EBITDA	$2,924,26	$2,863,653

CBRE

2100 McKinney Avenue, Suite 1250
Dallas, Texas 75201

CBRE GROUP, INC.

C/O BROADRIDGE

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. (Pacific Time) on May 16, 2023, unless you are voting shares held in CBRE Group, Inc.’s 401(k) plan, in which case the deadline is 8:59 p.m. (Pacific Time) on May 14, 2023 (the “401(k) cut-off time”). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CBRE2023

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. (Pacific Time) on May 16, 2023 or the 401(k) cut-off time, as applicable. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxies submitted by mail must be received prior to the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D99102-Z84585-P89583	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  CBRE GROUP, INC.

The Board of Directors recommends you vote FOR the following proposal:
1.	Elect Directors
	Nominees:	For	Against	Abstain
	1a. Brandon B. Boze	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain
	1b. Beth F. Cobert	☐	☐	☐	2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2023.	☐	☐	☐
	1c. Reginald H. Gilyard	☐	☐	☐	3.	Advisory vote to approve named executive officer compensation for 2022.	☐	☐	☐
	1d. Shira D. Goodman	☐	☐	☐	The Board of Directors recommends you vote 1 year on the following proposal 4:	1 Year	2 Years	3 Years	4 Years
	1e. E.M. Blake Hutcheson	☐	☐	☐	4.	Advisory vote to approve the frequency of future advisory votes on named executive officer compensation. ☐	☐	☐	☐
	1e. Christopher T. Jenny	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:		For	Against	Abstain
	1f. Gerardo I. Lopez	☐	☐	☐	5.	Stockholder proposal regarding executive stock ownership retention.	☐	☐	☐
	1g. Susan Meaney	☐	☐	☐
	1h. Oscar Munoz	☐	☐	☐
	1i. Robert E. Sulentic	☐	☐	☐	NOTE: To transact any other business properly introduced at the Annual Meeting.
	1j. Sanjiv Yajnik	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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D99103-Z84585-P89583

CBRE GROUP, INC.

Annual Meeting of Stockholders

May 17, 2023 11:00 a.m. (Central Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert E. Sulentic and Emma E. Giamartino, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CBRE GROUP, INC. that the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. (Central Time) on May 17, 2023 at www.virtualshareholdermeeting.com/CBRE2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side